EXECUTION VERSION

Exhibit 10.5

Dated the 1st day August, 2019

(1) Landlord:	HIBERNIA REIT PUBLIC LIMITED COMPANY

(2) Tenant:	HUBSPOT IRELAND LIMITED

(3) Management Company:	SOBO MANAGEMENT COMPANY LIMITED BY GUARANTEE

(4) Guarantor:	HUBSPOT, INC.

LEASE

of

1 – 6 Sir John Rogerson's Quay, Windmill Quarter, Dublin 2

Term Commences:

Length of Term:  20 years

Rent Reviews: Every Five Years

Initial Rent: €6,749,551.50 (Ex VAT)

Arthur Cox

Earlsfort Centre

Earlsfort Terrace

Dublin 2

1.	DEFINITIONS		4
3.	DEMISE AND RENTS		15
4.	TENANT’S COVENANTS		15
	4.1	Rents	15
	4.2	Service Charges	15
	4.3	Interest on arrears	16
	4.4	Outgoings	16
	4.6	Internal Decorations	19
	4.7	Cleaning	19
	4.8	Yield Up	20
	4.9	Rights of entry by Landlord	21
	4.10	To Comply with Notices	21
	4.11	To Comply with Regulations	22
	4.12	Dangerous materials and use of machinery	22
	4.13	Overloading floors and services	22
	4.14	Conduits	22
	4.15	Prohibited users	23
	4.16	User	23
	4.17	Nuisance	23
	4.18	Alterations	24
	4.19	Signs and advertisements	25
	4.20	Alienation	26
	4.21	Registration of dispositions	30
	4.22	Disclosure of information	30
	4.23	Landlord’s costs	31
	4.24	Statutory requirements	31
	4.25	Planning Acts	32
	4.26	Statutory notices	33
	4.27	Fire and safety precautions and equipment	33
	4.28	Safety File	34
	4.29	Encroachments and easements	35
	4.30	Re-Letting	35
	4.31	Indemnity	35
	4.32	Fire and Security Systems	37
	4.34	Bicycles	39
	4.35	Termination by Tenant	39
5.	LANDLORD’S COVENANTS		40
	5.1	Quiet Enjoyment	40
6.	INSURANCE		41
	6.1	Landlord to insure	41
	6.2	Landlord to produce evidence of insurance	42
	6.3	Destruction of the Demised Premises	42
	6.4	Where reinstatement is prevented	43
	6.6	Cesser of Rent and Service Charge	44
	6.7	Insurance becoming void	44
	6.8	Notice by Tenant	44
	6.9	Safety File	44
7.	MANAGEMENT COMPANY COVENANTS		45
	7.1	Estate Services and Basement Services	45

8.	PROVISOS		45
	8.1	Forfeiture	45
	8.2	Close Common Areas	46
	8.4	Rules and Regulations	47
	8.5	Agents	47
	8.6	Removal of Property after Determination of the Term	48
	8.7	Stoppage of Services	48
	8.8	Failure of Services	48
	8.9	Cesser of Services	49
	8.10	No Implied easements	49
	8.11	Airspace/ Subsoil	49
	8.12	Exclusion of warranty as to user	49
	8.13	Representations	49
	8.14	Covenants relating to Adjoining Property	49
	8.15	Effect of waiver	49
	8.16	Applicable Law	50
	8.17	Notices	50
9.	GUARANTOR COVENANTS		51
10.	SECTION 238 COMPANIES ACT, 2014		51

SCHEDULE 2
Rights And Easements Granted			53
Schedule 3
Exceptions and Reservations			54
Schedule 4
Rent Reviews			57
Schedule 5
Part I -Maintenance and Estate Services to be provided by the Management Company			61
Schedule 6
Schedule 7
Schedule 8
Schedule 9
Schedule 10
Schedule 11

THIS LEASE is made the                         day of                                    2019

BETWEEN:

(1)

LANDLORD: HIBERNIA REIT PUBLIC LIMITED COMPANY (Company No 531267) having its registered office at South Dock House, Hanover Quay, Dublin D02 XW94 (hereinafter called the “Landlord” which expression shall where the context so admits or requires include its successors and assigns);

(2)

TENANT: HUBSPOT IRELAND LIMITED (Company No. 515723) having its registered office at One Dockland Central, Guild Street, Dublin 1 (hereinafter called the “Tenant” which expression shall where the context so admits or requires include its permitted successors and permitted assigns);

(3)

MANAGEMENT COMPANY: SOBO MANAGEMENT COMPANY LIMITED BY GUARANTEE having its registered office at South Dock House, Hanover Quay, D02 XW94 (hereinafter called the “Management Company” which expression shall where the context so admits or requires include its successors and assigns); and

(4)

GUARANTOR: HUBSPOT, INC. a Delaware corporation, having its principal office at 25 First Street, 2nd Floor, Cambridge, MA 02141 (hereinafter called the “Guarantor”) which expression shall where the context so admits or requires include its permitted successors and permitted assigns).

WITNESSETH as follows:-

1.	DEFINITIONS

In this Lease, unless the context otherwise requires the following expressions shall have the following meanings:-

1.1

“Accountant” means a person being a chartered or certified accountant or a firm thereof appointed by the Landlord (excluding an employee of the Landlord) to perform the functions of the Accountant under this Lease;

1.2

“Act of the Oireachtas” any act of Parliament or act of the Oireachtas or law of the European Union now in force in the State and any such act or law which may hereinafter be passed which has force in the State including (without prejudice to the generality of the foregoing) any instrument, directive, regulation or bye-law made thereunder;

1.3	“Adjoining Property” means any land and/or buildings within the Estate adjoining, neighbouring or in the vicinity of the Demised Premises or the Building (including any part of the Building);
1.4	“Agreement for Lease” means the Agreement for Lease dated November 2018 between (1) the Landlord, (2) the Tenant and (3) the Guarantor;
1.5	“Balconies” means the parts of the Demised Premises as are shown for the purposes of identification only coloured green on Plan No. 17, 18 and 19 attached hereto;

1.6	“Base Rate” means annual rate of interest for the time being which equals EURIBOR at the relevant date;
1.7

“Basement” means that portion of the Estate situate at basement level and shown shaded green on Plan No. 3 attached hereto comprising a car park and all appurtenances thereto and all additions, alterations and improvements thereto and in the event the Estate is extended all similar parts of any such extension (including that part of the Basement situate beneath the Building) and for the avoidance of doubt the Basement may from time to time include areas which are not immediately contiguous in location to one another, and excluding those parts of the basement level which form part of a Block (if any);

1.8

“Basement Common Parts” means that part of the Basement not for the time being either sold, demised to or in the exclusive occupation of any purchaser, tenant or licensee of the Landlord or the Management Company nor for the time being intended or (as the case may be) designed or capable of being sold or let as such the use and/or benefit of which is common to the Block Owner and/or the Management Company and/or the occupiers of any other part or parts of the Estate and others authorised by the Management Company including, for the avoidance of doubt, the Car Park Ramp, machinery and fire alarm system used in connection with the operation of the Basement;

1.9

“Basement Services” means the services and other matters specified in Part I of Schedule 7 hereto or any of them as they may from time to time be amended or varied by the Landlord and / or the Management Company;

1.10	“Basement Service Charge” means the aggregate costs, expenses and outgoings, paid, payable, incurred or borne from time to time by the Management Company in order to provide the Basement Services;
1.11	“Basement Service Charge Period” means each 12 month period commencing on 1 January in each year during the Term;
1.12

“Basement Storage Area” means that part of the Demised Premises located in the basement of the Building and allocated for use by the Tenant as a storage and facilities administration area shown for purposes of identification only coloured blue on Plan No. 4 attached hereto;

1.13

“Bicycle Area” means that part of the Demised Premises within the Basement shown coloured green on the Plan No. 5 attached hereto which the Tenant shall use for bicycle parking and for no other purpose;

1.14	“BIM” means building information modelling (in accordance with the Construction Industry Council Building Information Model Protocol (first edition 2013));
1.15

“Block” means any building or part thereof within the Estate let or capable of being let for business, and/or residential use, and the expression “Blocks” shall be construed accordingly.  For the purposes of this definition “business” includes any trade, profession, or business whether or not it is carried on for gain or reward, any activity for providing cultural, charitable, educational, scientific, artistic, social, or sporting services either for the benefit of the owners and/or occupiers of the Estate and/or the public generally or otherwise and also public local authority or health authority services, and the expression “Block” shall include (i) those parts of a Block at basement level which do not comprise part of the Basement and (ii) the Building;

1.16	“Brise Soleil” means the brise soleil affixed to the external parts of the Building shown coloured orange on Plans No. 20, 21, 22, 23 and 24;
1.17

“Building” means the building located at 1 – 6 Sir John Rogerson’s Quay, Windmill Quarter, Dublin 2 and more particularly outlined in blue on Plan No. 2 attached hereto including part of the areas at basement level shown coloured green on Plan No. 3 attached hereto and shall be deemed to include any extensions or alterations to or any reductions or variations of it now or in the future respectively made within the Term;

1.18

“Building Common Areas” means the pedestrian ways, forecourts, entrance halls, corridors, loading bays, servicing area, lobbies, landings, lift shafts, walks, passages, stairs, staircases, basement areas and any other areas or amenities in the Building or within the curtilage thereof which are or may from time to time during the Term be provided by the Landlord and designated for the common use and enjoyment of the tenants and occupiers of the Building or any of them excluding the Demised Premises and any other Lettable Area PROVIDED ALWAYS that if the Landlord shall cause or permit any alterations in the Building which shall in any way alter the area or location of the Building Common Areas or any part thereof then the definition of Building Common Areas shall as and where necessary be modified accordingly;

1.19

“Building Services” means the services and other matters specified in Part I of Schedule 6 hereto or any of them as they may from time to time be amended or varied by the Landlord and / or the Management Company;

1.20

“Building Service Charge” means the aggregate of the costs, expenses, overheads, payments, charges and outgoings paid, payable, incurred or to be incurred or borne by the Landlord in providing the Building Services, calculated and payable in the manner set out in Part III of Schedule 6 of this Lease;

1.21	“Building Service Charge Period” means each 12 month period commencing on 1 January in each year during the Term;
1.22	“Business Hours” means 8a.m. to 6p.m., Monday to Friday excluding public and bank holidays;
1.23	“Car Park Ramp” means the car park ramp situate at the entrance to the Basement shown coloured blue on Plan no. 14 attached hereto;
1.24	“Car Spaces” means the total car parking spaces in the Estate;
1.25

“Conduits” means wires, cables, pipes, sewers, drains, gutters, ducts, flues, conduits, meters, traps, valves, air conditioning plant and equipment, and other media, plant, equipment or apparatus for the conducting, controlling or measuring of electricity, gas, power, water, foul drainage, surface water, drainage, telephone and other electrical impulses, air, smoke, fumes and other matter or things or forms of energy and other things of a like nature (if provided);

1.26

“Demised Premises” means the premises demised by this Lease and more particularly described in the Schedule 1 PROVIDED ALWAYS that for the purposes of Clause 6  herein, reference to the Demised Premises shall exclude (unless otherwise agreed in writing by the Landlord and the Tenant) all additions, alterations and improvements made to the Demised Premises by the Tenant;

1.27	“Entrance Courtyard” means that part of the Demised Premises as is shown coloured blue on Plan No. 6 attached to the Lease;
1.28

“Estate” means the Windmill Quarter, Dublin 2, as shown for identification purposes only coloured blue on Plan No. 1 attached hereto and the extent of which Estate may be expanded or retracted from time to time by the Landlord and / or the Management Company, and for the avoidance of doubt the Estate may from time to time include areas which are not immediately contiguous in location to one another;

1.29

“Estate Common Areas” means those parts of the Estate which may from time to time be designated by the Landlord and/ or the Management Company as being common areas including open spaces, water features, ponds, roads, footpaths, grass margins, security huts or compounds, external podium, concourses, landscaped areas, kerbs, verges, street lighting, bridges, pedestrian ways, watercourses, lakes, reservoirs, fountains, landscaped areas and other common areas and their finishes and those parts of the ground floor structural slabs of any Blocks in the Estate which do not exclusively serve any one Block any structural parts below ground floor slabs which do not exclusively serve any Block and any plant and equipment and machinery used in connection with the operation of the Estate and intended to be used in common by the owners and occupiers of the Estate and not exclusively serving any Block and any other area or any other structure used or intended to be used in common by the owners and occupiers of the Estate but does not include the Building, the Blocks, the Lettable Areas, the Basement Common Parts or any parts of the Estate which have been or are intended to be or are capable of being assured (whether by way of conveyance, assignment or by long lease) to any person other than any Management Company (other than any parts used by the Management Company for the purposes of managing the Estate and for the purpose of providing the Basement Services and the Estate Services);

1.30

“Estate Service Charge” means the aggregate of the costs, expenses, overheads, payments, charges and outgoings paid, payable, incurred or borne by the Management Company in maintaining, repairing, renewing and providing services, amenities and facilities to the Estate Common Areas, including the  Estate Services whether or not the Management Company is obliged by this Lease to incur the same, calculated and payable in the manner set out in Part II of Schedule 5 of this Lease;

1.31

“Estate Services” means the services and other matters specified in Schedule 5 of this Lease or any of them as they may from time to time be amended or varied by the Landlord and / or the Management Company;

1.32	“Estate Service Charge Period” means each 12 month period commencing on 1 January in each year during the Term;
1.33

“Exclusive Basement Services Areas” means those parts of the Demised Premises within the Basement shown coloured green on the Plan No. 4 attached to the Lease which exclusively service the Office Premises;

1.34

“Floor Area” means at the election of the Landlord, the floor area of the premises being measured expressed in square feet and measured in accordance with the International Property Measurement Standards 3: Office Buildings (current at the date when they are to be applied) published by the International Property Measurement Standards Coalition or such code or standards as may be reasonably determined by the Landlord;

1.35

“Gross Internal Area” means the total floor area expressed in square feet measured in accordance with the Measuring Practice Guidance Notes (current at the date when they are to be applied) published on behalf of The Society of Chartered Surveyors Ireland (or if there are no such practice guidance notes, such code as may be reasonably determined by the Landlord) and, for the purposes of this Lease reference to this expression means the Gross Internal Area as determined by the Landlord’s surveyor, whose decision shall be final and binding;

1.36

"Group Company” means any undertaking which for the time being is a subsidiary of the Tenant, a holding company of which the Tenant is a subsidiary, or a subsidiary of such holding company (the terms “subsidiary” and “holding company” having the meaning given to them in sections 7 and 8 of the Companies Act 2014, respectively)

1.37	“Guarantor” means the party (if any) named as Guarantor and in the case of an individual includes the personal representatives of such Guarantor;
1.38

"Independent Surveyor” means an independent chartered surveyor with a current membership of the Society of Chartered Surveyors Ireland as may be appointed by agreement between the parties or, in default of agreement, within five (5) business days of first request by either Landlord or Tenant on nomination of the President (or if he / she is not available, the next most senior officer) of the Society of Chartered Surveyors Ireland;

1.39

“Index” shall mean the Consumer Price Index as published by the Central Statistics Office of the Republic of Ireland or any successor Office or Department or, if that Index shall cease to be published, then such other Index as may be substituted therefor or, if there is no direct substitution, then the nearest equivalent means of measuring increase in the cost of living;

1.40

“Initial Rent” means €6,749,551.50 exclusive of VAT comprising €6,633,301.50 (six million, six hundred and thirty three thousand, three hundred and one euro and fifty cent) in respect of the Demised Premises and €116,250 (one hundred and sixteen thousand, two hundred and fifty euro) in respect of the Tenant’s Car Park Spaces per annum and subject to review at the Rent Review Dates in accordance with the terms set out in Schedule 4;

1.41

“Inspector” means any person appointed by the Landlord (including an employee of the Landlord and the person appointed by the Landlord to collect the rents and manage the Building) to perform the function of an inspector for any purpose of this Lease;

1.42	“Instalment Days” each of the first day of January, the first day of April, the first day of July and the first day of October;
1.43

“Insured Risks” mean, subject always to such exclusions, excesses and limitations as are normally available and as may be imposed by the Landlord’s insurers for the time being in respect of any or all of the following risks:-

fire, storm, tempest, flood, earthquake, subsidence, lightning, explosion, impact, aircraft and other aerial devices and articles dropped therefrom, riot, civil commotion and malicious damage, bursting or overflowing of water tanks, apparatus or pipes, impact by road vehicles and other perils, expenses, or losses as the party effecting the relevant insurance may deem reasonable and prudent to insure against from time to time;

1.44	“Internal Decoration Years” means every fifth year of the Term;
1.45

“Landlord” means the party or parties named as “Landlord” at the commencement of this Lease, and includes the person for the time being entitled to the reversion immediately expectant on the determination of the Term;

1.46	“Landlord’s Architect” means any suitably qualified professional or firm appointed by the Landlord to perform the function of an architect for any purpose under this Lease;
1.47	“Landlord’s Option to Tax” means the Landlord’s option to tax the rents payable under this Lease pursuant to section 97(1) of the VAT Act;
1.48	“Landlord’s Specification” means the agreed form plans and specifications identified in Schedule 9 hereto;
1.49

“Lettable Areas” means those parts of the Building (or where appropriate other Blocks) (including the Demised Premises) leased or licensed or intended to be leased or licensed to occupational tenants or licensees, the construction of which have reached practical completion, including retail and office tenants;

1.50	“Lease” means this Lease and any document which is made supplemental hereto, or which is entered into pursuant to or in accordance with the terms hereof;
1.51	“Management Company’s Financial Year” means each period of twelve months ending on the last day of each December or such other month as the Management Company may from time to time determine;

1.52

“Main Structure” means the following: all those parts of the Building (including those within or surrounding the Demised Premises) which are designated by the Landlord in its absolute discretion as being part of the structure thereof and including, without prejudice to the generality of the foregoing, the foundations, all structural beams and joists, main structural walls, external walls, structural slabs, floor slabs, structural columns and pillars, any structural stairs the roofs and roof structures and all other load-bearing parts of the fabric or structure of the Building essential to the stability and strength thereof but excluding the Lettable Areas;

1.53

“Observatory” means the building known as the Observatory located at [No 7-9] Sir John Rogerson’s Quay which forms part of the Estate and is more particularly outlined in blue on Plan No. 15 attached hereto including the areas at basement level;

1.54

“Office Area" mean that part of the Building comprising the offices located on the ground floor, first floor, second floor, third floor, fourth floor and fifth floor, mezzanine floor and such other parts of the Building that may be designated from time to time by the Landlord or the Management Company as the “Offices Area” which for the avoidance of doubt excludes, the Basement, the Retail Units and the Main Structure;

1.55	“Permitted User” means office and ancillary uses including the provision of food and beverages and associated amenities;
1.56	“Plan” means the plan(s) annexed to this Lease;
1.57

“Planning Acts” mean the Local Government (Planning and Development) Acts 1963 to 1999  and the Planning and Development Acts 2000 to 2017, the Building Control Acts 1990 to 2014 and the Building Regulations 1991 to 2014, the Safety Health and Welfare and Work Acts 2005 to 2014 and the Fire Services Acts 1981 and 2003, and technical guidance documents, regulations, directions or orders made under the foregoing legislation or under any legislation repealed thereby and any statutory modification or re-enactment thereof for the time being in force;

1.58	“Prescribed Rate” means EURIBOR plus 4%;
1.59	“Quarterly Gale Days” mean 1st day of January, 1st day of April, 1st day of July and 1st day of October in every year of the Term;
1.60	“Rent Commencement Date” means 4, June 2019;
1.61

“Rent Review Dates” means the first day of the sixth year of the Term being 4, June 2024, the first day of the eleventh year of the Term, being 4, June 2029 and the first day of the sixteenth year of the Term, being 4, June 2034;

1.62

“Residential Area” means those parts of the Estate comprising the Residential Units and Residential Common Area and which are designated from time to time by Landlord and / or the Management Company as the Residential Area;

1.63

“Residential Common Area” means those parts of the Residential Area which do not form part of the Main Structure or the Lettable Areas and which may from time to time be designated by the Landlord or the Management Company as being common areas of the Residential Area including but not limited to all entrance halls, corridors, passages, landings, lobbies, staircases and lifts exclusively serving the Residential Units;

1.64	“Residential Unit” means any residential unit located within the Estate.
1.65

“Retail Units” means that part of the Building comprising retail units and such other parts of the Building that may be designated from time to time by the Landlord or the Management Company as a “Retail Unit”;

1.66

“Retained Areas” shall mean such parts of the Building as the Landlord or the Management Company may from time to time designate as such and unless designated to the contrary shall include the following:

(a)	the Building Common Areas;
(b)	office or other accommodation which may from time to time be reserved in the Building for staff of the Landlord who are involved in the management or security of the Building;
(c)	any parts of the Building reserved by the Landlord for the housing of plant, machinery and equipment or otherwise in connection with or required for the provision of the Building Services;
(d)	all Conduits in, upon, over, under or within and exclusively serving the Building except any that form part of the Lettable Areas;
(e)	the Main Structure; and
(f)

all external plate glass in the windows, all cladding and all curtain walling in the Building and all external elements of the external envelope of the Building that contribute to water-tightness, weather tightness and air-tightness.

1.67	“Safety Health and Welfare at Work Act” means the Safety Health and Welfare at Work Act 2005 - 2014;
1.68	“Services” means the Building Services and/or the Estate Services and/or the Basement Services as appropriate;
1.69	“Service Charge” means the Building Service Charge and/or the Estate Service Charge and/ or the Basement Service Charge as appropriate;
1.70

“Security Systems” means such form of close circuit television system or other security systems (if any) which the Landlord or the Management Company may from time to time at their reasonable discretion provide;

1.71

“Tenant” means the party or parties named as “Tenant” at the commencement of this Lease and includes the successors in title of the Tenant and permitted assigns of the Tenant and, in the case of an individual or individuals his/their personal representatives;

1.72	“Tenant’s Architect” means any suitably qualified professional or firm appointed by the Landlord to perform the function of an architect for any purpose under this Lease;
1.73	“Tenant Car Park Spaces” means the 31 (thirty one) Car Spaces allocated for use by the Tenant as are shown for the purposes of identification only coloured yellow on Plan No. 13 attached hereto;
1.74

“Tenant’s Proportion of the Building Service Charge” means that proportion of the Building Service Charge (after same has been apportioned between the Office Area and the Retail Units on a Gross Internal Area basis and as certified by the Management Company) attributable to the Demised Premises on the basis of the percentage which the Floor Area of the Demised Premises bears to the total Floor Area of the Office Area as certified by the Management Company, save where such a comparison is inappropriate having regard to the nature of any expenditure, or item of expenditure, incurred or the premises in the Office Area which benefit from it or otherwise, in which case the Landlord may in its discretion acting in the interests of good estate management adopt such other method of calculation of the proportion of the expenditure to be attributed to the Demised Premises as is fair and reasonable in the circumstances;

1.75

“Tenant’s Proportion of the Basement Service Charge” means the proportion of the Basement Service Charge (after same has been apportioned between the Building and the Observatory on a Gross Internal Area basis as certified by the Management Company and which proportion is further apportioned between the Office Area and the Retail Units on a Gross Internal Area basis as certified by the Management Company) for each Service Charge Period, save where such a comparison is inappropriate having regard to the nature of any expenditure, or item of expenditure, incurred or the premises in the Building which benefit from it or otherwise, in which case the Landlord (or Management Company) may in its discretion acting in the interests of good estate management adopt such other method of calculation of the proportion of the expenditure to be attributed to the Demised Premises as is fair and reasonable in the circumstances;

1.76

“Tenant’s Proportion of the Estate Service Charge” means the proportion of the Estate Service Charge after same has been apportioned between the Blocks on a Gross Internal Area basis and as certified by the Management Company and further apportioned between the Residential Area, the Office Area and the Retail Units on a Gross Internal Area basis and as certified by the Management Company attributable to the Demised Premises on the basis of the percentage which the Floor Area of the Demised Premises bears to the total Floor Area of the Office Area  as certified by the Management Company for each Service Charge Period, save where such a comparison is inappropriate having regard to the nature of any expenditure; or item of expenditure, incurred or the premises in the Estate which benefit from it or otherwise, in which case the Management Company may in its discretion acting in the interest of good estate management adopt such other method of calculation of the proportion of the expenditure to be attributed to the Demised Premises as is fair and reasonable in the circumstances;

1.77	“Tenant’s Service Charge” means the Tenant’s Proportion of the Building Service Charge, the Tenant’s Proportion of the Estate Service Charge and the Tenant’s Proportion of the Basement Service Charge;
1.78	“Term” means 20 (twenty) years commencing on the Term Commencement Date and expiring on 3, June 2039;
1.79	“Term Commencement Date” means 4, June 2019;
1.80

“Uninsured Risks” means any risks against which insurance cover is not generally available or is refused or is available on terms or subject to conditions making it commercially unreasonable to effect insurance against that risk or is subject to some special limitation such that the full cost of reinstatement (save for any normal insurance excess) is not recovered by the Landlord, so that any such risk is not an Insured Risk;

1.81	“Utilities” mean the following of whatsoever nature:-

water, soil, steam, air, gas, electricity, radio, television, telegraphic, telephonic and other communications, and other services and information (including any plant, machinery, apparatus, duct, tanks, systems, wireless, television, firefighting and fire prevention systems and equipment, burglar alarm systems, fibre optic cable and equipment to operate the same or required to be provided in or for the Estate or the Building) as may from time to time and in the opinion of the Management Company or the Landlord be desirable or necessary;

1.82	“VAT” means Value Added Tax as applied under the VAT Act or any similar or other such tax eligible;
1.83	“VAT Act” means the Value Added Tax Consolidation Act 2010 as amended and any related VAT regulations and any enactment extending, amending, repealing, replacing or continuing the same;
1.84	“Working Day” means any day other than a Saturday, Sunday or a public holiday in Ireland;
1.85	“Yield Up Specification” means the specification for the yield up of the Demised Premises in accordance with clause 4.8 hereof and attached at Schedule 11; and
1.86	“the 1860 Act” and “the 1881 Act” shall mean respectively the Landlord and Tenant Law Amendment Act, Ireland, 1860 and the Conveyancing Act 1881.
2.	INTERPRETATION

UNLESS there is something in the subject or context inconsistent therewith:

2.1

where two or more persons are included in the expression “the Landlord” and/or “the Tenant” and/or “the Guarantor” the covenants which are expressed to be made by the Landlord and/or the Tenant and/or the Guarantor shall be deemed to be made by such persons jointly and severally;

2.2	words importing persons shall include firms, companies and corporations and vice versa;
2.3	any covenant by any party not to do any act or thing shall include an obligation not to permit or suffer such act or thing to be done;
2.4

references to any right of the Landlord to have access to or entry upon the Demised Premises shall be construed as extending to all persons authorised by the Landlord, to include the Management Company, any superior landlord and their and each of their agents and professional advisers together with the prospective purchasers of any interest of the Landlord or any superior landlord in the Demised Premises or in the Adjoining Property, contractors, workmen and others;

2.5

any reference to a statute or statutes (whether specifically named or not) or to any sections or sub-sections therein shall include any amendments or re-enactments thereof for the time being in force and all Statutory Instruments, orders, notices, regulations, directions, byelaws, permissions and plans for the time being made, issued or given thereunder or deriving validity therefrom;

2.6	the titles or headings appearing in this Lease are for reference only and shall not affect its construction or interpretation;
2.7	any reference to a clause or schedule shall mean a clause or schedule of this Lease;
2.8

any reference to the masculine gender shall include reference to the feminine gender and any reference to the neuter gender shall include the masculine and feminine genders and reference to the singular shall include reference to the plural;

2.9

if any term or provision in this Lease shall be held to be illegal or unenforceable in whole or in part, such term shall be deemed not to form part of this Lease but the enforceability of the remainder of this Lease shall not be affected;

2.10

The Management Company and the Landlord will be entitled, in their absolute discretion, to maintain the Estate, Basement, Building and Office Area up to a platinum standard LEED rated office accommodation in the Dublin marketplace and will be entitled to consider this standard when deciding on matters relating to the provision, operation, maintenance, repair, replacement, renewal, cleansing, decoration and amendment of any matters falling within the scope of Estate and / or Basement maintenance / services and / or the Building maintenance  / services as outlined in the 5th 6th and 7th Schedules of this Lease respectively Tenant is aware of its covenant to meet the Tenant LEED requirements set out in Schedule 10 of this Lease.

3.	DEMISE AND RENTS

THE Landlord in consideration of the rents herein reserved (including the adjustments thereof following any Rent Review as hereinafter provided) and the covenants on the part of the Tenant and the Guarantor and the conditions hereinafter contained HEREBY DEMISES unto the Tenant the Demised Premises TOGETHER WITH the rights, easements and privileges specified in Schedule 2 EXCEPTING AND RESERVING the rights and easements specified in Schedule 3 TO HOLD the Demised Premises unto the Tenant from and including the Term Commencement Date for the Term YIELDING AND PAYING unto the Landlord or the Management Company (or any nominee of either in the case of any contribution to a sinking or reserve fund) as appropriate during the Term:-

3.1

yearly and proportionately for any fraction of a year, the Initial Rent and from and including each Rent Review Date, such yearly rent as shall become payable under and in accordance with the provisions of Schedule 4 and in each case to be paid by electronic funds transfer (or some other form of payment if requested by the Landlord, acting reasonably, during the Term and agreed with the Tenant) by equal quarterly payments in advance on the Quarterly Gale Days without any deduction, set-off or counterclaim whatsoever;

3.2

The Tenant’s due proportion of the sums (including the cost of periodic valuations for insurance purposes, provided that such valuations do not occur more than once in any twelve (12) month period) which the Landlord shall from time to time be required to pay for insuring the Building against the Insured Risks pursuant to Clause 6.1 all such sums to be paid within 30 (thirty) days of written demand the first payment to be made on the execution hereof and to be such amount as has been advised to the Tenant prior to the delivery of this Lease (the Tenant’s due proportion to be calculated on the basis of the proportion which the Floor Area of the Demised Premises bears to the total Floor Area of the Building); and

3.3	the Tenant’s Service Charge to be paid in accordance with the provisions hereof.
4.	TENANT’S COVENANTS

The Tenant to the intent that the obligations shall continue throughout the Term HEREBY COVENANTS with the Landlord as follows:

4.1	Rents

To pay the rents or adjusted rents reserved by this Lease and referred to at paragraphs 3.1 to 3.3 inclusive and any additional sums payable herein at the times and in the manner herein prescribed for the payment of same without any deduction, set-off counter claim whatsoever, together with VAT, where applicable, following the receipt of a valid VAT invoice.

4.2	Service Charges

To pay the Tenant’s Service Charges in the manner prescribed for the payment of same in accordance with schedules 5 to 7 hereto.

4.3	Interest on arrears

Without prejudice to any other right, remedy or power herein contained or otherwise available to the Landlord, if any of the rents reserved by this Lease (in the case of Initial Rent whether formally demanded or not and in the case of all other payments the same having been formally demanded) or if any other sum of money payable to the Landlord (or the Management Company as the case maybe) by the Tenant under this Lease shall remain unpaid for fourteen (14) days after the date when payment was due to pay interest thereon at the Prescribed Rate from and including the date on which payment was due to the date of payment to the Landlord (or the Management Company as the case maybe) (both before and after any judgment).  Save where otherwise provided in this Lease all payments due by the Landlord to the Tenant shall be paid within fourteen (14) days of delivery of a valid invoice and otherwise such payment shall attract interest at the Prescribed Rate as aforesaid.

4.4	Outgoings
(a)

To pay and indemnify the Landlord against all existing and future rates, taxes, duties, charges, assessments, impositions and outgoings whatsoever (whether parliamentary, parochial, local or of any other description and whether or not of a capital or non-recurring nature) which now are or may at any time during the Term be charged, levied, assessed or imposed upon or payable in respect of the Demised Premises or upon the owner or occupier of them (excluding any tax payable by the Landlord upon any of the rents herein received or occasioned by any disposition of or dealing with the reversion of this Lease);

(b)

To pay all charges for electricity, gas (if any), water and other services and utilities consumed in the Demised Premises, including any connection and hiring charges and meter rents and to perform and observe all present and future regulations and requirements of the electricity, gas and water supply authorities or boards in respect of the supply and consumption of electricity, gas and water on the Demised Premises and to keep the Landlord indemnified against any breach thereof.

PROVIDED THAT for the avoidance of doubt the Tenant shall not be responsible for any arrears of outgoings, including electricity, gas (if any), water and other utilities, refuse charges, Local Authority charges, commercial rates and water rates arising on the Demised Premises in respect of any period prior to the Term Commencement Date.

4.5	Repairs
(a)	From time to time and at all times during the Term:
(i)

to keep clean and tidy and to maintain, repair, replace and reinstate and to keep in good order repair and condition the Demised Premises and every part of it and any additions, alterations and extensions to it; and

(ii)

to keep clean and tidy and to maintain, repair and keep in good working order and condition and (where necessary) renew and replace with articles of a similar kind and quality all plant and machinery in or forming part of the Demised Premises and which exclusively serve the Demised Premises, including the Conduits and Utilities and the central heating and air conditioning plant (if any), the sprinkler system and all boilers and electrical and mechanical plant, machinery, equipment and apparatus;

(iii)

Without prejudice to Clause 4.5(a)(ii), the Tenant shall contribute on an annual basis to a reserve fund to be established by the Landlord (the “Reserve Fund”) which shall be put in place by the Landlord in respect of the capital costs associated with the upkeep, maintenance and replacement of the mechanical and electrical plant and equipment exclusively serving the Demised Premises including but not limited to the plant and equipment described at Schedule 12 (the “M & E Plant Schedule”) and any amendments thereto as may be agreed between the Landlord and Tenant from time to time during the Term. The Tenant shall either: (i) pay into the Reserve Fund annual contributions calculated in accordance with the M & E Plant Schedule up to the Option Date (as defined at Clause 4.35); or discharge the sum equivalent to 12 times the total annual contributions set out in the M & E Plant Schedule on or prior to the Option Date.   By way of an illustrative example, if an asset is stated in the M & E Plant Schedule to have a lifespan of twenty (20) years the Tenant shall pay on or before the Option Date the total amount equivalent to 12/20 of the full replacement cost of the item(s) calculated in accordance with the M & E Plant Schedule. For the avoidance of doubt, the Tenant shall not be liable for any further contributions in respect of the M & E Plant Schedule after the Option Date. Following the Option Date and for the duration of the Term, the Reserve Fund shall continue to be held by the Landlord and the Tenant shall be entitled to continue to make deductions from it in accordance with the provisions of this clause;

(iv)

Subject to the Tenant: (i) having discharged all relevant contributions on an annual basis pursuant to Clause 4(a)(iii) up to the relevant Drawdown Date (as hereinafter defined); and (ii) having provided to the Landlord invoices vouching the properly and reasonably incurred costs of the Tenant, the Tenant shall be entitled to draw upon the Reserve Fund on any occasion (or on multiple occasions) during the Term (each such date referred to as a “Drawdown Date”) to the value of such vouched costs where the Tenant has been required to repair, replace or renew any of the assets detailed in the M & E Plant Schedule and the Landlord shall discharge the relevant sum to the Tenant without undue delay (and in any event within 10 Working Days from receipt of such invoices) PROVIDED ALWAYS that if the

Tenant has not contributed to the Reserve Fund on an annual basis and elects to discharge the sums due under Clause 4(a)(iii) by way of a lump sum payment into the Reserve Fund on or prior to the Option Date, the Tenant shall be entitled to, subject to providing to the Landlord invoices vouching the properly and reasonably incurred costs, deduct such vouched costs as have been  incurred by the Tenant during the Term in repairing, replacing or renewing any of the assets detailed in the M & E Plant Schedule;

(v)

The Tenant shall establish as soon as possible after the Term Commencement Date, a comprehensive maintenance and service programme to the satisfaction of the Landlord (acting reasonably) in respect of the plant and equipment described in the M & E Plant Schedule and to provide maintenance reports to the Landlord periodically in the form and manner determined by the Landlord (acting reasonably) and notified to the Tenant;

(vi)	For the avoidance of doubt,
(A)	The projected lifecycles set out in the M & E Plant Schedule assumes that the Tenant is maintaining the assets listed therein in good working order and condition pursuant to Clause 4.5(a)(ii);
(B)

all funds paid or contributed to or towards the Reserve Fund shall be kept entirely separate from the Landlord’s own funds but no prepaid amounts shall be refundable to the Tenant should the Tenant exercise its option at Clause 4.35;

(C)

the Landlord shall open a separate deposit account with one of the Associated Banks in the Republic of Ireland and all payments or contributions paid to it for the purpose of the Reserve Fund shall be lodged to the credit of such deposit account and such deposit account shall be designated or entitled “1-6 SJRQ OFFICE BUILIDNG M & E RESERVE FUND A/C” or the like;

(D)

all net interest accruing on the balance for the time being standing to the credit of such deposit account shall be added to and form part of the Reserve Fund and the said account shall not be drawn upon by the Landlord save for the express purposes for which the sinking or reserve fund has been established;

(E)	the Landlord shall confirm the balance of the funds in the said account upon request by the Tenant but not more than once in any 12 month period during the Term;

(F)

In the event of the transfer by the Landlord of its interest in the Building the Landlord shall ensure that the balance (inclusive of net interest) standing to the credit of the account is transferred to or otherwise taken over by the transferee on the same terms and conditions as herein contained.

(b)	It is hereby acknowledged and agreed that the Tenant’s repair obligations set out in Clause 4.5(a) above shall exclude the following:
(i)

damage by any of the Insured Risks excepted if and so long only as the policy or policies of insurance shall not have been vitiated or payment of the policy monies withheld or refused in whole or in part by reason of any act, neglect, default or omission of the Tenant or the under-lessees, servants, agents, licensees or invitees of the Tenant or any person under its or their control; and

(ii)	damage by the Uninsured Risks.
4.6	Internal Decorations

In every Internal Decoration Year and also in the last six (6) months of the Term (whether determined by effluxion of time or otherwise) (but never more than twice in any three (3) year period) in a good and workmanlike manner to prepare and decorate (with two coats at least of good quality paint) or otherwise treat, as appropriate, all internal parts of the Demised Premises required to be so treated and, as often as may be reasonably necessary, to wash down all tiles, glazed bricks and similar washable surfaces; such decorations and treatment in the last year of the Term to be executed in such colours and materials as the Landlord may reasonably notify to the Tenant from time to time.

4.7	Cleaning

To keep the Demised Premises in a clean and tidy condition and free from deposits of refuse or rubbish AND as often as reasonably necessary to clean properly all windows and window frames (internally) and all other glass in the Demised Premises PROVIDED ALWAYS that the Tenant shall not be obliged to clean the Brise Soleil and external glass in the Demised Premises as it is acknowledged that that the cleaning (only) of the Brise Soleil and external glass of the Building are included in the Building Services.

4.8	Yield Up
(a)

At the expiration or sooner determination of the Term quietly to yield up the Demised Premises in such good and substantial repair and condition as shall be in accordance with the Yield Up Specification at Schedule 11, the covenants on the part of the Tenant herein contained and in any licence or consent granted by the Landlord pursuant to the provisions of this Lease and:

(i)

in case any of the Landlord’s fixtures and fittings which form part of the Demised Premises shall be missing, broken damaged or destroyed to forthwith replace them with others of a similar kind and of equal value;

(ii)	to remove from the Demised Premises any moulding, sign, writing or painting of the name or business of the Tenant or occupiers;
(iii)

to remove and make good to the Landlord’s Specification all alterations or additions made to the Demised Premises by the Tenant (unless otherwise stipulated in writing by the Landlord at least four (4) months prior to the expiration or sooner determination of the Term, in which case the Landlord’s election for retention of alterations or additions shall be made on a floor by floor basis only, as opposed to any piecemeal election for some but not all elements of alteration or addition on a single floor to be retained); and

(iv)	to make good any damage caused to the Demised Premises by the removal of the Tenant’s fixtures, fittings, furniture and effects without limitation.
(b)

If the Tenant should fail to have completed the works required to comply with  this Clause 4.8 (the “Reinstatement Works”) on or prior to the expiry of the Term (whether terminated by effluxion of time or otherwise) (the “End Date”), then the Tenant will pay to the Landlord within fourteen (14) days of demand:

(i)

The cost of completing the Reinstatement Works as estimated by the Landlord (acting reasonably), which for the avoidance of doubt shall include the quantum of any irrecoverable VAT incurred thereon (but shall exclude any resulting deductibility adjustment suffered by the Landlord pursuant to section 64 of the VAT Act or any VAT which is irrecoverable as a result of the Landlord not exercising the Landlord’s Option to Tax to any subsequent relevant letting); and

(ii)	An amount equal to all rent, outgoings, service charge and insurance payable under this Lease for the Works Period.

(iii)

“Works Period” means the period of time which it would reasonably be expected to take to complete the Reinstatement Works expeditiously (to include a reasonable period of time to (i) determine the condition of the Demised Premises, (ii) appoint a design team, (iii) price the Reinstatement Works (i.e. tendering etc.) and (iv) appoint/mobilise a contractor, as well as the time to undertake the Reinstatement Works.

PROVIDED THAT any dispute in relation to Clause 4.8 shall be referred by either the Landlord or the Tenant to an independent architect for determination.

(c)

For the purposes of this yield up clause the Demised Premises shall be deemed to have been provided to the Tenant on the Term Commencement Date in accordance with the Landlord Specification at Schedule 9.

4.9	Rights of entry by Landlord

Subject to compliance by the Landlord with the provisions of Clause 8.3, to permit the Landlord with all necessary materials and appliances at all reasonable times upon reasonable prior notice of at least 48 hours (except in cases of emergency) to enter and remain upon the Demised Premises for any of the following purposes:-

(a)	to view and examine the state and condition of the Demised Premises and to take schedules or inventories of the Landlord’s fixtures;
(b)	to exercise any of the rights excepted and reserved by this Lease; and
(c)	for any other purpose connected with the interest of the Landlord in the Demised Premises or the Building, including but not limited to, valuing or disposing of any interest of the Landlord.
4.10	To Comply with Notices

Whenever the Landlord shall give written notice to the Tenant of any defects, wants of repair or breaches of covenant, the Tenant shall within thirty (30) days of such notice, or sooner if requisite, make good and remedy the breach of covenant to the reasonable satisfaction of the Landlord and if the Tenant shall fail within forty (40) days of such notice, or as soon as reasonably possible in the case of emergency, to commence and then diligently and expeditiously to continue to comply with such notice, the Landlord may enter the Demised Premises and carry out or cause to be carried out all or any of the works referred to in such notice and all costs and expenses thereby incurred shall be paid by the Tenant to the Landlord on demand, and in default of payment shall be recoverable as rent in arrears including VAT invoices where applicable.

The Landlord may serve interim dilapidations schedules on the Tenant from time to time during the Term and the Tenant shall be obliged to reimburse the Landlord within fourteen (14) days of written demand for the reasonable vouched costs of the Landlord in preparing such schedules, and the Tenant must remedy within forty (40) days of such notice, all such dilapidations.

4.11	To Comply with Regulations

To comply and be bound by (and to procure compliance by any under tenant, licensee or their respective servants, agents, and all persons using the Demised Premises) of such reasonable written rules and regulations regarding the Building and the Estate, and the provision of Building Services, Basement Services and Estate Services (but excluding the Office Areas which are wholly operated and controlled by the Tenant) as may be made from time to time by the Landlord and / or the Management Company or their respective agents in the interest of good estate management and communicated to the Tenant with reasonable prior notice provided that in the event of any conflict between the terms of this Lease and such regulations, the terms of this Lease shall prevail.

4.12	Dangerous materials and use of machinery
(a)

Not to keep in or on the Demised Premises any article or thing which is or might become dangerous, offensive, unduly combustible or inflammable, radio-active or explosive or which might unduly increase the risk of fire or explosion;

(b)	Not to keep or operate in the Demised Premises any machinery which shall be unduly noisy or cause vibration or which is likely to annoy or disturb the tenants and occupiers of the Adjoining Property.
4.13	Overloading floors and services
(a)

Not to overload the floors of the Demised Premises or suspend any excessive weight from the roofs, ceilings, walls, stanchions or structure of the Demised Premises and not to overload the Utilities and Conduits in or serving the Demised Premises;

(b)	Not to do anything which may subject the Demised Premises or any parts thereof to any strain beyond that which they are designed to bear with due margin for safety;
(c)	to observe the weight limits and capacity prescribed for all lifts in the Demised Premises,

in each case, taking into account the Demised Premises loading, weight and capacity limits as advised by the Landlord to the Tenant in writing.

4.14	Conduits

Not to discharge into any Conduits any oil or grease or any noxious or deleterious effluent or substance whatsoever which may cause an obstruction or might be or become a source of danger, or which might injure the Conduits or the Adjoining Property.

4.15	Prohibited users
(a)

Not to use the Demised Premises or any part thereof for any public or political meeting, public exhibition or public entertainment show or spectacle of any kind, nor for any dangerous, noisy, noxious or offensive trade, business or occupation whatsoever, nor for any illegal or immoral purpose, nor for residential or sleeping purposes;

(b)

Not to use the Demised Premises or any part thereof for gambling, betting, gaming or wagering, or as a betting office, or as a club, or for the sale of beer, wines and spirits, or as a public office and not to play or use any musical instrument, record player, loud speaker or similar apparatus in such a manner as to be audible outside the Demised Premises, and not to hold any auction on the Demised Premises;

(c)	Not to place outside the Demised Premises any articles, goods or things of any kind.
4.16	User
(a)

Not without the prior written consent of the Landlord (which consent shall not be unreasonably withheld, delayed or conditioned) to use the Demised Premises or any part thereof except for the Permitted User;

(b)

Not to leave the Demised Premises continuously unoccupied (other than for normal holiday periods) without notifying the Landlord and providing such caretaking or security arrangements as the Landlord shall reasonably require in order to protect the Demised Premises from vandalism, theft or unlawful occupation (for the avoidance of doubt the Tenant shall discharge to the Landlord within thirty (30) days of written demand any increased insurance premium or, any other additional costs arising as a consequence of such vacancy);

(c)	At all times to comply with all requirements of the relevant Local Authority in connection with the user of the Demised Premises for the purpose of the Tenant’s business;
(d)

To provide the Landlord with the name and contact details of at least two authorised key holders for the time being of the Demised Premises and to notify the Landlord of any changes in the person(s) so authorised as keyholders of the Demised Premises.

4.17	Nuisance

Not to do anything in or about the Demised Premises which could reasonably be expected to become a nuisance, or which is likely to cause damage or disturbance to the Landlord or the owners, tenants or occupiers of the Adjoining Property, or which is likely to be injurious to the value, tone, amenity or character of the Demised Premises.

4.18	Alterations
(a)	Not to make any structural alterations to the Demised Premises or the Building.
(b)

Not to make any alterations or additions to the Landlord’s fixtures or to any of the Conduits without obtaining the prior written consent of the Landlord (such consent not to be unreasonably withheld or delayed) PROVIDED THAT any proposed alterations to the plans and specifications submitted to the Landlord for approval (and, for the avoidance of doubt, the plans and specifications detailing the final package of works) must be provided to the Landlord in a format that can be incorporated into the Landlord’s that can be incorporated into the Landlord’s existing 3D BIM model of the Building in IFC and/or other native proprietary format provided always that the Landlord grants a licence to the Tenant for the Tenant to use such BIM model of the Building .

(c)

Not to make any alterations or additions or to carry out any works which would reduce the LEED rating for the Building and the Demised Premises without the prior written consent of the Landlord (not to be unreasonably withheld or delayed) and, notwithstanding anything herein contained, the Landlord shall be entitled to (and the Tenant acknowledges that it is entirely reasonable for the Landlord to) require that in the event of any alterations or additions or the carrying out of any works which reduce the LEED rating for the Demised Premises or the Building that prior to the expiration or determination of the Lease, the Tenant shall carry out reinstatement works as are necessary to achieve the LEED rating. For the avoidance of doubt, the Tenant acknowledges that it shall be reasonable for the Landlord to refuse its consent to works that would reduce the LEED rating for the Building and the Demised Premises.

(d)

Not to make any alterations or do or permit to be done to anything that would cause the Landlord’s insurance policy in respect of and covering the Building to become void or voidable wholly or in part or do anything which would invalidate or prejudice in any way the rights of the insured under the said policy to claim fully under the said policy.  In carrying out any works or making alterations or doing anything in the Demised Premises or the Building to comply with and observe and perform all of the requirements of the Landlord’s insurance policy and to comply with any reasonable requirements of the Landlord and any requirements of the insurers relating to the said policy of insurance (including providing plans and specifications, co-operating with any inspections, appointing any professionals, providing any certifications or permitting any opening of work or any inspections) to ensure that the insurance cover for the Building is not in any way prejudiced.

(e)

The Landlord may, as a condition of giving any such consent, require the Tenant to enter into such covenants as the Landlord shall require (acting reasonably) regarding the execution of any such works and the reinstatement of the Demised Premises at the expiry or sooner determination of the Term;

(f)

Not to make any alterations and additions of a non-structural nature to the Demised Premises without obtaining the prior written consent of the Landlord which consent shall not be unreasonably withheld or delayed but which consent shall be subject to the Tenant discharging the reasonable vouched costs of the Landlord properly incurred in connection with the furnishing of their consent PROVIDED THAT the Tenant may, without the need for Landlord's prior written consent, install or procure internal non-structural partitions not requiring planning permission or a new or revised fire safety or disability access certificate including the installation of, rearranging of or the removal of internal demountable partitions and related works PROVIDED FURTHER THAT all such work shall not involve connections being made to any plant or equipment in the Building or any material alterations to any plant or equipment in the Building and such works do not breach the provisions of Clauses 4.18(b), 4.18(c), 4.18(d) and provided that the Tenant provides details thereof to the Landlord prior to carrying out same and removes same upon the expiration or determination of the Term (unless notified in writing by the Landlord or agreed otherwise with the Landlord) AND PROVIDED FURTHER THAT such works shall not require any statutory consents (and in this regard the Tenant shall furnish a certificate of exemption if so requested by the Landlord). Where Landlord’s consent is required in relation to any alterations or additions, the Tenant shall be required to submit with its documents for approval, updated digital information regarding such alterations or additions compatible with the Landlord’s existing BIM model and in accordance with the Landlord’s Employers Information Requirements attached as Schedule 13 (“EIR”).  The EIR are in compliance with the standards set out in BS1192 parts 1-4 and require information to be delivered to BIM Level 2 (as defined in PAS1192-2).

4.19	Signs and advertisements

Not to erect or display on the exterior of the Demised Premises or in the windows thereof so as to be visible from the exterior, any pole, flag, aerial, advertisement poster, notice or other sign or thing whatsoever without the Landlord’s prior written consent (not to be unreasonably withheld or delayed provided that it shall not be unreasonable for the Landlord to withhold its consent for any signage application if the proposed signage is offensive or is substantially incompatible with the character of the Building) or which does not comply with the Tenant’s obligations under Clause 4.24 or any relevant planning permission.

4.20	Alienation

Not to assign, transfer, underlet, or part with the possession or occupation of the Demised Premises or any part thereof or suffer any person to occupy the Demised Premises or any part thereof as a licensee BUT SO THAT NOTWITHSTANDING the foregoing the Landlord shall not unreasonably withhold or delay its consent to an assignment of the entire of the Demised Premises or an underletting of the entire or part of the Demised Premises to an assignee/underlessee that constitutes an institutionally acceptable covenant and that is of good and sufficient financial standing (and in the case of an assignment, is otherwise to the reasonable satisfaction of the Landlord) sufficient to meet its obligations as aforesaid subject always to the following provisions or such of them as may be appropriate, that is to say:

(a)

The Tenant shall prior to any such alienation as aforesaid apply to the Landlord and give all reasonable information concerning the proposed transaction and concerning the proposed assignee, under-lessee, licensee or disponee as the Landlord may reasonably require;

(b)

The Landlord’s consent (if given) to any such alienation shall be in writing and shall be given in such manner as the Landlord shall decide acting reasonably and the Tenant shall pay the reasonable vouched costs of the Landlord properly incurred in connection with the furnishing of such decision;

(c)

In the case of an assignment to a limited liability company which is not an institutionally acceptable covenant and of good and sufficient financial standing to meet its obligations as aforesaid, it shall be deemed reasonable for the Landlord to require that a guarantor or guarantors of financial standing satisfactory to the Landlord (acting reasonably) shall join in such consent as aforesaid as surety or sureties for such Company in order jointly and severally to covenant with the Landlord in the manner described in the guarantee contained in the Schedule 8 (mutatis mutandis);

(d)

In the case of an underlease, the Tenant agrees to use reasonable endeavours to ensure that the terms and conditions of any underlease remain confidential as between the Landlord and the Tenant and shall not be disclosed by the Tenant to any third party without the Landlord's prior written approval, except as required by Law;

(e)	In the case of an underlease, the same shall be of either the entire of the Demised Premises or part of the Demised Premises PROVIDED THAT
(A)	The Tenant may sub-let on a floor-by-floor basis subject to a maximum of four (4) sub-lettings at any one time;

(B)

The Tenant may sub-let part only of a floor subject to a cap of two sub-tenants per floor and at a minimum of 50% of the floor area of a particular floor the Landlord acknowledging that the remaining un-let space may be less than 50% of a particular floor and subject further to the maximum of four (4) sub-lettings of the Demised Premises referenced in clause 4.20.1(f)(A) above and PROVIDED THAT the Tenant has obtained the necessary Fire Safety Certificate and Disability Access Certificate and any other consents or approvals for the sub-division of any floor; and

(C)

The Tenant shall be entitled to sub-let the entire of the part of the Demised Premises comprising Nos. 4, 5 & 6 Sir John Rogerson’s Quay which sub-letting shall not be considered a sub-letting for the purposes of the restrictions set out in clauses 4.20.1(f)(A) and 4.20.1(f)(B) above.

and PROVIDED FURTHER that the Tenant has obtained the necessary Fire Safety Certificate and Disability Access Certificate and any other consents or approvals for the sub-division of any floor.

In the case of such underlease the same shall be made without taking a fine or premium at the then full current open market rent and the under-lessee shall, if required by the Landlord, enter into a direct covenant with the Landlord to perform and observe all the covenants (other than that for payment of the rents hereby reserved) and conditions herein contained and every such under-lease shall also be subject to the following conditions, that is to say that it shall contain:-

(i)

provisions for the review of the rent thereby reserved (which the Tenant hereby covenants to operate and enforce) corresponding except as to terms and dates but in all other respects (mutatis mutandis) with the rent review provisions contained in this Lease;

(ii)

a covenant by the undertenant (which the Tenant hereby covenants to use reasonable endeavours to enforce) prohibiting the undertenant from doing or suffering any act or thing upon or in relation to the Demised Premises in breach of, the provisions of this Lease;

(iii)

Any such sublease shall absolutely cease and determine if for whatever reason (including forfeiture) this Lease is terminated or expires (but the Landlord acknowledges that this shall be subject to any sub-tenant statutory rights which any sub-tenant may have entitling the sub-tenant to remain in occupation) (without prejudice to any claims the Landlord may have against the Tenant if such rights arise due to any breach of the Tenant's covenants in this Lease) and the Tenant shall procure that the sub-lessee vacates the premises underlet to it at the expiration or sooner determination of the Term;

(iv)	a condition for re-entry on breach of any covenant by the undertenant;
(v)	the same restrictions as to alienation, assignment, underletting, parting with or sharing the possession or occupation of the premises underlet; and
(vi)	a confirmation of renunciation of statutory renewal rights;
(f)

To enforce at the Tenant’s own expense the performance and observance by every such undertenant of the covenants, provisions and conditions of the under-lease and not, at any time, either expressly or by implication, to waive any breach of the same;

(g)

Not to agree any reviewed rent with the undertenant or any rent payable on any renewal thereof without the prior written consent of the Landlord such consent not to be unreasonably withheld or delayed but provided always that nothing herein shall prevent the Tenant from complying with any independent determination process provided for in the rent review clauses of the sub-lease;

(h)

Not to produce evidence of, refer to or seek to rely upon during any rent review pursuant to Schedule 4 the terms, conditions and/or existence of any under-letting(s) of part or all of the Demised Premises created by the Tenant including but not limited to the rent payable under any such under-letting(s);

(i)	Not to vary the terms of any permitted under-lease without the prior written consent of the Landlord not to be unreasonably withheld or delayed.
(j)

For the avoidance of doubt, in the case of an assignment, underletting, parting with possession or occupation of the Demised Premises or any part thereof or sufferance of any person to occupy the Demised Premises or any part thereof as a licensee or concessionaire (an “Alienation”), it shall be reasonable for the Landlord to withhold consent to any such Alienation of the Demised Premises or part thereof where the Alienation would, in the reasonable opinion of the Landlord, have the effect or give rise to a termination of the Landlord’s Option to Tax.  PROVIDED ALWAYS THAT it shall not be reasonable for the Landlord to withhold such consent in circumstances where prior to any such proposed Alienation the Tenant pays or procures the payment to the Landlord of:

(i)	an amount equal to the amount of any VAT clawback or VAT payment obligations suffered by the Landlord as a result of such Alienation (hereinafter referred to in this Lease as a VAT Adjustment); and

(ii)

because the VAT Adjustment payable under sub-clause (i) above is or may be subject to tax in the hands of the Landlord, such further sum (the “Additional Payment”) as will leave the Landlord in at least the same position as if the VAT Adjustment had not been subject to tax and for the purpose of calculating the Additional Payment it shall be assumed, if not otherwise the case, that the VAT Adjustment and the Additional Payment constitute the sole income of the Landlord and that the Landlord has no deductible expenses, losses or allowances for tax purposes for offset or reduction against such income or receipt and the Tenant shall keep the Landlord indemnified in respect of any such VAT Adjustment and Additional Payment.

In respect of the above, the Landlord agrees to furnish to the Tenant a calculation of any sums due (the “Statement”) signed by the Landlord’s auditors or tax advisors and such Statement shall (save in the case of manifest error) be final and binding on the parties. All amounts shall be paid in advance to the Landlord prior to issuing consent to any proposed alienation.

4.20.2	In the event that the Tenant wishes to assign this Lease during the Term then the following provisions shall apply:
(a)

in such circumstances the Tenant shall prior to placing its interest in this Lease on the market, first serve a written notice on the Landlord to this effect (the “Sale Notice”) containing in full the terms on which the Tenant wishes to assign this Lease and offering to assign this Lease to the Landlord on the same terms;

(b)

if the Landlord wishes to accept the offer made in the Sale Notice, it will do so by serving on the Tenant a written notice (the “Acceptance Notice”) within twenty (20) calendar days of the date of service of the Sale Notice (the “Acceptance Notice Period”).  On the date of service of the Acceptance Notice there will be constituted a binding contract between the Tenant and the Landlord for the assignment by the Tenant of this Lease to the Landlord on the terms contained in the Sale Notice such assignment to be completed within twenty (20) Working Days of service of the Acceptance Notice;

(c)

if the Landlord does not serve the Acceptance Notice during the Acceptance Notice Period (or if the assignment is not completed within the prescribed period specified at (b) above), then the Tenant may at any time during the period of eight (8) months from the expiration of the Acceptance Notice Period (the “Transfer Period”) market this Lease with a view to securing an offer from an arms-length third party;

(d)	if the Tenant secures an offer from an arms-length third party during the Transfer Period then the Tenant may assign this Lease to such third party at any time thereafter; and
(e)	the procedure set out in this clause 4.20.2 will be repeated whenever the Tenant wishes to assign its interest in this Lease during the Term (other than to a Group Company).

4.20.3

The Tenant may, subject to notifying the Landlord in advance but without the obligation to obtain the prior written consent of the Landlord share occupation of the Demised Premises with a Group Company or Group Companies provided that the Tenant shall:

(a)

provide prior written notification of the proposed occupation and thereafter once executed to provide to the Landlord a copy of the deed of renunciation which shall be executed by the proposed Group Company in conjunction with the sharing of possession;

(b)	not permit such Group Company to acquire statutory renewal rights;
(c)	ensure that any occupancy ceases prior to the termination of the Lease (and, in the case of any arrangement with a Group Company, upon it ceasing to be a Group Company, if earlier);
(d)	ensure that the user under any such arrangement is in compliance with the Permitted User;
(e)	upon request by the Landlord (acting reasonably), promptly furnish the Landlord with details of any Group Company in occupation of any part of the Demised Premises; and
(f)	upon request, provide appropriate details of the Group Company and the relationship with the Tenant;

AND notwithstanding any such sharing of possession, the Tenant shall be and remains liable to the Landlord for any breach by either the Tenant or such Group Company of any of the covenants on the part of the Tenant contained in the Lease.

4.21	Registration of dispositions

Within fourteen (14) days of every alienation, assignment, transfer, assent, under-lease, assignment of under-lease or any other disposition, whether mediate or immediate, of or relating to the Demised Premises or any part thereof, to produce to and leave with the Landlord or its solicitors a certified copy of the deed, instrument or other document evidencing or effecting such disposition and to pay to the Landlord’s solicitors their reasonable vouched legal costs and other expenses incurred in connection with such alienation.

4.22	Disclosure of information

Upon making any application or request in connection with the Demised Premises or this Lease, to disclose to the Landlord such information as the Landlord may reasonably require and, whenever the Landlord shall reasonably request, to supply full particulars;

(a)

of all persons other than the names of employees of companies or organisations in actual occupation or possession of the Demised Premises and of the right in which they are in such occupation or possession, and

(b)	of all persons other than the names of employees of companies or organisations having an interest in the Demised Premises (other than in the reversion to the Term).

4.23	Landlord’s costs

To pay and indemnify the Landlord against all reasonable vouched costs, fees, charges, disbursements and expenses properly incurred by the Landlord, including, but not limited to, those payable to solicitors, counsel, architects, surveyors and sheriffs

(a)

in relation to the preparation and service of a notice under Section 14 of the 1881 Act and of any proceedings under the 1881 Act and/or the 1860 Act (whether or not any right of re-entry or forfeiture has been waived by the Landlord or a notice served under Section 14 of the 1881 Act has been complied with by the Tenant and notwithstanding that forfeiture has been avoided otherwise than by relief granted by the Court);

(b)

in relation to the preparation and service of all notices and schedules relating to wants of repair, whether served during or after the expiration of the Term (but relating in all cases only to such wants of repair that accrued not later than the expiration or sooner determination of the Term);

(c)	in connection with the recovery or attempted recovery of arrears of rent or other sums due from the Tenant, or in procuring the remedying of the breach of any covenant by the Tenant;
(d)

in relation to any application for the Landlord’s or any superior landlord’s consent required or made necessary by this Lease whether or not the same is granted (except in cases where the Landlord is obliged not to unreasonably withhold its consent and the withholding of its consent is held to be unreasonable), or whether or not the application has been withdrawn;

(e)	In relation to any application made by the Landlord at the request of the Tenant and whether or not such application is accepted, refused or withdrawn.
4.24	Statutory requirements
(a)

At the Tenant’s own expense, to comply in all respects with the provisions of all Acts, Statutory Instruments, Bye Laws and other regulations now in force or which may hereafter be in force and any other obligations imposed by law relating to the Demised Premises or the Tenant’s user thereof;

(b)

To execute all works and provide and maintain all arrangements upon or in respect of the Demised Premises or the user thereof, which are directed or required (whether by the Landlord, Tenant or occupier) by any statute now in force or which may hereafter be in force or by any government department, local or other competent authority or duly authorised officer or court of competent jurisdiction acting under or in pursuance of any statute and to indemnify and keep the Landlord indemnified against all costs, charges, fees and expenses of or incidental to the execution of any works or the provision or maintenance of any arrangements so directed or required;

(c)

Not to do in or near the Demised Premises, any act or thing by reason of which the Landlord may, under any statute, incur or have imposed upon it or become liable to pay any penalty, damages, compensation, costs, charges or expenses.

PROVIDED ALWAYS for the avoidance of doubt the Tenant shall not be responsible for any breaches of any Acts, Statutory Instruments, Bye Laws and other regulations now in force arising prior to the Term Commencement Date.

4.25	Planning Acts
(a)

Not to do anything on or in connection with the Demised Premises the doing or omission of which shall be a contravention of the Planning Acts or of any regulations, notices, orders, licences, consents, permissions and conditions (if any) served, made, granted or imposed thereunder and to indemnify (as well after the expiration of the Term by effluxion of time or otherwise as during its continuance) and keep indemnified the Landlord against all actions, proceedings, damages, penalties, costs, charges, claims and demands in respect of such acts and omissions or any of them and against the costs of any application for planning permission, commencement notices, fire safety certificates and the works and things done in pursuance thereof to rectify any such acts or omissions;

(b)

In the event of the Landlord giving written consent to any of the matters in respect of which the Landlord’s consent shall be required under the provisions of this Lease or otherwise and in the event of permission or approval from any local authority under the Planning Acts being necessary for any addition, alteration or change in or to the Demised Premises or for the change of user thereof, to apply, at the cost of the Tenant, to the relevant local authority for all approvals, certificates, consents and permissions which may be required in connection therewith and to give notice to the Landlord of the granting or refusal (as the case may be) together with copies of all such approvals, certificates, consents and permissions forthwith on the receipt thereof and to comply with all conditions, regulations, bye laws and other matters prescribed by any competent authority either generally or specifically in respect thereof and (if commenced) to carry out such works at the Tenant’s own expense in a good and workmanlike manner to the satisfaction of the Landlord;

(c)

To give notice forthwith to the Landlord of any notice, order or proposal for a notice or order served on the Tenant under the Planning Acts and if so required by the Landlord to produce the same and at the request of the Landlord at the joint cost of the Tenant and the Landlord, to make or join in making such objections or representations in respect of any proposal as the Landlord may require;

(d)	To comply at its own cost with any notice or order served on the Tenant under the provisions of the Planning Acts;

(e)

Not to implement any planning permission before it and any necessary fire safety certificates have been produced to and approved in writing by the Landlord (such approval not to be unreasonably withheld or delayed) PROVIDED THAT the Landlord may refuse to approve such planning permission or fire safety certificate on the grounds that any condition contained in it or anything omitted from it or the period referred to in it would, in the opinion of the Landlord (acting reasonably), be or be likely to be, prejudicial to the Landlord’s interest in the Demised Premises or the Estate. In the event that the Tenant disputes that any condition contained in or anything omitted from or the period referred to in any such planning permission or fire safety certificate would be or be likely to be prejudicial to the Landlord’s interest in the Demised Premises then it may refer the matter to the Independent Surveyor who shall determine the matter within twenty (20) Working Days of the date of his appointment, whose appointment shall be valid and binding on the parties and whose costs shall be borne as he directs or by the party against whom he finds in the event of no such direction. In the event that the Independent Surveyor finds in favour of the Tenant the Landlord shall not be entitled to refuse approval of such planning permission or fire safety certificate on the grounds that they are prejudicial to the Landlord's interest in the Demised Premises or the Estate.

(f)

To produce to the Landlord on demand (but never more than once in a twelve (12) month period) all plans, documents and other evidence as the Landlord may reasonably require in order to satisfy itself that all of the provisions in this covenant have been complied with.

4.26	Statutory notices

Within seven (7) days of receipt of same (or sooner if requisite having regard to the requirements of the notice or order in question or the time limits stated therein) to produce to the Landlord a true copy and any further particulars required by the Landlord of any notice or order or proposal for the same given to the Tenant and relevant to the Demised Premises or the occupier thereof by any government department or local or public or statutory authority, and, without undue delay, to take all necessary steps to comply with the notice or order in so far as the same is the responsibility of the Tenant, and, at the request of the Landlord and (if the relevant notice solely impacts upon Demised Premises) at the joint cost of the Tenant and the Landlord, to make or join with the Landlord in making such objection or representation against or in respect of any such notice, order or proposal as the Landlord  shall deem expedient.

4.27	Fire and safety precautions and equipment
(a)

To comply with the written requirements (whether notified or directed to the Landlord and then to the Tenant or directly to the Tenant) of the appropriate local authority and the insurers of the Demised Premises and reasonable requirements of the Landlord in relation to fire safety precautions affecting the Demised Premises;

(b)

Not to obstruct the access to or means of working of any firefighting, extinguishing and other safety appliances for the time being installed in the Demised Premises or the means of escape from the Demised Premises in case of fire or other emergency; and

(c)

To comply at all times with the provisions of the Safety Health and Welfare at Work Act and (where applicable) to furnish the Landlord with a copy of the Safety File and the Safety Statement prepared pursuant thereto.

4.28	Safety File
(a)

To maintain and keep and to hand over to the Landlord all relevant information for updating the safety file of the Landlord (the “Landlord’s Safety File”) in respect of any construction work as defined in the Safety Health & Welfare at Work Act 2005 - 2014 including fit-out works carried out by the Tenant (or its under-tenant(s) where appropriate) to the Demised Premises and to ensure that all such information can be incorporated into the Landlord’s 3D Building Information Asset Model (i.e. in a Revit/3D format).

(b)

In respect of any construction work carried out or to be carried out by the Tenant (or its under-tenant(s) where appropriate) to the Demised Premises which obliges the Tenant or such other party to keep a safety file (the “Tenant’s Safety File”) the Tenant shall retain or procure that there is retained therein all relevant information in relation to such construction work and on completion of such construction work shall expeditiously hand a duplicate copy of the Tenant’s Safety File to the Landlord or his authorised agent or nominee and the Tenant will ensure that all such information can be incorporated into the Landlord’s 3D Building Information Asset Model (i.e. in a Revit/3D format).

(c)	To maintain, keep and update as and when required the Tenant’s Safety File and when requested to do so to make same available for inspection by the Landlord or its authorised agent or nominee.
(d)

To supply the Landlord or his authorised agent or nominee with all necessary information and updates relating to the Tenant’s Safety File to enable the Landlord to update any copy thereof maintained by the Landlord and to ensure that all such information is provided in a format that is compatible with BIM.

(e)

On the assignment of this Lease to hand over the Tenant’s Safety File to the assignee and on or prior to the Termination Date to hand over the original Tenant’s Safety File to the Landlord or his authorised agent or nominee.

(f)

In the event, that the Landlord makes available the Landlord’s Safety File to the Tenant, to hold the Landlord’s Safety File in trust and to the order of the Landlord and to return it as soon as possible and in any event at the request of the Landlord or his authorised agent or nominee.

(g)

To comply with the requirements of the Safety Health & Welfare at Work Act 2005 and any regulations made thereunder and/or under any legislation repealed by it including provisions for appointment of a project supervisor for the design stage and the construction stage of any works carried out by or on behalf of the Tenant or any other occupier of the Demised Premises and to indemnify and keep indemnified the Landlord against any loss incurred by the Landlord as a result of the breach by the Tenant of its obligations under this Clause 4.28.

4.29	Encroachments and easements

Not to stop up, darken or obstruct any of the windows or lights belonging to the Demised Premises and not to permit any new window, light, opening, doorway, passage, Conduits or other encroachment or easement to be made or acquired by any third party into, upon or over the Demised Premises or any part thereof, and in case any person shall attempt to make or acquire any encroachment or easement whatsoever, to give written notice thereof to the Landlord immediately the same shall come to the notice of the Tenant, and, at the request of the Landlord but at the cost of the Tenant, to adopt such means as may be reasonably required by the Landlord for preventing any such encroachment or the acquisition of any such easement.

4.30	Re-Letting
(a)

To permit the Landlord at all reasonable times during the last twelve (12) months of the Term to enter upon the Demised Premises and affix and retain, without interference from or by the Tenant, upon any suitable parts of the exterior of the Building (but not so as to materially affect the access of light and air to the Demised Premises) notices for re-letting the same and not to remove or obscure the said notices.

(b)

During the last twelve (12) months of the Term to permit all persons with the authority of (and being accompanied by) the Landlord or the Landlord’s agent to view the Demised Premises during Business Hours on no less than 48 hours prior written notice and by appointment with the Tenant (such appointment to be agreed as soon as practicable between the parties for the earliest possible time following the expiry of the 48 hours’ notice).

4.31	Indemnity
(a)

To keep the Landlord and Management Company fully indemnified from and against all actions, proceedings, claims, demands, losses, costs, expenses, damages and liability arising in respect of any injury to or death of any person or damage to any property moveable or immoveable or the infringement, disturbance or destruction of any right, easement or privilege arising out of any act, omission or negligence of the Tenant or any persons in on or about the Demised Premises expressly or impliedly with the Tenant’s authority or the user of the Demised Premises or any breach of the Tenant’s covenants or the conditions or other provisions contained in this Lease;

(b)

To effect and keep in force during the Term such public liability (with a limit of indemnity of not less than €6.5m (six million five hundred thousand euro), employer's liability (with a limit of indemnity of not less than €13m (thirteen million euro) and other policies of insurance as may be necessary to cover the Tenant against any claim arising under this covenant and to note the interests of the Landlord and the Management Company on such policies so that the Landlord and the Management Company are indemnified by the insurers in the same manner as the Tenant and whenever required to do so by the Landlord, to produce to the Landlord satisfactory evidence that the said policy or policies is/are valid and subsisting and that all premium due thereon have been paid.  Limits required above may be maintained with a combination of primary and excess policies.

(c)	To indemnify the Landlord in respect of any excess applicable in relation to the policies of insurance in place pursuant to Clause 4.31(b).
(d)

To insure and keep insured the Tenant signage and plant and fit-out (if any which the Tenant shall have been permitted to install or to erect), furniture and equipment in the Demised Premises against all risks usually covered on a comprehensive policy in the full reinstatement or replacement cost thereof with an insurer of repute approved by the Landlord and in the event of destruction of or damage to all or any of the said fit-out, furniture and equipment by reason of one or more of the insured risks arising, to ensure that all monies payable under such policy of insurance are used in repairing, replacing, refurbishing or otherwise reinstating the fit-out, furniture and equipment.

(e)

To give notice to the Landlord as soon as possible upon becoming aware of any event which might affect any insurance policy maintained by the Landlord relating to the Building provided that the Tenant has been informed of the relevant terms of any such insurance policy.

(f)

If at any time the Tenant is entitled to the benefits of any insurance on the Demised Premises (which is not affected or maintained in pursuance of any obligation under this Lease) to apply all monies received by virtue of such insurance in making good the loss or damage in respect of which the same shall have been received.

(g)

To notify the Landlord in writing as soon as possible of any damage, howsoever occasioned, to the Demised Premises or to the personal property of the Landlord on the Demised Premises immediately on becoming aware of same.

(h)

To pay to the Landlord on demand the amount of any insurance monies in respect of the damage to the Demised Premises, the Building and / or the personal property of the Landlord which cannot be recovered by reason of any act, default, omission or negligence of the Tenant its servants, agents, licensees or invitees.

4.32	Fire and Security Systems
(a)

To comply with the written requirements (whether notified or directed to the Landlord and then to the Tenant or directly to the Tenant) of the appropriate statutory authorities, the insurers of the Building and the Landlord in relation to fire and safety precautions affecting the Building, the Estate and the Basement.

(b)

To keep the Demised Premises supplied and equipped with such fire-fighting and extinguishing appliances as shall be required by Law, any appropriate statutory authority or the Landlord’s insurers or as shall be reasonably required by the Landlord and to maintain same to the satisfaction of the relevant party in efficient working order and at least once in every six months to cause any sprinkler system or other fire-fighting equipment in the Demised Premises to be inspected by a competent person.

(c)

Not to obstruct the access to or means of working any fire-fighting, extinguishing and other safety appliances for the time being installed in the Demised Premises or the means of escape from the Demised Premises or any adjoining or neighbouring property in case of fire or other emergency or to lock any fire door while the Demised Premises is occupied.

(d)

To be responsible for the security control in the Demised Premises and to comply with all reasonable written instructions and requirements of the Landlord, in relation to the security controls in the Building.

(e)

To ensure that, if any part of the Building and / or the Basement in which the Tenant’s staff, servants and agents work or use needs to be evacuated, its staff servants and agents are trained in the procedure for and shall assist such evacuations.

4.33	Stamp Duty and Value Added Tax
(a)

To pay to the Landlord the stamp duty payable on this Lease and the counterpart thereof and the Landlord undertakes to pay the stamp duty or cause the stamp duty to be paid to the Revenue Commissioners within 30 days of receipt from the Tenant, and to forward to the Tenant or cause to be forwarded to the Tenant an original stamp duty certificate following such payment.

(b)	The Landlord hereby notifies and confirms to the Tenant that it is exercising the Landlord's Option to Tax.
(c)

For the avoidance of doubt, the Tenant shall in addition to any other amounts payable under the Lease pay to the Landlord, within thirty days of the receipt of a valid VAT invoice, the amount of VAT arising in relation to any rent or other payments due under or in connection with this Lease and the Tenant shall keep the Landlord fully indemnified against such VAT.

(d)

In the event that the Tenant is liable to pay any costs incurred or borne by the Landlord in connection with this Lease, the Tenant shall also pay to the Landlord the amount of any VAT incurred or borne by the Landlord on such costs to the extent the VAT is not deductible by the Landlord.

(e)

At any time during the Term the Landlord may terminate the Landlord's Option to Tax in respect of the Lease by giving written notice in this effect to the Tenant.  Any termination of the Landlord’s Option to Tax pursuant to this clause shall be at the sole discretion of the Landlord.

(f)

Where at any time during the Term the Landlord has terminated the Landlord's Option to Tax, the Landlord may thereafter from time to time during the Term exercise a Landlord's Option to Tax the rents and other sums payable under the Lease by giving notice to the Tenant pursuant to Section 97(1) of the VAT Act and where such notice is given the Tenant shall in addition to any amounts payable under this Lease pay to the Landlord the amount of VAT arising in relation to such amounts on the receipt of a valid VAT invoice and the Tenant shall keep the Landlord indemnified against such VAT, in accordance with Clause 4.33(c).

(g)

Where during the Term the Landlord's Option to Tax is at any time terminated pursuant to Section 97(1)(d)(iii), (iv) or (v) or Section 97(2) of the VAT Act as a result of a breach by the Tenant of clause 4.15 (Prohibited User) or clause 4.20 (Alienation) the Tenant hereby covenants to reimburse the Landlord on demand on a net of tax basis for the Landlord;

(i)

the amount of any VAT clawback or VAT payment obligations suffered by the Landlord plus interest and penalties applicable thereon arising for the Landlord as a result of such termination (hereinafter referred to in this Lease as a VAT Adjustment), and,

(ii)

because the VAT Adjustment payable under sub-clause (i) above is or may be subject to tax in the hands of the Landlord, such further sum (the “Additional Payment”) as will leave the Landlord in at least the same position as if the VAT Adjustment had not been subject to tax and for the purpose of calculating the Additional Payment it shall be assumed, if not otherwise the case, that the VAT Adjustment and the Additional Payment constitute the sole income of the Landlord and that the Landlord has no deductible expenses, losses or allowances for tax purposes for offset or reduction against such income or receipt and the Tenant shall keep the Landlord indemnified in respect of any such VAT Adjustment and Additional Payment.

(iii)

In respect of the above, the Landlord agrees to furnish to the Tenant, a calculation of any VAT Adjustment payable (the “Statement”) signed by the Landlord’s auditors or tax advisors and such Statement shall (save in the case of manifest error) be final and binding on the parties.

(h)

If there is any surrender forfeiture break or termination of this Lease for any reason (including any surrender within the meaning of Section 2(1) of the VAT Act) then the Landlord agrees to enter into non-binding negotiations with the Tenant to consider becoming responsible from the date of surrender of this Lease, for any capital good(s) created by the Tenant in accordance with section 64(7) of the VAT Act.

(i)

The Tenant shall fully and properly maintain all documents and records necessary for the Landlord to determine the VAT history of the Demised Premises in accordance with the VAT Act and shall make available to the Landlord or any person authorised by the Landlord all such documents and records upon reasonable request made during or within a reasonable period after Termination of the Term.  Such records must include a copy of any capital goods records which the Tenant is required to keep in relation to the Demised Premises (or any development of refurbishment thereto) under Section 64(12) of the VAT Act.

(j)

The Tenant shall warrant to the Landlord the accuracy of any document issued to the Landlord as required in relation to the Premises or in the development or refurbishment of the Premises under chapter 2 of part 8 of the VAT Act.

4.34	Bicycles

Not to park or permit to be parked bicycles in any part of the Demised Premises or the Building other than in the designated bicycle racks provided in the Basement.

4.35	Termination by Tenant
(a)	The Tenant may terminate this Lease on the last day of twelfth year of the Term being 3, June 2031 (the "Option Date") subject strictly to:
(i)	the Tenant serving on the Landlord a notice in writing exercising the said right (the “Notice") at least twelve months prior to the Option Date (and in this regard time shall be of the essence).
(ii)

payment by the Tenant of all Rents in accordance with clauses 3.1 – 3.3, all outgoing and any other sums payable by the Tenant hereunder in respect of the Demised Premises payable up to and including the Option Date PROVIDED THAT the Tenant may, at any time up until six (6) weeks prior to the Option Date request in writing from the Landlord, a statement of any Rents, outgoings and any other sums payable by the Tenant hereunder, which statement the Landlord shall furnish within fifteen (15) Working Days following such request;

(iii)	compliance by the Tenant in full with its yielding up obligations as set out at Clause 4.8 of this Lease;
(iv)	the Tenant procuring that any sub-tenants or occupiers have vacated the Demised Premises on or before the Option Date.

(b)

Strictly without prejudice to the validity of the Tenant’s exercise of its right to terminate pursuant to Clause 4.35 (a) the Tenant shall deliver to the Landlord on the Option Date the original of this Lease together with all related title documentation (including a release or discharge of all mortgages, charges or other encumbrances whether registered or not) and shall as beneficial owner deliver duly executed and stamped a surrender or assignment of this Lease.

(c)	Any such termination shall be without prejudice to any antecedent breach by either the Landlord or the Tenant of any of their respective covenants herein contained.
5.	LANDLORD’S COVENANTS

The Landlord HEREBY COVENANTS with the Tenant as follows:-

5.1	Quiet Enjoyment

That the Tenant paying the rents reserved by this Lease and performing and observing the covenants on the part of the Tenant herein contained, shall and may peaceably hold and enjoy the Demised Premises during the Term without any interruption by the Landlord or any person lawfully claiming through, under, or in trust for it.

5.2	Provision of Estate Services

Subject to payment of the Tenant’s Proportion of the Estate Service Charge, to provide or cause to be provided the maintenance and services more particularly set forth in Schedule 5 in accordance with the principles of good estate management.

5.3	Provision of Building Services

Subject to payment of the Tenant’s Proportion of the Building Service Charge, to provide or cause to be provided the maintenance and services more particularly set forth in Schedule 6 in a good and workmanlike manner to Grade A Office Standards in accordance with the principles of good estate management.

5.4	Provision of Basement Services

Subject to payment of the Tenant’s Proportion of the Basement Service Charge, to provide or cause to be provided the maintenance and services more particularly set forth in Schedule 7 in accordance with the principles of good estate management.

5.5	Management Company

To procure that the Management Company complies with its obligations pursuant to this Lease.

6.	INSURANCE
6.1	Landlord to insure

Subject to the Landlord being able to effect insurance against any one or more of the items referred to in this sub-clause being available in the market on market standard commercial terms and subject to reimbursement by the Tenant of the sums referred at Clause 3.2 hereof, the Landlord covenants with the Tenant to insure the following in the name of the Landlord:-

(a)

the Building (including the Demised Premises and, for the avoidance of doubt, the value of the fit out elements set out in Schedule 9) against loss or damage by the Insured Risks in the full reinstatement cost thereof (to be determined from time to time by the Landlord or his Inspector or Professional Adviser (each acting reasonably)) including:

(i)	architects, surveyors, consultants and other professional fees (including Value Added Tax thereon) to the extent it is irrecoverable;
(ii)	the costs of shoring up, demolishing, site clearing and similar expenses;
(iii)

all stamp duty and other taxes or duties eligible on any building or like contract as may be entered into and all other incidental expenses relative to the reconstruction, reinstatement or repair of the Demised Premises;

(iv)	such provision for inflation as the Landlord in its discretion, but acting in accordance with the principles of good estate management, shall deem appropriate;

provided that the Landlord shall, at the request of the Tenant, procure that the Landlord’s insurance for the Building shall provide a waiver of all rights of subrogation against the Tenant, its’ contractor and the Tenant’s contractor’s sub-contractors (“Clause 26 Cover”) for any period during which the Tenant may undertake alterations in accordance with this Lease, subject only to (i) such cover being available in the Irish insurance market at reasonable rates; and (ii) the payment of any increase in the premium associated with the Clause 26 Cover and compliance by the Tenant with any requirements of the Landlord’s insurer associated therewith.

(b)

the loss of rent and the service charge sums referred to in Clause 3 hereof, from time to time payable, or reasonably estimated to be payable under this Lease (taking account of any review of the rent which may become due under this Lease) following loss or damage to the Demised Premises by the Insured Risks, three (3) years or such longer period (but not exceeding four (4) years) (the “Loss of Rent Period”) as the Landlord may, from time to time, reasonably deem to be necessary, having regard to the likely period required for obtaining planning permission and fire safety certificates (if applicable) and any other consents and approvals for reinstating the Demised Premises and having notified the Tenant of any proposed extension to such period;

(c)	property owners, public, employer’s and other liability of the Landlord arising out of or in relation to the Demised Premises; and
(d)	such other insurances as the Landlord may, in its reasonable discretion from time to time, deem necessary to effect.
6.2	Landlord to produce evidence of insurance
(a)

At the request of the Tenant, the Landlord shall and hereby covenants with the Tenant to produce to the Tenant a copy or extract duly certified by the Landlord of the policy/policies of such insurance and a copy of the receipt(s) for the last premium or (at the Landlord’s option) reasonable evidence from the insurers of the terms of the insurance policy/policies and the fact that the policy/policies is subsisting and in effect.

(b)

The Landlord shall procure for so long as the same is generally available in the Irish insurance market that the relevant policy of insurance will contain: (i) a waiver of subrogation rights in favour of the Tenant and (ii) a non-invalidation clause.

6.3	Destruction of the Demised Premises

If the Building or any part thereof or the means of access thereto is destroyed or damaged by any of the Insured Risks so as to render the Demised Premises unfit for use and occupation or without suitable means of access then:-

(a)

unless payment of the insurance moneys shall be refused in whole or in part by reason of any act neglect or default of the Tenant or the servants agents licensees or invitees of the Tenant or any under tenant or any person under its or their control; and

(b)

subject to the Landlord being able to obtain any necessary planning permission and fire safety certificates and all other necessary licences, approvals and consents (in respect of which the Landlord shall use its reasonable endeavours to obtain as soon as practicable); and

(c)	subject to the necessary labour and materials being and remaining available (in respect of which the Landlord shall use its reasonable endeavours to obtain as soon as practicable);

the Landlord shall lay out the proceeds of such insurance, (other than any in respect of the loss of rent and service charge sums referred to in Clause 3 hereof), in the rebuilding and reinstating of the Demised Premises or the part or parts thereof  or the means of access thereto so destroyed or damaged, substantially as the same were prior to any such destruction or damage (but not so as to provide accommodation identical in layout and manner or method of construction if it would not be reasonably practical to do so). For the avoidance of any doubt, the Tenant shall not be liable for any shortfall in insurance proceeds associated with rebuilding and reinstating the Demised Premises unless the shortfall in whole or in part has arisen by reason of any act neglect or default of the Tenant or the servants agents licensees or invitees of the Tenant or any under tenant or any person under its or their control.

6.4	Where reinstatement is prevented

If the Landlord is prevented (for whatever reason) from rebuilding or reinstating the Building (including the Demised Premises) the Landlord shall be relieved from such obligation and shall be solely entitled to all the insurance moneys and if such rebuilding and reinstating shall continue to be so prevented for the Loss of Rent Period after the date of the destruction or damage so that after the said Loss of Rent Period the rebuilding/reinstatement is not substantially complete (which shall include but is not limited to the Demised Premises being fit for normal business use and occupation and accessible but excluding any Tenant fit-out elements) and this Lease has not been terminated by frustration, the Landlord or the Tenant may at any time after the expiry of such Loss of Rent Period by written notice given to the other determine this Lease but without prejudice to any claim by either party against the other in respect of any antecedent breach of covenant.

6.5	Destruction by Uninsured Risks

In the event that the Building is destroyed or damaged by an Uninsured Risk which has not been caused by any act, neglect, default or omission of the Tenant or any under-tenant or its or their servants, agents, licensees or invitees so as to render the Demised Premises unfit for occupation and use by the Tenant or without suitable access then the Rent and service charges payable hereunder or a fair proportion thereof according to the nature and extent of the damage will be suspended until the Demised Premises has been rebuilt or reinstated so as to render the Building fit for occupation and use and with suitable access or for the Loss of Rent Period whichever is the shorter period and any dispute about the extent, proportion or period of such suspension is to be referred to a single arbitrator to be appointed, in default of agreement, upon the application of either party, by or on behalf of the President (or other officer endowed with the functions of such President) for the time being of the Society of Chartered Surveyors in accordance with the provisions of the Arbitration Act 2010.  If following on the destruction or damage from the Uninsured Risk as aforesaid, the Landlord has not served a notice on the Tenant of its intention to reinstate and repair the Building within a period of eighteen (18) months from the date of such destruction or damage (or if the Building has not been reinstated within the Loss of Rent Period from the date the service by the Landlord of a notice of its intention to rebuild or reinstate the Building) then the Tenant or the Landlord may terminate this lease at any time thereafter by at least two (2) months’ written notice served on the other and such termination shall be effective as of the date of the destruction or damage but without prejudice to any claim by either party against the other in respect of any antecedent breach of covenant PROVIDED ALWAYS THAT if the Landlord decides not to rebuild or reinstate the Building then it will immediately notify the Tenant in writing and on receipt by the Tenant of such notice either party can terminate this Lease by written notice to the other at any time but without prejudice to any claim by either party against the other in respect of any antecedent breach of covenant.  For the avoidance of any doubt, in the event that the Landlord elects to rebuild or reinstate the Building following damage or destruction by Uninsured Risks, the Tenant shall not be liable for any costs associated therewith.

6.6	Cesser of Rent and Service Charge

In case the Building (including any access / egress to it) or any part or parts thereof shall be destroyed or damaged by any of the Insured Risks or Uninsured Risks (only for the purposes of the rent first reserved by this Lease) so as to render the Demised Premises unfit for use and occupation or without suitable access and the insurance shall not have been vitiated or payment of the policy moneys refused in whole or in part as a result of some act or default of the Tenant or any under-tenant or any person under its or their control, then the rent first reserved by this Lease and the service charges referred to in Clause 3.3 or a fair proportion thereof, according to the nature and extent of the damage sustained, shall be suspended until the Building or the part destroyed or damaged shall be again rendered fit for use and occupation and accessible and any dispute regarding the cesser of rent or service charges shall be referred to a single arbitrator to be appointed, in default of agreement, upon the application of either party, by or on behalf of the President (or other officer endowed with the functions of such President) for the time being of the Society of Chartered Surveyors in accordance with the provisions of the Arbitration Act 2010.

6.7	Insurance becoming void

The Tenant shall not do or omit to do anything that could cause any policy of insurance in respect of or covering the Demised Premises or such of any Adjoining Property as may be owned by the Landlord to become void or voidable wholly or in part nor do anything whereby any abnormal or loaded premium may become payable and the Tenant shall, on demand, pay to the Landlord all proper and reasonable expenses incurred by the Landlord in renewing any such policy.

6.8	Notice by Tenant

The Tenant shall give notice to the Landlord forthwith upon the Tenant becoming aware of the happening of any event or thing which might affect any insurance policy relating to the Demised Premises.

The Landlord shall notify the Tenant as soon as reasonably practicable if it cannot insure against any Insured Risks or on the cancellation termination or lapse of any insurance cover which the Landlord is obliged to effect and maintain.

6.9	Safety File

The Landlord shall maintain the Safety File for the Building in accordance with its obligations under the Safety Health and Welfare at Work (Construction) Regulations 2013 and the Landlord acknowledges the right of the Tenant to production of the said Safety File and a copy of the application for any Fire Safety Certificate for the Building or the Building Common Areas and to delivery of copies thereof (at the Tenant’s cost) and hereby undertakes with the Tenant for safe custody of same.

6.10	LEED REQUIREMENTS

The Tenant shall comply at all times with the LEED requirements set out in Schedule 10 of this Lease.

7.	MANAGEMENT COMPANY COVENANTS

The Management Company HEREBY COVENANTS with the Landlord and Tenant as follows:-

7.1	Estate Services and Basement Services

Subject to the payment of the Tenant's Proportion of the Estate Service Charge and the Tenant’s Proportion of the Basement Service Charge, to provide or cause to be provided such of the maintenance and services more particularly set forth in Schedule 5 and Schedule 7.

8.	PROVISOS

PROVIDED ALWAYS AND IT IS HEREBY AGREED AND DECLARED as follows:-

8.1	Forfeiture

Without prejudice to any other right, remedy or power herein contained or otherwise available to the Landlord:-

(a)

if the rents or other monies reserved by this Lease or any part or parts thereof shall be unpaid for twenty-one (21) days after becoming payable (in the case of Initial Rent whether having been formally demanded or not); or

(b)

if any of the covenants by the Tenant contained in this Lease shall not be performed or observed in any material respect, the Tenant having been notified of such a breach and having failed within the period of fourteen (14) days following the date of receipt of such notice (or such longer period as may be agreed between the parties acting reasonably having regard to the nature of the breach); or

(c)

if the Tenant (being a body corporate) has a winding-up petition presented against it or passes a winding-up resolution (other than in connection with a members voluntary winding up for the purposes of an amalgamation or reconstruction which has the prior written approval of the Landlord or resolves to present its own winding-up petition or is wound-up (whether in Ireland or elsewhere) or a Receiver and Manager or Examiner is appointed in respect of the Demised Premises or any part thereof or of the Tenant; or

(d)

if the Tenant (being an individual, or if more than one individual, then any one of them) has a bankruptcy petition presented against him or is adjudged bankrupt (whether in Ireland or elsewhere) or suffers any distress or execution to be levied on the Demised Premises or enters into composition with his creditors or shall have a receiving order made against him

THEN, and in any such case, the Landlord may at any time thereafter re-enter the Demised Premises or any part thereof in the name of the whole and thereupon the Term shall absolutely cease and determine but without prejudice to any rights or remedies which may then have accrued to either party against the other in respect of any antecedent breach of any of the covenants or conditions contained in this Lease.

8.2	Close Common Areas

That, where it is otherwise unavoidable, it shall be lawful for the Management Company and /or Landlord at any time or times during the Term to temporarily or permanently close any part of the Estate Common Areas, Building Common Areas and / or the Basement or to erect obstructions or boundary marks or take such steps as the Landlord and / or the Management Company shall think necessary or as may be required or recommended by any local authority  PROVIDED ALWAYS that the Landlord and the Management Company shall use their reasonable endeavours to procure (insofar as it is within the control of the Landlord and/or the Management Company to do so), (i) that reasonable and adequate means of access to and egress from the Demised Premises are continuously available for the Tenant, (ii) that the use and enjoyment of the Demised Premises by the Tenant is not materially affected, and (iii) that all such parts as aforesaid are reopened as soon as circumstances may reasonably permit to re-open all such parts as aforesaid as soon as circumstances may reasonably permit.

8.3	Exercise of Rights of Entry

In exercising any right or entitlement for the Landlord or the Management Company to enter or re-enter the Demised Premises for any purpose permitted by this Lease, the party exercising such rights (and the term “party” for the purposes of this clause shall mean the Landlord, the Management Company, any superior landlord or any others so permitted as the case may be) shall (save in cases of emergency, when such party shall nevertheless use its reasonable endeavours to comply with the following sub-paragraphs (a) to (f)):

(a)

give the Tenant not less than 48 hours prior notice (save in the case of emergency when no notice shall be required but provided that in such cases of emergency the Landlord or the Management Company shall, as soon as possible following such entry, notify the Tenant of the fact of the entry and the circumstances of the emergency);

(b)

comply (and use reasonable endeavours to ensure that their respective employees, agents, licensees and representatives shall comply) with the Tenant’s reasonable security policy in respect of the Demised Premises;

(c)	use reasonable endeavours to minimise any disruption to the Tenant; and
(d)

where the purposes of such entry is to install (to the extent permitted by this Lease) Conduits, Utilities, cabling or other services, accept that such rights shall be exercised in a manner which the Landlord will use reasonable endeavours not to materially interfere with the Tenant or its business carried on in the Demised Premises or to reduce the areas of the Demised Premises.

(e)

take all reasonable steps to ensure that as little damage or disturbance is done to the Demised Premises or any fixtures or fittings therein or any goods or merchandise thereat as is reasonably practicable and as little inconvenience is caused to the occupier or the trade or business carried on therein as is reasonably practicable; and

(f)

make good without undue delay any damage to the Demised Premises or any fixtures or fittings therein or any goods or merchandise thereat that may be caused by such exercise but without compensation for any temporary inconvenience or disturbance caused to the Tenant or the occupier of the Demised Premises.

8.4	Rules and Regulations
(a)

That it shall be lawful for the Management Company from time to time acting reasonably and in accordance with and having regard to the principles of good estate management and for the benefit of the tenants in the Estate to make such reasonable written regulations as the Management Company shall think fit for the management and conduct of the Estate and / or the Basement (but for the avoidance of doubt, excluding the Demised Premises), including those matters set out in paragraph 15 of the Third Schedule to this Lease, and to vary any such regulations provided such regulations shall not materially interfere with the occupation, amenity, use or enjoyment of the Demised Premises by the Tenant PROVIDED ALWAYS that if there is a conflict between any such regulations and the terms of this Lease, the terms of this Lease shall prevail.

(b)

That it shall be lawful for the Landlord from time to time acting reasonably and in accordance with having regard to the principles of good estate management and for the benefit of the tenants in the Building to make such reasonable regulations as the Landlord shall think fit for the management and conduct of the Building (but excluding matters relating exclusively to the operation and management of the Demised Premises) and to vary any such regulations provided such regulations shall not materially interfere with the occupation, amenity, use or enjoyment of the Demised Premises by the Tenant PROVIDED ALWAYS that if there is a conflict between any such regulations and the terms of this Lease, the terms of this Lease shall prevail.

8.5	Agents

In performing any obligations under this Lease, the Landlord and /or  the Management Company (as appropriate) shall be entitled at its sole discretion to employ such reputable agents, contractors or other persons as the Landlord and/or Management Company may from time to time think fit;

8.6	Removal of Property after Determination of the Term
(a)

If after the expiry or sooner determination of the Lease any property of the Tenant shall remain in or on the Demised Premises then the Landlord may, as the agent of the Tenant, sell such property and shall pay or account to the Tenant on demand for the proceeds of sale (but not any interest thereon) after deducting the costs and expenses of removal storage and sale reasonably and properly incurred by it and any losses or damages suffered by it as a result of the Tenant’s failure to remove same prior to the determination of the Term PROVIDED THAT if any monies payable by the Tenant to the Landlord under this Lease shall be unpaid then the Landlord may apply such balance of the sale proceeds after making the foregoing deductions towards the discharge or partial discharge (as the case may be) of such monies.

(b)

The Tenant shall and hereby does indemnify the Landlord against any liability incurred by it to any third party whose property shall have been sold by the Landlord in a bona fide mistaken belief (which shall be presumed unless the contrary be proved) that such property belonged to the Tenant and was liable to be dealt with as such pursuant to this Clause.

8.7	Stoppage of Services

Neither the Management Company nor the Landlord shall be responsible for any unavoidable delay or stoppage in connection with the provision of the said maintenance and services including the Estate Services, Basement Services and Building Services or for any loss, injury or damage sustained by the Tenant as a result of the temporary failure of the Landlord and/or the Management Company or their agents to provide the same or for any temporary omission to perform the same if such temporary failure, delay, stoppage or omission shall be due to any shortage of labour or materials inclement weather or other cause not within the control of the Landlord and/or the Management Company PROVIDED THAT the Landlord and/or the Management Company have taken reasonable steps to remedy or make good any such failure, delay, stoppage or omission as aforesaid as soon as may be practicable and within shorter time periods in case of emergency.

8.8	Failure of Services

If the Management Company and or the Landlord shall fail to provide the maintenance and services as herein provided the Tenant’s sole remedy shall be an action to compel the Landlord and/or the Management Company to do so and the Landlord and/or the Management Company shall not be liable to the Tenant in respect of any loss, injury or damage which the Tenant shall sustain as a result of the failure of the Landlord and/or the Management Company to provide such maintenance or services or the failure of any member of the Landlord and/or the Management Company’s staff properly to carry out his duties unless the Tenant shall notify the Landlord and/or the Management Company in writing specifying the failure for which the Tenant complains and the Landlord and/or the Management Company shall after the expiration of 10 Working Days from the receipt of the said notice continue to neglect to provide said maintenance or services in respect of which notice has been given by the Tenant.

8.9	Cesser of Services

The Landlord and/or the Management Company shall be entitled not to or to cease to provide any maintenance and services set forth in Schedule 5 and/or Schedule 6 if any maintenance and services shall in the opinion of the Landlord and/or the Management Company having regard to the principles of good estate management cease to be for the benefit of the Building and / or the Estate and / or Basement or shall have become due to technological change or otherwise obsolete or redundant PROVIDED THAT before taking any such action the Landlord and / or Management Company shall have due regard to any reasonable representations made by the Tenant.

8.10	No Implied easements

Nothing herein contained shall impliedly confer upon or grant to the Tenant any easement, right or privilege other than those expressly granted by this Lease.

8.11	Airspace/ Subsoil

That the Demised Premises shall not include, by implication or otherwise, any part of the Building Common Areas, or the Estate Common Areas or any airspace thereover or thereunder or the subsoil ground thereunder.

8.12	Exclusion of warranty as to user

Nothing contained in this Lease or in any consent granted by the Landlord under this Lease shall imply or warrant that the Demised Premises may be used under the Planning Acts or the Building Control Act and the Public Health Acts for the purpose herein authorised or any purpose subsequently authorised and the Tenant hereby acknowledges and admits that the Landlord has not given or made at any time any representation or warranty that any such use is or will be or will remain a permitted use under the Planning Acts.

8.13	Representations

The Tenant acknowledges that this Lease has not been entered into in reliance wholly or partly on any statement or representation made by or on behalf of the Landlord, except any such statement or representation that is expressly set out in this Lease.

8.14	Covenants relating to Adjoining Property

Nothing contained in or implied by this Lease shall give to the Tenant the benefit of or the right to enforce or to prevent the release or modification of any covenant, agreement or condition entered into by any tenant of the Landlord in respect of the Adjoining Property.

8.15	Effect of waiver

Each of the Tenant’s covenants shall remain in full force both at law and in equity notwithstanding that the Landlord shall have waived or released temporarily any such covenant, or waived or released temporarily or permanently, revocable or irrevocably a similar covenant or similar covenants affecting other property belonging to the Landlord.

8.16	Applicable Law
(a)	This Lease shall in all respect be governed by and interpreted in accordance with the laws of Ireland;
(b)

For the benefit of the Landlord, the Tenant hereby irrevocably agrees that the Courts of Ireland are to have jurisdiction to settle any disputes which may arise out of or in connection with this Lease and that accordingly any suit, action, or proceedings (together in this Clause referred to as “proceedings”) arising out of or in connection with this Lease may be brought in such Courts;

(c)

The Tenant hereby irrevocably waives any objection which it may have now or hereafter to the taking of any proceedings in any such Court as is referred to in this Clause and any claim that any such proceedings have been brought in an inconvenient forum and further irrevocably agree that any judgment in any proceedings brought in the Courts of Ireland shall be conclusive and binding upon them and may be enforced in the courts of any other jurisdiction;

(d)

Nothing contained in this clause shall limit the right of the Landlord to take proceedings against the Tenant in any other Court of competent jurisdiction nor shall the taking of proceedings in one or more jurisdictions preclude the taking of proceedings in any other jurisdiction whether concurrently or not;

(e)

The Tenant hereby agrees that the proceedings may be served upon the Tenant by delivery to the registered office of the Tenant or at such other address in Ireland as the Tenant may from time to time notify to the Landlord in writing for this purpose.

8.17	Notices
(a)

Any demand or notice required to be made, given to, or served on the Tenant under this Lease shall be duly and validly made, given or served if addressed to the Tenant (and, if there shall be more than one of them, then to any one of them) and delivered personally or sent by pre-paid registered or recorded delivery mail (in the case of a company) to its registered office, (or in the case of an individual) to his last known address or to the Demised Premises. For so long as the Tenant is Hubspot Ireland Limited any notice served on the Tenant under clause 6.4.1 shall also be copied by email to the following email address(es) (but any failure or omission to do so shall not prejudice or invalidate the notice served on the Tenant).

(i)	jkelleher@hubspot.com
(ii)	kpapa@hubspot.com

(b)

Any demand or notice required to be made, given to, or served on the Guarantor under this Lease shall be duly and validly made, given or served if addressed to the Guarantor (and, if there shall be more than one of them, then to any one of them) and delivered personally, or sent by pre-paid registered or recorded delivery mail (in the case of a company) to its registered office, (or in the case of an individual) to his last known address or to the Demised Premises.  For so long as the Guarantor is HubSpot Inc. any notice served on the Guarantor or the Tenant under clause 6.4.4 shall also be copied by email to the following email address(es) (but any failure or omission to do so shall not prejudice or invalidate the notice served on the Guarantor or the Tenant).

(i)	jkelleher@hubspot.com
(ii)	kpapa@hubspot.com
(c)

Any notice required to be given to or served on the Landlord shall be duly and validly given or served if delivered personally and receipted by an employee of the Landlord or sent by pre-paid registered or recorded delivery mail, addressed to the Landlord at its registered office.

(d)	If the receiving party consists of more than one person, than a notice to one of them is a notice to all.
8.18	Use of the Demised Premises

For the avoidance of doubt, the Tenant shall be entitled to use the Demised Premises for the Permitted User twenty-four (24) hours per day and three hundred and sixty-five (365) days per year for the duration of the Term and the Tenant shall be permitted access to the Building including the Basement during all such hours.

9.	GUARANTOR COVENANTS

In consideration of this Lease having been entered into at its request, the Guarantor covenants and agrees with the Landlord, as a primary obligation, in the terms set out in Schedule 5.

10.	SECTION 238 COMPANIES ACT, 2014

IT IS HEREBY CERTIFIED for the purposes of Section 238 of the Companies Act 2014 that the Landlord and the Tenant are not bodies corporate connected with one another in a manner which would require this transaction to be ratified by resolution of either.

IN WITNESS whereof the parties hereto have executed this Lease in the manner following and on the day and year first herein WRITTEN.

SCHEDULE 1

Demised Premises

ALL THAT the internal and non-structural parts of the Basement, ground, first, mezzanine, second, third, fourth and fifth floors of the Building and which said premises are for the purposes of identification only shown delineated on Plan No. 4, 6, 7, 8, 9, 10, 11 and 12 annexed hereto and thereon in lined red, together with any Landlord’s fixtures and fittings in or about the same and all other additions, alterations and improvements thereto which may be carried out during the Term and shall include without limitation the following:-

(a)	the floor finishes thereof and the cavity between same and the upper surface of the floor slab of the Building;
(b)

the ceiling finishes thereof (including the suspended ceilings (if any)) and the cavity between the ceiling finishes and the under-surface of the floor above or the roof of the Building as the case may be (but excluding, for the avoidance of doubt, the roof of the Building);

(c)	all Conduits provided by the Landlord within the Demised Premises which exclusively service the Demised Premises;
(d)	the internal plaster surfaces and finishes of all structural and load bearing walls and columns therein or which enclose same but not any other part of such walls or columns;
(e)	the entirety of all non-structural or non-load bearing walls and columns therein;
(f)	the inner half severed medially of the internal non-load bearing walls (if any) that divide same from other parts of the Building;
(g)

all services (including mechanical and electrical services plant and equipment) within and exclusively serving the Demised Premises (including the washrooms and toilets included in the Demised Premises);

(h)	all Balconies; and
(i)	all glazing and Brise Soleil affixed to the external parts of the Demised Premises.

BUT EXCLUDING any structural parts of the Building that are not comprised or included within the items (a) to (h) above.

AND FURTHER EXCLUDING any part of the Retained Areas.

SCHEDULE 2

Rights And Easements Granted

1.

The full and free right of support protection and shelter for such parts of the Demised Premises as require the same from any other part of the Building or the Estate or any extension thereof capable of providing such support and protection.

2.

The right subject to the provisions of this Lease to the free and uninterrupted passage of the Utilities (in common with the Landlord and lessees of other parts of the Building or the Estate and all other persons entitled thereto) through and from the Conduits laid or to be laid on or over, under or through any other parts of the Building or the Estate or any extension thereof or other contiguous or adjacent lands and premises of the Landlord.

3.

The right (in common with the Landlord and tenants of other parts of the Building or the Estate and all other persons similarly entitled or authorised) to enter on such parts of the Building or the Estate (upon giving due notice to any parties affected) for the purpose of repairing or cleansing the Demised Premises or any Conduits or Utilities used in connection with the Demised Premises.  The right exercisable pursuant to this clause 3 shall be subject to prior notice being served on the Landlord in writing and to a written method statement being agreed by the Landlord and the Tenant in advance.

4.

The right at all times to go pass and repass with or without vehicles over the roads and on foot only over the pedestrian ways within the Estate Common Areas as designated from time to time by the Landlord (or the Management Company) for the Tenant’s access to and egress from the Demised Premises to and from the public highway.

5.

The right at all times to use the Building Common Areas for all purposes in connection with the Tenant’s access to and egress from the Demised Premises and for all proper purposes in connection with the use and enjoyment of the Demised Premises including for clarity over the Car Park Ramp and relevant portion of the Basement.

6.

The right at all times to go pass and repass over the Estate Common Areas and the Building Common Areas as designated by the Landlord (or the Management Company) from time to time for the purpose of enjoying the amenities therein provided for the benefit of occupiers generally in the Office Area, the Building or the Estate.

7.

The exclusive right for the Tenant (including, for the avoidance of any doubt, its permitted successors, licensees, employees, agents and other authorised persons) to use the Tenant Car Park Spaces for parking cars, vans, bikes and similar vehicles for no other purpose (subject to any existing or future regulations made by the Landlord), together with all necessary rights of access thereto and egress therefrom including over the Car Park Ramp over such route within the Basement as the Landlord may, from time to time, determine.

8.	The right to use or pass along the fire escape passages or routes or stairs in any part of the Building, the Estate and / or Basement in case of emergency.
9.

The right for the Tenant (including, for the avoidance of any doubt, its permitted successors, licensees, employees, agents and other authorised persons) to access the roof of the Building for the purposes of maintaining, replacing, relocating or removing any satellite dishes, mobile telecommunications antenna, supplemental heating, ventilation and air‑conditioning plant and equipment and any other plant and equipment located on the roof and permitted by the Landlord from time to time.  For the avoidance of doubt, the Tenant shall not be permitted to install such equipment on the roof of the Building without the prior written consent of the Landlord (not to be unreasonably withheld or delayed).

Schedule 3

Exceptions and Reservations

The following rights and easements are excepted and reserved out of the Demised Premises to the Landlord, the Management Company and the other tenants and occupiers of the Building and or the Adjoining Property and all other persons authorised by the Landlord or having the like rights and easements:-

1.

The free and uninterrupted passage and running of the Utilities through the Conduits which are now, or may at any time during the Term be in, on, under, or passing through or over the Demised Premises;

2.

Subject to the compliance with the provisions of Clause 8.3 of this Lease, the right, at all reasonable times upon reasonable prior notice of at least 48 hours, except in cases of emergency, to enter the Demised Premises in order to:-

(a)	inspect, cleanse, maintain, repair, connect, remove, lay, renew, relay, replace with others, alter or execute any works whatever to or in connection with the Conduits and any other services;
(b)	execute repairs, decorations, alterations and any other works and to make installations to the Adjoining Property or to do anything whatsoever which the Landlord may or must do under this Lease;
(c)

see that no unauthorised erections additions or alterations have been made and that authorised erections additions and alterations are being carried out in accordance with any consent given herein and any permission or approval granted by the relevant local authority

PROVIDED THAT the Landlord or the person exercising the foregoing rights shall cause as little inconvenience as practicable to the Demised Premises and shall make good, without unreasonable delay, any damage thereby caused to the Demised Premises;

3.

The right to erect scaffolding for the purpose of repairing, refurbishing or cleaning the Building or any building now or hereafter erected on the Adjoining Property or in connection with the exercise of any of the rights mentioned in this Schedule PROVIDED THAT such scaffolding does not materially interfere with the proper access to or the enjoyment and use of the Demised Premises;

4.

The right to erect and maintain signs on the Demised Premises and any premises abutting the same advertising the Building or the sale or letting of any premises or for the purpose of a planning or other statutory application in respect of the Demised Premises.

5.	The rights of light, air, support, protection and shelter and all other easements and rights now or hereafter belonging to or enjoyed by the Adjoining Property;

6.

Full right and liberty at any time hereafter to raise the height of, or make any alterations or additions or execute any other works to any buildings on the Adjoining Property or to the Building or to the Basement (other than the Demised Premises), or to erect any new buildings of any height on the Adjoining Property and/or to extend the Basement to incorporate the basement level of any part of the Estate and/or to extend the Building in such a manner as the Landlord or the person exercising the right shall think fit PROVIDED THAT the same does not materially obstruct, affect or interfere with the amenity of or access to the Demised Premises or the passage of light and air to the Demised Premises or the enjoyment and use of the Demised Premises and PROVIDED ALWAYS that the Landlord expressly covenants that, notwithstanding any provisions contained in this Lease, the Landlord shall not, without the prior agreement of the Tenant, raise the height of the Building or by any other means add any floors above the fifth floor of the Building.

7.

The right to build on or into any boundary or party wall of the Building and, after giving not less than seven (7) days prior written notice, to enter the Building to place and lay in, under or upon the same such footings for any intended party wall or party structure with the foundations therefor as the Landlord shall reasonably think necessary and for such purpose to excavate the Building along the line of the junction between the Building and the Adjoining Property and also to keep and maintain the said footings and foundations AND on completion of the said works the Landlord or the person exercising this right shall make good, without delay, any damage thereby caused to the Building or the Demised Premises PROVIDED ALWAYS that the Landlord expressly covenants that it shall not, without the prior agreement of the Tenant, raise the height of the Building or by any means add any floors above the fifth floor of the Building;

8.	All mines and minerals in or under the Building and the airspace above the Building.
9.

The right of support and protection by the Demised Premises for such other parts of the Building or any extensions or alterations thereof or any adjoining premises as require such support and protection.

10.

The right from time to time (acting reasonably and in accordance with the principles of good estate management) to make written rules and regulations and to make written additions amendments or revisions thereof for the orderly convenient and proper operation management and maintenance of the Office Area, the Building and or the Estate or any part thereof and in particular the Office Common Areas, the Building Common Areas and the Estate Common Areas (but excluding matters relating exclusively to the operation and management of the Demised Premises) including rules and regulations to be observed and performed in relation to standards, including standards of design and technical specification, relating to maintenance alterations additions and improvements all of which rules and regulations shall be deemed to be and shall form part of this Lease PROVIDED ALWAYS that if there is a conflict between any such rules and regulations and the terms of this Lease the terms of this Lease shall prevail.

11.

The right on reasonable prior notice to the Tenant (save in case of emergency where no such notice shall be required) to designate vary, alter, change the use of, close or control access to the whole or any part of the Building Common Areas, the Basement and the Estate Common Areas provided that the Landlord and/or the Management Company shall where appropriate provide reasonable alternative access and egress to the Demised Premises and PROVIDED THAT the Tenant’s use and enjoyment of the Demised Premises is not materially affected.

12.

The right on reasonable prior notice to the Tenant (save in case of emergency where no such notice shall be required) to close temporarily at any time any part or parts of the Building Common Areas, the Basement and/or the Estate Common Areas for the purpose of repairing renewing renovating replacing cleaning and maintaining the same PROVIDED THAT the Tenant’s proper access and egress and use and enjoyment of the Demised Premises is not materially affected.

13.

The right on reasonable prior notice to the Tenant and under supervision of the Tenant’s personnel who will make themselves readily available (save in case of emergency where no such notice shall be required) to gain access to the risers in the Building passing through the Demised Premises.

14.

The right for the Management Company, from time to time (acting reasonably and in accordance with the principles of good estate management) to make reasonable and  proper rules and regulations notified in writing to the Tenant where matters relate to use and enjoyment of the Building (but excluding matters relating exclusively to the operation and management of the Demised Premises) PROVIDED ALWAYS that if there is a conflict between any such rules and regulations and the terms of this Lease the terms of this Lease shall prevail:

(a)

For the control regulation and limitation of traffic vehicular and otherwise into from and within the Estate and in particular regulations for the delivery and storage of stocks and goods and the control and use of any common store or stores.

(b)	For the storage and removal of disposal or waste.
(c)	In relation to the erecting and maintaining of signs notices and regulations as may be appropriate in any part or parts of the Estate.
(d)	As to the means of bringing the Utilities into or through the Demised Premises.
(e)	For the security of the Estate as a whole or in respect of any part or parts.
(f)	For emergency action and procedure.
(g)	For fire precautions.
(h)	The Airspace over the Building.
15.

The right for the Landlord and / or the Management Company to vary, abandon, or alter the plan and the scheme of development for the Estate (excluding the Demises Premises) and to deal with the Estate or any part thereof without regard to such plan or scheme of development provided that any such variation will not materially affect the Tenant's use of and access to the Demised Premises.

Schedule 4

Rent Reviews

1.	Definitions

In this Schedule, the following expressions shall have the following meanings:-

(a)	“Review Date” means the Rent Review Dates specified in the Definitions and “Relevant Review Date” shall be construed accordingly;
(b)

“Open Market Rent” means the full open market rent without any deductions whatsoever at which the Demised Premises might reasonably be expected to be let in the open market with vacant possession at the Relevant Review Date by a willing landlord to a willing tenant and without fine or premium or any other consideration for the grant thereof for a term equal the residue then unexpired of the Term granted by the within Lease and on the same terms and conditions and subject to the same covenants and provisions contained in this Lease (other than the amount of the rent payable hereunder but including these provisions for the review of rent) and having regard to other open market rental values current at the Review Date in so far as the Surveyor (as defined in Clause (e) of this Schedule) may deem same to be pertinent to the matters under consideration by him and making the Assumptions but disregarding the Disregarded Matters;

(c)	“Assumptions” mean the following assumptions (if not facts) at the Relevant Review Date:-
(i)

that the Demised Premises are ready and available for immediate occupation, use and fit out by the Tenant for the Permitted User and may be lawfully used by any person for any of the purposes permitted by this Lease;

(ii)

that no work has been carried out to the Demised Premises by the Tenant, any under tenant or their respective predecessors in title during the Term, which has diminished the rental value of the Demised Premises;

(iii)	that if the Demised Premises or any part or parts thereof have been destroyed or damaged, they have been fully rebuilt and reinstated;
(iv)	that the Demised Premises are in a good state of repair and decorative condition;
(v)

that the Demised Premises have been delivered to the Tenant to the specification set out in Schedule 11 of this Lease, and is comprised within a Building which is to the specification set out in Schedule 11 of this Lease;

(vi)	that all the covenants on the part of the Tenant contained in this Lease have been fully performed and observed;

(vii)	that the Tenant has enjoyed the benefit of any market-standard rent free period or rent concession at the commencement of this Lease;
(viii)	that the Floor Area of the Demised Premises is square feet comprising square feet of office space and comprising square feet in respect of the Basement Storage Area; and
(ix)

that the Demised Premises includes the use of thirty one (31) car parking spaces and includes the benefit of the Balconies, the Entrance Courtyard, the Exclusive Basement Service Areas, the Bicycle Spaces and the Shower Facilities.

(d)	“Disregarded Matters” mean:
(i)	any effect on rent of the fact that the Tenant, any permitted under tenant or their respective predecessors in title have been in occupation of the Demised Premises or any part thereof;
(ii)	any rent free period or rent concession received by the Tenant at the commencement of the Lease or that may be received by a tenant in the market.
(iii)	any goodwill attaching to the Demised Premises by reason of the business then carried on at the Demised Premises by the Tenant or any permitted under tenant;
(iv)

any increase in rental value of the Demised Premises attributable to the existence at the Review Date, of any works (otherwise than in pursuance of an obligation under this Lease or any agreement therefor) executed by and at the expense of the Tenant (or any party lawfully occupying the Demised Premises under the Tenant) with the consent of the Landlord (where required under this Lease) in on or to the Demised Premises or any part thereof however, for the sake of clarity such Disregarded Matters shall not affect the specification for the Demised Premises and the Building as at the commencement of the Term of this Lease, as set out in Schedule 10; and

(e)

“Surveyor” means an independent chartered surveyor with at least 10 years post-qualification experience in the valuation and leasing of property similar to the Demised Premises and is acquainted with the market in the area in which the Demised Premises are located, appointed from time to time to determine the Open Market Rent pursuant to the provisions of this Schedule;

(f)

“President” means the President for the time being of the Society of Chartered Surveyors Ireland and includes the Vice-President or any person authorised by the President to make appointments on his behalf;

(g)

“Rent Restrictions” means the restrictions imposed by any statute for the control of rent in force on a Review Date or on the date on which any increased rent is ascertained in accordance with this Schedule and which operate to impose any limitation, whether in time or amount, on the collection of an increase in the rent first reserved by this Lease or any part thereof.

2.	Rent Review

The rent first reserved by this Lease shall be reviewed at each Review Date in accordance with the provisions of this Schedule and, from and including each Review Date, the rent shall be the Open Market Rent on the Relevant Review Date, as agreed or determined pursuant to the provisions of this Schedule.

3.	Agreement or determination of the reviewed rent

The Open Market Rent at any Review Date may be agreed in writing at any time between the Landlord and the Tenant but if, for any reason, they have not so agreed, either party may (not earlier than six months prior to and at any time after the Relevant Review Date) by notice in writing to the other require the Open Market Rent to be determined by the Surveyor.

4.	Appointment of Surveyor

In default of agreement between the Landlord and the Tenant on the appointment of the Surveyor, the Surveyor shall be appointed by the President on the written application of either party such appointment to be made by the President within 14 days of receipt of such notification.

5.	Functions of the Surveyor

The Surveyor shall:-

(a)	act as an arbitrator in accordance with the Arbitration Act 2010;
(b)

within sixty (60) days of his appointment, or within such extended period as the Landlord and the Tenant shall jointly agree in writing, give to each of them written notice of the amount of the Open Market Rent as determined by him.

6.	Fees of Surveyor

The fees and expenses of the Surveyor including the costs of his nomination, shall be in the award of the Surveyor (but this shall not preclude the Surveyor from notifying both parties of his total fees and expenses notwithstanding the non-publication at that time of his award) and, failing such award, the same shall be payable by the Landlord and the Tenant in equal shares who shall each bear their own costs, fees and expenses.  Without prejudice to the foregoing, both the Landlord and the Tenant shall each be entitled to pay the entire fees and expenses, due to the Surveyor and thereafter recover as a simple contract debt the amount (if any) due from the party who failed or refused to pay same.

7.	Appointment of new Surveyor

If the Surveyor fails to give notice of his determination within the time aforesaid, or if he dies, or is unwilling to act, or becomes incapable of acting, or if, for any other reason, he is unable to act, either party may request the President to discharge the Surveyor and appoint another surveyor in his place to act in the same capacity, which procedure may be repeated as many times as necessary.

8.	Interim payments pending determination

In the event that by the Relevant Review Date the amount of the reviewed rent has not been agreed or determined as aforesaid (the date of agreement or determination being herein called “the Determination Date”) then, in respect of the period (herein called “the Interim Period”) beginning with the Relevant Review Date and ending on the day before the Quarterly Gale Day following the Determination Date, the Tenant shall pay to the Landlord rent at the yearly rate payable immediately before the Relevant Review Date, and on the Determination Date, the Tenant shall pay to the Landlord, on demand as arrears of rent, the amount (if any) by which the reviewed rent exceeds the rent actually paid during the Interim Period (apportioned on a daily basis) together with interest thereon at the Base Rate from the Relevant Review Date to the date of actual payment.  In the case of a rent reduction the Tenant shall be afforded a credit for any rent over paid (together with interest thereon at the Base Rate from the date of receipt of any such overpayment of rent to the Quarterly Gale Day following the Determination Date) against future rent payable under the Lease.

9.	Rent Restrictions

On each and every occasion during the Term that Rent Restrictions shall be in force, then and in each and every case:

(i)	the operation of the provisions herein for review of the rent shall be postponed to take effect on the first date or dates thereafter upon which such operation may occur, and
(ii)

the collection of any increase or increases in the rent shall be postponed to take effect on the first date or dates thereafter that such increase or increases may be collected and/or retained in whole or in part and on as many occasions as shall be required to ensure the collection of the whole increase

AND until the Rent Restrictions shall be relaxed either partially or wholly the rent reserved by this Lease (which if previously reviewed shall be the rent payable under this Lease immediately prior to the imposition of the Rent Restrictions) shall (subject always to any provision to the contrary appearing in the Rent Restrictions) be the maximum Rent from time to time payable hereunder.

10.	Memoranda of reviewed rent

As soon as the amount of any reviewed rent has been agreed or determined, memoranda thereof shall be prepared by the Landlord or its solicitors and thereupon shall be signed by or on behalf of the Tenant and the Landlord, and the Tenant shall be responsible for and shall pay to the Landlord the stamp duty (if any) payable on such memoranda and any counterparts thereof but the parties shall each bear their own costs in respect thereof.

11.	Time not of the essence

For the purpose of this Schedule, time shall not be of the essence.

Schedule 5

Part I -Maintenance and Estate Services to be provided by the Management Company

Subject to the provisions of Part II of this Schedule 5, the services to be provided by the Management Company are:

1.

As often as may be reasonably required in accordance with the principles of good estate management the Management Company may cleanse, repair, renew, maintain and decorate, and redecorate, resurface, and where applicable modernise and replace, the whole of the Estate Common Areas and all structures thereon, the Conduits and Utilities therein and the accommodation necessary to house equipment and personnel used for the maintenance, operation and functioning of the Estate and the Management Company may have regard to improvements that will improve and modernise the Estate for the benefit of the occupants thereof, and may carry out such works even though items are not strictly beyond economic repair; excluding plant, machinery, apparatus, equipment, Conduits and Utilities exclusively serving the Building or any other Block in the Estate.

2.

As often as shall be reasonably necessary the Management Company shall maintain, cleanse, repair and renew all electrical, mechanical and other plant, equipment, chattels, hard and soft landscaping features and fittings of ornament and shrubs and cultivations of every nature and all Utilities in use for the common benefit of the occupiers of the Estate within or serving the Estate and any fencing, gates, barriers or boundary walls in or surrounding the Estate Common Areas and the Estate (save for those which are the direct responsibility of the tenants or licensees of the Landlord under the terms of their lease or licence agreements).  Without prejudice to the generality of the foregoing the Management Company shall provide for the costs of maintaining, repairing, amending and where necessary renewing and providing water from any source for any irrigation system to any landscaped parts within the Estate and the cost of maintaining, repairing, operating, inspecting, servicing and overhauling any temporary foul sewer station located within the Estate or the Adjoining Property (save for those which are the direct responsibility of the tenants or licensees of the Landlord under the terms of their lease or licence agreements).

3.

The Management Company may acting reasonably but at its sole option from time to time provide such agent or agents or management personnel for the management of the Estate as it deems necessary in accordance with the principles of good estate management and in such event shall pay such agents’ reasonable and market standard fees and value added tax thereon.

4.

The Management Company may provide for the control of pedestrian, vehicular and any other traffic on, and the policing of the Estate Common Areas, if deemed necessary by the Management Company and may provide directional and other signs in the Estate.

5.

The Management Company shall provide for the cost of rates (if any), service charges or such like charged on the Estate Common Areas and any special costs which may be charged by the local authority or district authority or any such body on the Estate as a whole, together with water rates insofar as the same shall not be separately assessed by the local authority.

6.

The Management Company may provide for the provision and maintenance of floral displays and seasonal decorations to some / all of the Estate Common Areas and the cost of events that may be held from time to time on the Estate to promote, animate and improve the general environment of the Estate for the benefit of all occupants and users of the Estate.

7.

The Management Company may provide the maintenance, repairing, cleansing, amending and where necessary renewing and repairing or increasing lighting or other systems for open spaces within the Estate including those for roads, footpaths and landscaped parts.

8.

The Management Company may provide for the reasonable and proper costs of maintaining, repairing and paying all outgoings (including rent) for renewing, operating and equipping any estate management office, control room or security hut or such other storage and other parts and buildings used exclusively for the management or required for the general benefit of the Estate including the provision and replacement of all materials, equipment (including telephones and internet), tools, plant and machinery as the Management Company may consider appropriate.

9.

The Management Company shall, from time to time provide and discharge the reasonable and proper costs of wages, and other reasonable costs for such other staff engaged by the Management Company for purposes connected with the Estate including persons engaged in the provision of the Services pursuant to the provisions of this Schedule.

10.

The Management Company may provide for the cost of insurance of all plant, buildings, structures and equipment in the Estate Common Areas and including general service and inspection contract policies in respect thereof and also the insurance of the Estate Common Areas in respect of public liability/third party liability and Management Company’s liability and any other risks (including employers liability and all risks insurance) which the Management Company deems prudent to insure against and the cost of insuring the Estate Common Areas against the Insured Risks in the full reinstatement cost thereof (to be determined from time to time by the Management Company (acting reasonably)) including:

(a)	architects, surveyors, consultants and other professional fees (including Value Added Tax thereon) to the extent it is irrecoverable;
(b)	the costs of shoring up, demolishing, site clearing and similar expenses;
(c)

all stamp duty and other taxes or duties eligible on any building or like contract as may be entered into and all other incidental expenses relative to the reconstruction, reinstatement or repair of the Estate;

(d)	such provision for inflation as the Management Company in its discretion, but acting in accordance with the principles of good estate management, shall deem appropriate;

(e)

the loss of service charge sums referred to in paragraph 3.3 of the reddendum, from time to time payable, following loss or damage to the Estate  by the Insured Risks, for three (3) years or such longer period as the Management Company may, from time to time, reasonably deem to be necessary, having regard to the likely period required for obtaining planning permission and fire safety certificates (if applicable) and any other consents and approvals for reinstating the Estate and having notified the Tenant of any proposed extension to such period;

(f)	property owners, public, employer’s and other liability of the Management Company arising out of or in relation to the Estate; and
(g)	such other insurances as the Management Company may, in its reasonable discretion from time to time, deem necessary to effect.
11.	The Management Company may provide for the maintenance of all equipment required to service the Estate Common Areas.
12.	The Management Company may provide any other services which are required by any public or local authority having power to require same.
13.

The Management Company may provide for the cost of taking all steps deemed necessary or expedient by the Management Company in accordance with the principles of good estate management for complying with any legislation or order or statutory requirements thereunder concerning town planning, public health, highways, streets, drainage or other matters relating or alleged to relate to the Estate Common Areas for which the Tenant, and any other occupational tenant or Block Owner or any other owner or occupier of a Block or Residential Unit is not directly liable and any other steps reasonably necessary to safeguard health and safety of any persons using the Estate Common Areas including but not limited to the control of pests and vermin and consultancy fees and other costs associated with the provision and review of health and safety management systems.

14.

The Management Company shall from time to time provide for all reasonable and proper professional fees for the management of the Estate including but not limited to accountants, surveyors and consultants fees and value added tax payable thereon.

15.

The Management Company may from time to time provide for payment of costs, expenses and fees involved or resulting from the obtaining of professional advice whether from lawyers, barristers, surveyors or other experts in respect of making representations and taking legal action to enforce the rules and regulations and covenants in relation to the Estate, taking necessary legal action or in respect of planning applications, notices or other orders that might be received affecting the Estate or in respect of attempts to deny or obstruct any rights, easements, quasi easements or other privileges enjoyed or claimed to be enjoyed in respect of the Estate provided always that the proceeds of any proceedings shall be credited as against the Estate Service Charge.

16.

The Management Company may provide for the reasonable and proper cost of purchasing, operating, repairing, maintaining and renewing and hiring the machinery and all electrical, mechanical and other plant, machinery, apparatus and equipment, chattels, features and fittings of ornament or Utility in use for the common benefit of the Estate and any reasonable or specialist service which in it deems necessary in accordance with the principles of good estate management and for the benefit of the occupiers of the Estate and including the cost of provision for renewal and replacement whenever necessary.

17.

The Management Company may provide for the reasonable and proper cost of a periodic refuse collection, removal and disposal undertaken in relation to the Estate Common Areas and the reasonable cost of any plant or equipment for the treatment or packaging of same.  In addition, the Management Company shall provide for the reasonable cost of keeping all roads within the Estate clear of parked vehicles and where necessary towing away such vehicles to such place as it may consider appropriate.

18.	The Management Company may provide for the cost of periodic valuations and surveys of the Estate Common Areas for insurance purposes not more than once in every calendar year.
19.

Any amount which may be deducted or disallowed by the Management Company’s insurers pursuant to any excess provisions (which the Management Company shall ensure are competitive) in the insurance policies upon settlement of any claim by the Management Company.

20.	The Management Company may provide for the reasonable and proper cost for the general security (including the maintenance, repair and renewal of any security system) of the Estate Common Areas.
21.

Without prejudice to the generality of the foregoing, the Management Company may provide manned or unmanned 24 hour security of the Estate Common Areas and may also provide fire prevention and detection systems, burglar alarms, security systems and any other monitoring systems or any part thereof to such parts of the Estate Common Areas as the Management Company considers appropriate in the interest of maintaining security on the Estate.

22.	The Management Company may at its sole option provide for a continuing sinking fund to be applied in and towards matters of a capital nature (subject to the provisions of Part II of this Schedule).
23.

The Management Company shall from time to time provide and maintain such reasonable flood defences and take such reasonable flood protection measures in respect of the Estate Common Areas that the Management Company consider necessary in accordance with the principles of good estate management.

24.

Operating, maintaining, testing, repairing, renewing and replacing the boilers, plant, machinery, generators and other equipment that are part of the common system or apparatus of the Estate together with all the cabling, pipe work, duct work and other installations appertaining thereto (not exclusively serving any Block or the Basement).

25.

The Management Company may provide for the reasonable and proper cost of providing such further services and in carrying out such other works as are in the reasonable opinion of the Management Company acting in the interests of good estate management necessary for the comfort and convenience of the Tenant or any Block Owner.

26.	Strictly provided that the Estate Service Charge shall not include:
(a)

Any capital costs relating to the construction or the initial equipping and fitting or the infrastructure serving the Estate and/or the Basement or any part or parts thereof or any extension thereof and any capital cost relating to the construction and provision of any office used for the management of the Estate;

(b)

Any cost relating to the collection and/or review of rents and letting of any other parts of the Estate and any costs or expenses relating to the enforcement of covenants against other owners of Blocks, Residential Units or tenants of the Estate or sums properly owing by such parties;

(c)	Any costs arising out of the wilful default, wilful misconduct or wilful omission of the Management Company its servants or agents;
(d)	Any costs relating to the major refurbishment of Blocks and/or Residential Units in the Estate or any part thereof;
(e)	Any costs relating to the initial landscaping of any part of the Estate;
(f)

Any costs and expenses relating to the making good of any damage covered by any of the Insured Risks (save for any excess under the relevant insurance policy) to the extent of monies actually received on foot of the relevant policy excluding any excess;

(g)	The costs of valuation for insurance purposes of any part of the Estate more often than once in every year;
(h)

Any costs relating to items of plant, machinery and equipment (which for the avoidance of doubt includes lifts and air conditioning systems) which are not for the general benefit of the owners and occupiers of Blocks, Residential Units and/or Retail Units within the Estate and are for the exclusive use of certain tenants and/or owners of Blocks, Residential Units and/or Retail Units within the Estate; and

(i)	Any costs or expenses incurred or relating to periods prior to the Term Commencement Date.
(j)

In no event shall the Estate Service Charge payable by the Tenant be increased or altered by reason that at any relevant time any part of the Estate may be vacant or be occupied by the Landlord in its capacity as Landlord or that any tenant or other occupier of another part of the Estate may default in payment of its due proportion of the Estate Service Charge.

Part II

Tenant’s Liability to Contribute to the Estate Service Charge

1.	Contribution to the Estate Service Charge from other users

The Management Company shall prepare the Estate Service Charge budget on an annual basis  and the  Management Company may from time to time at its discretion but acting reasonably and in the interests of good estate management, alter the percentages or fractions attributable to different parts of the Estate, where it deems this to be appropriate.

2.	Payment Dates

The Tenant's Proportion of the Estate Service Charge for each Service Charge Period shall be discharged by means of equal quarterly payments in advance to be made on each of the Instalment Days in each year or on such date on which a demand therefor is made (whichever shall be the later date) and by such additional payments as may be required under Clauses 3 and 7 of this Part II of Schedule 5.

3.	Service Charge Period

For the purposes of this Part II of Schedule 5, “Service Charge Period” means the period of twelve months from 1st January to 31st December in each year (or such other period not exceeding 12 months as the Management Company may from time to time determine).

4.	Advance Payments

Subject as hereinafter set out, the amount of each advance payment of the Estate Service Charge shall be one quarter of the Tenant’s Proportion of such amount as the Management Company may reasonably estimate to be the Estate Service Charge for the relevant Service Charge Period and which is notified to the Tenant at least thirty (30) days or before the time when the demand for an advance payment is made.

5.	Daily Rate of Calculation

The Estate Service Charge shall be deemed to accrue on a day-to-day basis in order to ascertain yearly rates and for the purposes of apportionment in relation to periods other than a Service Charge Period.  In the event that this Deed shall commence on a day which is not one of the Instalment Days, then the Estate Service Charge shall be the apportioned amount of the Tenant’s Proportion of the Estate Service Charge due up to the next Instalment Day and thereafter the provisions of Clause 4 of this Part II of Schedule 5 shall apply.

6.	Financial Statement

The Management Company as soon as practicable (but in any event within six (6) months) after the end of each Service Charge Period shall submit to the Tenant the Management Company’s financial statements relevant to the Estate Service Charge duly audited and certified by the Accountant.  Such financial statements shall be prepared on an accruals basis and shall inter alia disclose:-

6.1	the total expenditure for the Service Charge Period ended itemised under the various headings of expense;
6.2	the Tenant’s Proportion of the Estate Service Charge and details of the calculation thereof; and
6.3	details of the balancing payment or credit as the case may be.
7.	Balancing Adjustment

If the Tenant’s Proportion (expressed as a cash amount) of the Estate Service Charge as certified by the Accountant (the “Certificate”) shall be more or less than the total of the advance payments referred to in Clause 4 of this Part II of the Schedule 5 above then any sum due to or allowable by the Management Company in respect of the Tenant’s Proportion of the Estate Service Charge for the relevant Service Charge Period shall forthwith be paid (within thirty (30) days of written demand) or allowed as the case may be.  The Certificate (or a copy thereof duly certified  by the person by whom same is given) shall be conclusive evidence for the purposes hereof of the matters which it purports to certify and shall be final and binding on the parties hereto insofar as same relates to matters of fact save in the case of manifest error.

8.	Inspection by the Tenant

If so requested by the Tenant by not less than fourteen (14) days prior written notice, the Management Company shall make available for inspection by the Tenant or its duly authorised agent at a reasonably accessible location for a period of one (1) month following the delivery to the Tenant of the Certificate the books and other documents or records which are in the reasonable opinion of the Management Company relevant for the purpose of ascertaining or verifying the level of the Estate Service Charge and the Tenant or its duly authorised agent shall be entitled to take copies (at the expense of the Tenant) of the relevant documents.

9.	Exceptional Costs

In the event that the Management Company at any time during any Service Charge Period incur heavy exceptional expenditure (providing same is vouched) which forms part of the Estate Service Charge the Management Company shall be entitled to recover from the Tenant the Tenant’s proportion of such costs from the Estate Sinking Fund in accordance with the provisions of Clause 12 of this Part II of Schedule 5 of this Lease.

10.	Claims by Third Parties in Respect of Loss or Damage in or about the Estate Common Areas
10.1

The Management Company shall be entitled to include in the Estate Service Charge any reasonable payments properly made to third parties on sound legal advice in settlement of any claims by such third parties in respect of any loss or damage sustained by the same in or about the Estate Common Areas (other than where caused by the negligence of the Management Company or its agents) to the extent that such claims are not recovered under any policy of insurance effected by the Management Company solely on  either of the following grounds:

(a)	by reason of the fact that the amount claimed by any third party falls within the excess amount stipulated on the relevant insurance policy; or
(b)

by reason of the fact that the cost in terms of any consequential increase for the future in the premium payable on foot of the relevant policy that will cover any such payments from the relevant policy would in the sole opinion (acting reasonably and upon professional advise) of the Management Company exceed the amount necessary to settle such claims.

10.2

Notwithstanding any provision to the contrary contained in this Deed, the Estate Service Charge shall include the cost of Estate Services in respect of any matter which is either wholly or partly covered by insurance effected by the Management Company in respect of the Estate PROVIDED ALWAYS that if and when the proceeds of any such insurance are received by the Management Company as the case may be the relevant proportion thereof shall be deducted from the Tenant’s Proportion of the Estate Service Charge payable by the Tenant on the Instalment Day next following.

11.	Restrictions on Objections to Estate Service Charge

The Tenant shall not be entitled to object to the Estate Service Charge or otherwise on any of the following grounds:-

11.1

the inclusion in subsequent Service Charge Periods of any item of expenditure or liability omitted from the Estate Service Charge in any preceding Service Charge Period though the item itself may be disputed;

11.2	any item of the Estate Service Charge included at a proper cost having regard to the then market costs which might have been provided or performed at a lower cost;
11.3

disagreement with an estimate of future expenditure for which the Management Company may require to make provision so long as the Management Company has acted reasonably and in good faith and in accordance with the principles of good estate management and there being no manifest error;

11.4

the manner in which the Management Company exercises its discretion in providing the Estate Services so long as they are provided in good faith, acting reasonably and in accordance with the principles of good estate management; or

11.5	the employment of managing agents at reasonable market rates to carry out and provide on the Management Company’s behalf the Estate Services.

12.	Sinking Fund and Reserve

In the event that a sinking fund is established pursuant to Clause 22 of Part I of this Schedule 5 the Management Company shall be entitled to include in the Estate Service Charge for any Service Charge Period an amount which the Management Company determines is appropriate in accordance with the principles of good estate management to build up and maintain such sinking fund for the upkeep and maintenance costs and all other potential capital outlay associated with the Estate Common Areas PROVIDED THAT should such sinking fund be provided or established by the Management Company then -

(a)	all funds paid or contributed to or towards such fund shall be kept entirely separate from the Management Company’s own funds;
(b)

the Management Company shall open a separate deposit account with one of the Associated Banks in the Republic of Ireland and all payments or contributions paid to it for the purpose of such fund shall be lodged to the credit of such deposit account;

(c)	such deposit account shall be designated or entitled “ 1-6 SJRQ ESTATE TRUST A/C” or the like;
(d)	all net interest accruing on the balance for the time being standing to the credit of such deposit account shall be added to and form part of the sinking or reserve fund;
(e)	the said account shall not be drawn upon by the Management Company save for the express purposes for which the sinking or reserve fund has been established;
(f)	as part of each annual service charge budget the Management Company shall where available provide full details of any planned sinking fund expenditure anticipated for the following year;
(g)	the Management Company shall confirm the balance of the funds in the said account upon request by the Tenant but not more than once in any 12 month period during the Term;
(h)

In the event of the transfer by the Management Company of its interest in the Estate the Management Company shall ensure that the balance (inclusive of net interest) standing to the credit of the account is transferred to or otherwise taken over by the transferee on the same terms and conditions as herein contained.

13.	In providing the Estate Services the Management Company:
13.1

shall be entitled in accordance with the principles of good estate management to employ, at competitive market rates, agents, professionals managers and contractors (including independent contractors) or such other persons as the Management Company may from time to time think fit or at competitive market rates buy, hire, rent or acquire on hire purchase or by way of lease any equipment or machinery required in connection therewith;

13.2

shall not be liable for any loss or damage, inconvenience or injury to any person or property arising from any failure or delay in carrying out or providing any of the Estate Services whether express or implied where such failure or delay would not have occurred but for the Insured Risks, the occurrence of war, civil commotion, strike, lockout, labour dispute, shortage of labour and materials, inclement weather, mechanical breakdown, failure, malfunction, repair or replacement of plant, machinery and equipment or any other cause beyond the control of the Management Company PROVIDED THAT the Management Company has used all reasonable endeavours to cause the Estate Service in question to be reinstated with the minimum of delay following written notification to the Management Company of failure of a service.

13.3

shall be entitled to provide any new or additional services if any such services shall in the reasonable opinion of the Management Company be for the benefit of the Estate and its users from time to time any such additional services shall be deemed to be included in the list of the Estate Services set out in this Schedule 5 as soon as the same are first provided.

13.4

if the payments in advance, as received pursuant to clause 4 of this Part II of Schedule 5 prove insufficient to meet an immediate liability, the Management Company shall be entitled to borrow monies for the purpose at commercially competitive rates of interest, and the interest payable on the borrowing shall be recoverable as an item of the Estate Service Charge.

13.5

for the purpose of giving effect to the provisions of this Schedule 5 the Management Company shall have the right from time to time to make written rules and regulations and to make additions and amendments to them or revisions of them on prior consultation and agreement with the Tenant (insofar as they relate to the Building) for the orderly convenient and proper operation, management and maintenance of the Estate or any part of the Estate, all of which rules and regulations shall be binding on Tenant PROVIDED HOWEVER that where there is a conflict between any such rules and regulations and the provisions of this Lease, the provisions of this Lease shall prevail.

13.6	shall use its reasonable endeavours to ensure that the fees from time to time of any managing agent or other professionals engaged by the Management Company shall be reasonable and competitive.
13.7

shall ensure that the Estate Service Charge payable by the Tenant is not increased or altered by reason that at any relevant time any Lettable Areas may be vacant or be occupied by the Landlord or the Management Company or that any tenant or other occupier of another part of the Estate defaults in payment of its due proportion of the Estate Service Charge.

PROVIDED ALWAYS THAT in providing the Estate Services listed in this Schedule, the Management Company shall act reasonably, in good faith, in accordance with the principles of good estate management and in a financially prudent manner AND where appropriate, the Management Company shall have due regard to the reasonable representations of the Tenant in the operation of the Estate Services.

PROVIDED FURTHER THAT notwithstanding anything contained in this Schedule, the Tenant hereby acknowledges that the Management Company shall be entitled to cease or not to provide any of the services itemised in this Schedule if any maintenance and services shall in the opinion of the Management Company (acting reasonably) not be for the benefit or cease to be for the benefit of the tenants and occupiers of the Estate or if any of the said services have become or shall have become obsolete or redundant due to technological change or otherwise.

Schedule 6

Part I

Building Services

Subject to the provisions of Part II of this Schedule 6, the maintenance and services to be provided by the Landlord are:

1.

Maintaining, repairing, rebuilding, replacing, renewing, renovating, refurbishing, decorating, cleaning and keeping in good and substantial repair and condition (including, as necessary, the periodic inspecting, examining, burning off, preparing, redecorating, resurfacing, painting, washing down, decorating, burnishing, unblocking or other treating including replacement and modernisation of items where to do so is of beneficial impact on the design and functionality of the Main Structure.

2.

Maintaining, repairing, rebuilding, replacing, renewing, renovating, refurbishing, cleansing, inspecting, testing and keeping in good and substantial repair and condition the Conduits and Utilities in the Building (save for those which are the direct responsibility of the tenants or licensees of the Landlord under the terms of their lease or licence agreements).

3.

Quarterly cleaning of all windows and Brise Soleil in the Building (including the outside of the windows and the Brise Soleil of the Demised Premises) save for those which are the direct responsibility of the tenants or licensees of the Landlord under the terms of their lease or licence agreements.

4.

Collecting, storing and disposing of refuse including providing, hiring, maintaining, repairing and  replacing refuse compactors, waste processors or similar machinery, equipment or containers for the collection, storage and disposal of refuse in the Building (save for refuse collection that is the direct responsibility of the tenants or licensees of the Landlord under the terms of their lease or licence agreements).

5.	Operating, maintaining, repairing and replacing any signs, loudspeakers, public address or music broadcast systems or closed circuit television or the like on the Main Structure.
6.

Operating, maintaining, testing, repairing, renewing and replacing the boilers, plant, machinery, generators and other equipment that are part of the common system or apparatus of the Building together with all the cabling, pipe work, duct work and other installations appertaining thereto.

7.	Operating, maintaining, repairing and replacing any fire alarms, dry rises and other firefighting equipment serving the Building.
8.	Operating, maintaining, repairing and replacing all decorative and floor lighting and emergency lighting located on the Main Structure.
9.

Operating, maintaining, repairing and replacing such security and emergency systems and employing such security or policing personnel as the Landlord may consider necessary in respect of the Building including, but not limited to, alarm systems and television systems, generators, emergency lighting, fire detection and prevention systems, any fire escapes for the Building and all fire-fighting and fire prevention equipment and appliances (other than those for which the Tenant or other lessee is responsible).

10.	(i) Effecting or arranging:
(a)	periodic valuations of the Building for insurance purposes (but not more than once in any calendar year);
(b)	works reasonably required to the Building in order to satisfy the requirements and/or reasonable recommendations of the insurers of the Building;
(c)

property owner’s liability, third part liability and employer’s liability in respect of the Retained Areas and such other insurances as the Landlord may, in its absolute discretion from time to time, determine;

(ii)	The cost of any amount which may be deducted or disallowed by the insurers pursuant to any excess provision in any insurance policy upon settlement of any claim by the Landlord; and
(iii)	any other costs properly incurred by the Landlord in arranging and maintaining any insurances under this Schedule.
11.

Taking such steps as may be necessary for the control of pests and vermin and any other steps reasonably necessary to safeguard the health and safety of the Landlord, its staff (if any) and any persons using the Building including but not limited to reasonable and competitive consultancy fees and other costs associated with the provision and review of health and safety management systems.

12.

The payment of all charges, impositions and other outgoings whether or not of an entirely novel character (other than rent) including rates and water rates and other charges which may be levied by a competent authority and which may be payable by the Landlord in respect of the Main Structure and whether or not of a capital or non-recurring nature (but excluding any taxes or other charges imposed on the Landlord by virtue of the receipt of rents and/or in connection with any dealing with its interest in the Building).

13.

Complying with the provisions of all laws which impose obligations on the Landlord in relation to the provision of the Building Services including, but without limiting the generality of the foregoing, compliance with the provisions of the Planning Acts, Public Health Acts, the Building Control Act, Building Regulations, the Health Safety & Welfare at Work Act 1989 and any other Laws already or hereafter to be passed affecting the Building and the proper costs of opposing, making representations in respect of and/or complying with the provisions or requirements of any notice, order, regulation, instrument or bye law made under any Law.

14.

Payment of costs, expenses and fees involved or resulting from the obtaining of professional advice whether from lawyers, barristers, surveyors or other experts in respect of making representations and taking legal action to enforce the rules and regulations in relation to the Building, recovery of service charges and enforcement of covenants, taking necessary legal action or in respect of planning applications, notices or other orders that might be received affecting the Building or in respect of attempts to deny or obstruct any rights, easements, quasi easements or other privileges enjoyed or claimed to be enjoyed in respect of the Building.

15.

Making such contribution as the Landlord may properly be required to pay towards the expense of repairing, maintaining, and renewing, replacing and cleansing any roads, ways, paths, passages, bridges, perimeter walls, pavements, Conduits and Utilities, walls, fences or other conveniences, structures or easements which may belong to or be used from the Building or any part of it exclusively or in common with other neighbouring properties or the Adjoining Property.

16.

The provision and payment of such staff at reasonable and competitive rates as the Landlord shall deem necessary in accordance with the principles of good estate management (including such direct or indirect labour as the Landlord deems appropriate) for the day-to-day running of any installations, plant and machinery in the Building and the provision of the other Building Services to the Building and for the general management, operation and security of the Building and all other incidental expenditure, including, but not limited to:

(a)	insurance, health, pension, welfare, severance and other payments, contributions and premiums (but only where such payments or contributions are required by law);
(b)	the provision of uniforms, working clothes, tools, appliances, materials and equipment (including telephones) for the proper performance of the duties of any such staff;
(c)

providing, maintaining, repairing, decorating, lighting and equipping with materials and utilities any accommodation and facilities in the Building for staff employed in the Building including any site management office, security hut or control room situate in the Building and all rates, gas, electricity charges and other outgoings in respect thereof.

17.

The payment of all reasonable and proper professional fees for the performance of the Building Services, the management and performance of any other duties in and about the Building or any part of it by whomsoever carried out including but not limited to all reasonable and proper accountants, surveyors and consultants fees and value added tax payable thereon to the extent it is irrecoverable.

18.	The making and publishing of any rules and regulations for or in connection with the proper use of the Building and the enforcement of such rules and regulations.
19.	The payment of any VAT chargeable on any item of expenditure referred to in this Schedule 6, to the extent it is irrecoverable.
20.	The payment of all bank charges, overdraft fees, interest charges on loans relating to the management of the Building and the provision of the Building Services.
21.	The costs of enforcing the observance by any superior landlord of its covenants in any superior lease.
22.	The cost of providing and maintaining floral displays and seasonal decorations for the Building Common Areas.
23.

Such annual provision as the Landlord or Management Company may, acting reasonably, deem proper for the establishment and maintenance of a reserve or sinking funds for the repair, replacement or renewal of the Landlord’s plant, machinery, equipment, apparatus, fixtures and fittings and things forming part of the Retained Areas or used in the operation and maintenance of the Retained Areas PROVIDED THAT should such sinking fund be provided or established by the Landlord then

23.1	in assessing the proportion of the Tenant’s sinking fund contribution the Landlord shall have regard to the life cycle costings of the relevant assets as against the length of the Term; and
23.2

all funds paid or contributed to or towards such fund shall be kept entirely separate from the Landlord’s own funds but no prepaid amounts shall be refundable to the Tenant should the Tenant exercise its option at Clause 4.35;

23.3

the Landlord shall open a separate deposit account with one of the Associated Banks in the Republic of Ireland and all payments or contributions paid to it for the purpose of such fund shall be lodged to the credit of such deposit account;

23.4	such deposit account shall be designated or entitled “1-6 SJRQ BUILIDNG TRUST A/C” or the like;
23.5	all net interest accruing on the balance for the time being standing to the credit of such deposit account shall be added to and form part of the sinking or reserve fund;
23.6	the said account shall not be drawn upon by the Landlord save for the express purposes for which the sinking or reserve fund has been established;
23.7	as part of each annual service charge budget the Landlord shall where available provide full details of any planned sinking fund expenditure anticipated for the following year;
23.8	the Landlord shall confirm the balance of the funds in the said account upon request by the Tenant but not more than once in any 12 month period during the Term;
23.9

In the event of the transfer by the Landlord of its interest in the Building the Landlord shall ensure that the balance (inclusive of net interest) standing to the credit of the account is transferred to or otherwise taken over by the transferee on the same terms and conditions as herein contained.

24.

The provision and maintenance of such reasonable flood defences and taking of reasonable flood protection measures in respect of the Building that the Management Company considers necessary in accordance with the principles of good estate management.

25.

The payment of any reasonable vouched costs and expenses (not referred to above but which the Tenant has agreed to in writing) which the Landlord may incur in discharging its obligations in this Schedule 6.

26.

The cost of the provision of such other services and amenities as the Landlord (acting in accordance with the principles of good estate management) reasonably considers necessary accordance with the principles of good estate management for the benefit or comfort and convenience of the Retained Areas or any part or parts thereof or its users including the enforcement of rights against third parties.

Part II

Provisos in respect of the Building Services

PROVIDED ALWAYS that the provision of the Building Services by the Landlord shall be subject to the following stipulations and conditions:

1.

In performing its obligations hereunder the Landlord shall be entitled acting in accordance with the principles of good estate management to employ agents, professionals managers and contractors (including independent contractors) or such other persons as the Landlord may from time to time think fit at reasonable rates or to buy, hire, rent or acquire on hire purchase or by way of lease any equipment or machinery required in connection therewith at reasonable rates.

2.

The Landlord shall not be liable for any loss or damage, inconvenience or injury to any person or property arising from any failure or delay in carrying out or providing any of the Building Services whether express or implied where such failure or delay would not have occurred but for the Insured Risks, the occurrence of war, civil commotion, strike, lockout, labour dispute, shortage of labour and materials, inclement weather, mechanical breakdown, failure, malfunction, repair or replacement of plant, machinery and equipment or any other cause beyond the control of the Landlord provided that the Landlord has used reasonable endeavours to cause the Building Service in question to be reinstated with the minimum of delay following written notification to the Landlord of failure of a service.

3.

By prior written agreement with the Tenant, the Landlord shall be entitled to provide new or additional services if any such services shall in the reasonable opinion of the Landlord be for the benefit of the Building and its users from time to time any such additional services shall be deemed to be included in the list of the Building Services set out in this Schedule 6.

4.

If the Advance Payments (as defined in Part III of this Schedule 6) of Service Charge prove insufficient to meet an immediate liability, the Landlord shall be entitled to borrow monies for the purpose at commercially competitive rates of interest, and the interest payable on the borrowing shall be recoverable as an item of the Service Charge.

5.

In accordance with the principles of good estate management, the Landlord shall have the right from time to time to make written rules and regulations and to make written additions and amendments to them or revisions of them (subject to prior agreement with the Tenant in so far as they relate to the Building) for the orderly convenient and proper operation, management and maintenance of the Building and the Retained Areas or any part of them all of which rules and regulations shall be binding on Tenant PROVIDED HOWEVER that where there is a conflict between any such rules and regulations and the provisions of this Lease, the provisions of this Lease shall prevail.

6.

The Landlord shall use its reasonable endeavours to ensure that the fees from time to time of any managing agent or other professionals engaged by the Landlord (if any) shall be reasonable and competitive.

7.

The Landlord shall ensure that the Building Service Charge payable by the Tenant is not increased or altered by reason that at any relevant time any Lettable Areas may be vacant or be occupied by the Landlord or the Management Company or that any tenant or other occupier of another part of the Building defaults in payment of its due proportion of the Building Service Charge.

PROVIDED ALWAYS THAT in providing the Building Services listed in this Schedule, the Landlord shall act reasonably, in good faith, in accordance with the principles of good estate management and in a financially prudent manner AND where appropriate, the Landlord shall have due regard to the reasonable representations of the Tenant in the operation of the Building Services.

PROVIDED FURTHER THAT notwithstanding anything contained in this Schedule, the Tenant hereby acknowledges that the Landlord shall be entitled to cease or not to provide any of the services itemised in this Schedule if any maintenance and services shall in the opinion of the Landlord (acting reasonably and in accordance with the principles of good estate management) not be for the benefit or cease to be for the benefit of the tenants and occupiers of the Building or if any of the said services have become or shall have become obsolete or redundant due to technological change or otherwise.

Part III

Calculation and payment of Building Service Charge

1.

The Tenant’s Proportion of the Building Service Charge shall be discharged by means of equal quarterly payments in advance (the “Advance Payments”) to be made on each of the Quarterly Gale Days and by such additional payments as may be required under paragraph 5 of Part III of this Schedule 6.

2.

The amount of each Advance Payment shall be one quarter of such amount as the Landlord may reasonably determine to be equal to the amount of the Tenant’s Proportion of the Building Service Charge for the relevant Building Service Charge Period and which is notified by the Landlord or its agents to the Tenant at least thirty (30) days before the time when the demand for an Advance Payment is made.  If the relevant figure is not determined then the Advance Payment shall equate to that applicable for the previous Advance Payment and an appropriate adjustment shall be made to the Advanced Payment falling after determination of the relevant figure.  Appropriate adjustments shall be made to the amount of each Advance Payment having regard to where the Term Commencement Date is in relation to the Building Service Charge Period.

3.	The Building Service Charge is to be treated as accruing on a day-to-day basis in order to ascertain yearly rates and for the purposes of apportionment in relation to periods other than of one year.
4.

The Landlord will as soon as may be practicable after the end of each Building Service Charge Period (but in any event within six (6) months) submit to the Tenant a statement duly certified by the Accountant giving a proper summary of the Building Service Charge for the Building Service Charge Period just ended.  The statement shall state the total amount of the Building Service Charge for the Building Service Charge Period to which it relates and the proportion of the Tenant’s liability hereunder and shall disclose the total expenditure in the Building Service Charge Period itemised under the various headings of expenses together with all income to be credited thereto.  The statement shall also itemise all amounts contributed to, held in and expended from any sinking or reserve fund established by the Landlord.

5.

If the Tenant’s Proportion of the Building Service Charge as certified is more or less than the total of the Advance Payments (or the grossed-up equivalent of such payments if made for any period of less than the Building Service Charge Period), then any sum due to or payable by the Landlord by way of adjustment in respect of the Tenant’s Proportion of the Building Service Charge is forthwith to be paid within thirty (30) days of written demand or allowed as the case may be.  The provisions of this paragraph are to continue to apply notwithstanding the determination or earlier termination of this Lease in respect of any Building Service Charge Period then current save that where there is any allowance due to the Tenant following the determination of the Lease, this shall be paid to the Tenant promptly and in any event within thirty (30) days.

6.

If so requested by the Tenant by not less than fourteen (14) days prior written notice, the Management Company shall make available for inspection by the Tenant or its duly authorised agent at a reasonably accessible location for a period of one (1) month following the delivery to the Tenant of the Certificate the books and other documents or records which are in the reasonable opinion of the Management Company relevant for the purpose of ascertaining or verifying the level of the Building Service Charge and the Tenant or its duly authorised agent shall be entitled to take copies (at the expense of the Tenant) of the relevant documents.

7.

If the Landlord is required during any Building Service Charge Period to incur heavy or exceptional expenditure which forms part of the Building Service Charge, the Landlord is to be entitled to recover from the Tenant the Tenant’s Proportion of the Building Service Charge representing the whole of that expenditure on the Quarterly Gale Day next following (provided thirty (30) days’ prior notice is given to the Tenant.

8.	The Tenant is not entitled to object to the Building Service Charge (or any item comprised in it) or otherwise on any of the following grounds:
(a)

the inclusion in a subsequent Building Service Charge Period of any item of expenditure or liability omitted from the Building Service Charge for any preceding Building Service Charge Period, save for any periods prior to the Term Commencement Date;

(b)	an item of Building Service Charge included at a proper cost which might have been provided or performed at a lower cost;
(c)	disagreement with any estimate of future expenditure for which the Landlord requires to make provision so long as the Landlord has acted in good faith and in the absence of manifest error;
(d)	the manner in which the Landlord exercises its discretion in providing the Building Services so long as the Landlord acts in good faith and in accordance with the principles of good estate management;
(e)

the employment at reasonable and competitive market rates of managing agents or other suitably qualified persons to carry out and provide on the Landlord’s behalf any of the Landlord’s obligations under this Schedule 6; and

(f)

the benefit of a service or works provided by the Landlord will be enjoyed wholly or substantially at a time after the expiry of this Lease if the service or works are provided by the Landlord in good faith, and are or will be generally of benefit to the users of the Building as a class from time to time.

9.	There is to be excluded from the items comprised in the Building Service Charge:
(a)

any liability or expense for which the Tenant or other tenants, licensees or occupiers of the Building may individually be responsible under the terms of their tenancy, licence or other arrangement by which they use or occupy the Building;

(b)	Damage by any risk for which the Landlord is insured or has covenanted to insure under the terms of this Lease and has recovered the cost of making good any such damage under the relevant policy;
(c)	Any costs incurred by the Landlord in connection with unlet and/or unoccupied parts of the Building which are not Building Common Areas;
(d)	Any costs arising out of the negligence, wilful default, wilful misconduct or wilful omission of the Landlord its servants or agents;
(e)

All costs (including professional fees) of whatever description incurred by or on behalf of the Landlord in connection with the original acquisition, construction, equipping or fitting out of the Building or any part or parts thereof;

(f)

All costs (including without limitation solicitors’, surveyors’ and agents’ fees) incurred by or on behalf of the Landlord in the collection of rents and/or in any proceedings against any other occupier of the Building in the collection of rents (or service charges) other than the Tenant or any permitted under-lessee of the Tenant;

(g)	The cost of adding to, altering, improving, rebuilding or reconstructing the Building to the extent any such works do not constitute Building Services;
(h)	Any fees or expenses attributable to the letting of vacant parts or any dispositions or dealing with the Landlord’s reversionary interest in the office Block or any part thereof.
(i)	Any costs or expenses incurred or relating to periods prior to the Term Commencement Date.
10.	On a permitted assignment of this Lease the Landlord:
(a)	shall not be required to make any apportionment of the Building Service Charge relative to such an assignment; and
(b)

shall be entitled to deal exclusively with the tenant in whom this Lease is for the time being vested (and, for this purpose, in disregard of a permitted assignment of this Lease which has not been delivered to the Landlord).

PROVIDED ALWAYS that notwithstanding anything contained in this Schedule, the Tenant hereby acknowledges that the Landlord shall be entitled to cease or not to provide any of the services itemised in this Schedule if any maintenance and services shall in the opinion of the Landlord (acting reasonably and in accordance with the principles of good estate management) not be for the benefit or cease to be for the benefit of the tenants and occupiers of the Building or if any of the said services have become or shall have become obsolete or redundant due to technological change or otherwise.

Schedule 7

Part One – Basement Services

Subject to the provisions of Part Two of this Schedule 7, the services to be provided by the Management Company are:

1.	Repairs

Cleansing, repairing, renewing,  maintaining, overhauling, operating, painting and decorating and redecorating, resurfacing, and modernising and replacing the whole of the Basement Common Parts where necessary or to modernise and improve the Basement Common Parts for the benefit of the users thereof, including without prejudice to the generality of the foregoing the roof, foundations, structures, pillars, columns, walls, fascias, piers, windows and where necessary re-building and replacing the Basement Common Parts.

So far as may be necessary for the reasonable use and enjoyment by the Tenant of the Demised Premises to keep the Basement Common Parts in good repair and condition and to keep all the apparatus, equipment, plant and other items therein properly maintained, repaired and where necessary renewed and replaced.

Provided that the Management Company shall not be liable under this clause for any repairs which are the liability of an occupational tenant of a Block or part of a Block pursuant to any letting or results from failure by the occupational tenant of the Premises to comply with its obligations under any occupational lease.

2.	Keep Basement Common Parts Clean and Lit

Cleaning and maintaining in a proper manner, the Basement Common Parts and to keep the same adequately lighted including the maintenance and provision of the emergency lighting where appropriate, at such times as the Management Company shall reasonably determine.

3.	Staff

Employing (either directly or by contract) such staff as the Management Company or its nominee may (acting reasonably) deem necessary to enable it to provide all or any of the Basement Services in the Basement Common Parts and for the general management, maintenance and cleaning and security of the Basement Common Parts, on such terms and conditions as the Management Company considers are appropriate.

The Management Company may from time to time provide such agent or agents and/or management personnel for the management of the Estate as it considers necessary on reasonable terms.

4.	Plant and Machinery

Maintaining and repairing operating, inspecting, servicing, overhauling, cleaning, lighting, (as and when necessary) and renewing and replacing the machinery, within the Basement Common Parts from time to time, including but not limited to, boilers and items relating to the ventilation, heating, air conditioning and hot and cold water systems, travelators and escalators, the lift and lift shafts and lift motor rooms, building management systems, compactors, building management systems, compactors, floor flow machines, music systems, automatic doors and all fuels and electricity and any necessary maintenance contract and insurance in respect thereof.

5.	Security and Emergency Systems

Maintaining, repairing, operating and inspecting, servicing and overhauling, cleaning and (as and when necessary) repairing, renewing, modifying or replacing any security and emergency systems for the Basement Common Parts including, but not limited to, alarm systems, internal and Estate telephone and close circuit television systems, generators, emergency lighting, fire detection and prevention systems, any fire escapes for the Basement Common Parts and all firefighting and fire prevention equipment and appliances (other than those for which a tenant is responsible) and any traffic barriers and traffic control and security systems.

6.	Signs

Maintaining, updating and renewing name boards and signs in the Basement Common Parts and all directional signs and fire regulation notices and any flags, flag poles and television and radio aerials and any advertising boards or screens electronic or otherwise.

7.	Miscellaneous Items
(a)	Leasing or hiring any of the items referred to in this Schedule or the cost of leasing and financing any item required for the purpose of providing any of the Basement Services.
(b)

Complying in respect of the Basement Common Parts with any notice, regulation or order of any competent authority and any requirement or order of any present or future Act of the Oireachtas, order, byelaw or regulation except where the same is the responsibility of any owner of a Block or any occupational tenant of any part of the Estate.

(c)	The making and publishing of any regulations for or in connection with the proper use of the Basement Common Parts and the enforcement thereof.
8.	Outgoings

Paying all existing and future rates, taxes, duties, charges, assessments, impositions and outgoings whatsoever (whether parliamentary, parochial, local or of any other description and whether or not of a capital or non-recurring nature or of a wholly novel character) payable by the Management Company in respect of the Basement Common Parts or any part thereof including but not limited to any security hut or site management office or other structure used exclusively for the management or required for the general benefit of the Basement Common Parts so far as same are not separately assessed by any competent statutory authority and all water rates attributable to the Basement Common Parts insofar as same shall not be separately assessed by any competent statutory authority.

9.	Representations

Taking any steps deemed desirable or expedient by the Management Company acting reasonably for complying with, any statute concerning any matters relating or alleged to relate to the Basement Common Parts or any part of it for which any owner of a Block or any occupational tenant is not directly responsible.

10.	Management
(a)

The proper  and reasonable fees, costs, charges, expenses and disbursements (including any value added tax payable thereon to the extent it is irrecoverable) of the Management Company, the Management Company’s surveyor or the accountant and any other person employed or retained by the Management Company for or in connection with surveying and accounting functions, the performance of the Basement Services and any other duties in and about the Basement Common Parts or any part thereof relating to the general management, administration, security, maintenance, protection and cleanliness of the Basement Common Parts and all costs, expenses and fees involved or resulting from the obtaining of professional advice whether from lawyers, barristers, surveyors, architects, accountants, consultants or other experts in respect of the running of the Basement Common Parts.

(b)

The proper and reasonable fees and expenses (including any value added tax payable thereon to the extent it is irrecoverable) of the Management Company or its nominee in connection with the management of the Basement Common Parts and any of the functions and duties referred to in paragraph (a) that may be undertaken by or on behalf of the Management Company, such fees and expenses to include overheads commensurate with current market practice of property companies providing management services including the cost of managing and arranging all of the Services.

(c)

The Management Company may from time to time provide for payment of costs, expenses and fees involved or resulting from the obtaining of professional advice whether from lawyers, barristers, surveyors or other experts in respect of making representations and taking legal action to enforce the rules and regulations and covenants in relation to the Basement, taking necessary legal action or in respect of planning applications, notices or other orders that might be received affecting the Basement or in respect of attempts to deny or obstruct any rights, easements, quasi easements or other privileges enjoyed or claimed to be enjoyed in respect of the Basement.

(d)

The Management Company may provide for the reasonable and proper costs of maintaining, repairing and paying all outgoings for operating and equipping any site management office, control room or security hut or such other storage and other parts and buildings used exclusively for the management or required for the general benefit of the Basement including the provision and replacement of all materials, equipment (including telephones and internet), tools, plant and machinery as the Management Company may consider appropriate.

11.	Reserve Fund

The Landlord or Management Company may at its sole option provide for a continuing sinking fund to be applied in and towards matters of a capital nature (subject to the provisions of Part II of this Schedule).

12.	Value Added Tax

Value Added Tax at the rate for the time being in force chargeable in respect of any items of expenditure referred to in this part of this Schedule to the extent not otherwise recoverable by the Management Company or its nominee.

13.	Valuations

The cost of periodic valuations and surveys of the Basement Common Parts for insurance purposes not more than once in every calendar year.

14.	Insurance

Save and in respect of matters covered by the insurance policies maintained by the owner(s) for the Blocks, the cost of insurance for and against public, employers and other liability of the Management Company arising out of or in relation to the Basement Common Parts and the cost of insuring the Basement Common Parts against the Insured Risks and such other insurances as the Management Company acting reasonably, from time to time, deem necessary to effect including but without prejudice to the generality of the foregoing engineering insurances in respect of break-down and/or replacement of plant and the cost of insurance of building structures and equipment in the Basement Common Parts and insurance of any other risks which the Management Company deems prudent to insure against.

15.	Insurance Excess

Any amount which may be deducted or disallowed by the Management Company’s insurers pursuant to any excess provisions in the insurance policies upon settlement of any claim by the Management Company.

16.	Health and Safety

Taking such steps as may be necessary for the control of pests and vermin and any other steps reasonably necessary to safeguard the health and safety of any persons using the Basement including but not limited to consultancy fees and other costs associated with the provision and review of health and safety management systems.

17.	Refuse

Collecting, storing and disposing of refuse including providing, hiring, maintaining, repairing and replacing refuse compactors, waste processors or similar machinery, equipment or containers for the collection, storage and disposal of refuse in the Basement.

18.	Flood Protection Measures

The Management Company shall from time to time provide and maintain such reasonable flood defences and take such reasonable flood protection measures in respect of the Building and the Basement that the Management Company considers desirable, appropriate and/or necessary.

19.	Excluded Costs

Strictly provided that the Basement Service Charge shall not include any of the following:

(a)

Any capital costs relating to the construction or the initial equipping and fitting or the infrastructure serving the Estate and/or the Basement or any part or parts thereof or any extension thereof and any capital cost relating to the construction and provision of any office used for the management of the Estate;

(b)

Any cost relating to the collection and/or review of rents and letting of any other parts of the Estate and any costs or expenses relating to the enforcement of covenants against other owners of Blocks, Residential Units or Retail Units tenants of the Estate;

(c)	Any costs arising out of the wilful default, wilful misconduct or wilful omission of the Management Company its servants or agents;
(d)	Any costs relating to the major refurbishment of Blocks and/or Residential Units in the Estate or any part thereof;
(e)	Any costs relating to the initial landscaping of any part of the Estate;
(f)

Any costs and expenses relating to the making good of any damage covered by any of the Insured Risks (save for any excess under the relevant insurance policy) to the extent of monies actually received on foot of the relevant policy excluding any excess;

(g)	The costs of valuation for insurance purposes of any part of the Estate more often than once in every year; or
(h)	Any costs incurred in connection with the areas within the Estate designated and built for letting but for the time being vacant;
(i)

Any costs relating to items of plant, machinery and equipment (which for the avoidance of doubt includes lifts and air conditioning systems) which are not for the general benefit of the owners and occupiers of Blocks, Residential Units within the Estate  and are for the exclusive use of certain tenants and/or owners of Blocks, Residential Units or Retail Units within the Estate;

(j)

Any costs and expenses relating to the making good of any damage covered by any of the Insured Risks (save or any excess under the relevant insurance policy) to the extent of monies actually received on foot of the policy excluding any excess.

Part Two – The Tenant’s Liability to Contribute to the Basement Service Charge

1.	Payment Dates

The Tenant’s Proportion of the Basement Service Charge for each Service Charge Period shall be discharged by means of equal quarterly payments in advance to be made on each of the Instalment Days in each year or on such date on which a demand therefor is made (whichever shall be the later date) and by such additional payments as may be required under Clauses 3 and 7 of this Part Two of the Sixth Schedule.

2.	Service Charge Period

For the purposes of this Part Two of the Sixth Schedule, “Service Charge Period” means the period of twelve months from 1 January to 31 December in each year (or such other period as the Management Company may from time to time determine).

3.	Advance Payments

Subject to Clause 4 below and subject also as hereinafter set out, the amount of each advance payment of the Basement Service Charge shall be one quarter of the Tenant’s Proportion of the Basement Service Charge of such amount as the Management Company may reasonably estimate to be the Basement Service Charge for the relevant Service Charge Period and which is notified to the Block Owner at least thirty (30) days before the time when the demand for an advance payment is made.

4.	Daily Rate of Calculation

The Basement Service Charge shall be deemed to accrue on a day-to-day basis in order to ascertain yearly rates and for the purposes of apportionment in relation to periods other than a Service Charge Period. In the event that this Deed shall commence on a day which is not one of the Instalment Days then the Basement Service Charge shall be the apportioned amount of the Tenant’s Proportion of the Basement Service Charge due up to the next Instalment Day and thereafter the provisions of Clause 4 above shall apply.

5.	Financial Statement

The Management Company as soon as practicable (but in any event within six (6) months) after the end of each Service Charge Period shall submit to the Tenant the Management Company’s financial statements relevant to the Basement Service Charge duly audited and certified by the Accountant.  Such financial statements shall be prepared on an accruals basis and shall inter alia disclose:-

5.1	The total expenditure for the Service Charge Period ended itemised under the various headings of expense;
5.2	The Tenant’s Proportion of the Basement Service Charge due from the Tenant and details of the calculation thereof; and
5.3	Details of the balancing payment or credit as the case may be.

6.	Balancing Adjustment

If the Tenant’s Proportion (expressed as a cash amount) of the Basement Service Charge as certified by the Accountant (the “Certificate”) shall be more or less than the total of the advance payments referred to in Clause 3 above then any sum due to or allowable by the Management Company in respect of the Tenant’s Proportion of the Basement Service Charge for the relevant Service Charge Period shall forthwith (within fourteen (14) days of written demand) be paid or allowed as the case may be.  The Certificate (or a copy thereof duly certified by the person by whom same is given) shall be conclusive evidence for the purposes hereof of the matters which it purports to certify and shall be final and binding on the parties hereto insofar as same relates to matters of fact save in the case of manifest error.

7.	Inspection by the Tenant

If so requested by the Tenant by not less than fourteen (14) days prior written notice, the Management Company shall make available for inspection by the Tenant or its duly authorised agent at a reasonably accessible location for a period of one (1) month following the delivery to the Tenant of the Certificate the books and other documents or records which are in the reasonable opinion of the Management Company relevant for the purpose of ascertaining or verifying the level of the Basement Service Charge and the Tenant or its duly authorised agent shall be entitled to take copies (at the expense of the Tenant) of the relevant documents.

8.	Exceptional Costs

In the event that the Management Company shall at any time during any Service Charge Period incur heavy exceptional expenditure which forms part of the Basement Service Charge the Management Company shall be entitled to recover from the Tenant the Tenant’s Proportion of the Basement Service Charge representing the whole of that expenditure on the Instalment Day next following (provided that at least thirty (30) days’ notice is provided to the Tenant.

9.	Claims by Third Parties in Respect of Loss or Damage in or about the Basement

The Management Company shall be entitled to include in the Basement Service Charge any payments properly made to third parties in settlement of any claims by such third parties in respect of any loss or damage sustained by the same in or about the Basement other than where caused by the negligence of the Management Company or its agents, to the extent that such claims are not recovered under any policy of insurance effected by the Management Company on either of the following grounds:-

9.1	by reason of the fact that the amount claimed by any third party falls within the excess amount stipulated on the relevant insurance policy; or
9.2

by reason of the fact that the cost in terms of any consequential increase for the future in the premium payable on foot of the relevant policy would in the sole opinion of the Management Company exceed the amount necessary to settle such claims.

10.	Restrictions on Objections to Basement Service Charge

The Tenant shall not be entitled to object to the Basement Service Charge or otherwise on any of the following grounds:-

10.1	the inclusion in subsequent Service Charge Periods of any item of expenditure or liability omitted from the Basement Service Charge in any preceding Service Charge Period;
10.2	any item of the Basement Service Charge included at a proper cost which might have been provided or performed at a lower cost;
10.3

disagreement with an estimate of future expenditure for which the Management Company may require to make provision so long as the Management Company has acted reasonably and in good faith and there being no manifest error;

10.4

the manner in which the Management Company exercises its discretion in providing the Basement Services so long as they are provided in good faith and in accordance with the principles of good estate management; or

10.5	the employment of managing agents to carry out and provide on the Management Company's behalf the Basement Services.
11.	Sinking Fund And Reserve

In the event that a sinking fund is established pursuant to Clause 12 of Part One of Schedule 7 the Management Company (or Landlord) shall be entitled to make annual provision in the Basement Service Charge for any Service Charge Period for an amount which the Management Company or Landlord reasonably determine for the repair, replacement or renewal of the Landlord’s plant, machinery, equipment, apparatus, fixtures and fittings and things forming part of the Basement or used in the operation and maintenance of the Basement (and not otherwise discharged through any other sinking fund contribution) PROVIDED THAT should such sinking fund be provided or established then

11.1	in assessing the proportion of the Tenant’s sinking fund contribution hereunder the Landlord shall have regard to the life cycle costings of the relevant assets as against the length of the Term; and
11.2

all funds paid or contributed to or towards such fund shall  be kept entirely separate from the Landlord’s own funds but no prepaid amounts shall be refundable to the Tenant should the Tenant exercise its option at Clause 4.35;

11.3

the Management Company shall open a separate deposit account with one of the Associated Banks in the Republic of Ireland and all payments or contributions paid to it for the purpose of such fund shall be lodged to the credit of such deposit account;

11.4	such deposit account shall be designated or entitled “1-6 SJRQ BASEMENT TRUST A/C” or the like;

11.5	all net interest accruing on the balance for the time being standing to the credit of such deposit account shall be added to and form part of the sinking or reserve fund;
11.6	the said account shall not be drawn upon by the Management Company save for the express purposes for which the sinking or reserve fund has been established;
11.7	as part of each annual service charge budget the Management Company shall where available provide full details of any planned sinking fund expenditure anticipated for the following year;
11.8	the Management Company shall confirm the balance of the funds in the said account upon request by the Tenant but not more than once in any 12 month period during the Term;

In the event of the transfer by the Management Company of its interest in the Basement the Management Company shall ensure that the balance (inclusive of net interest) standing to the credit of the account is transferred to or otherwise taken over by the transferee on the same terms and conditions as herein contained.

12.	Service Charge Contribution

The Basement Service Charge shall include a reasonable and appropriate contribution towards the costs of maintaining and repairing any structural parts (including structural columns and the foundations of such columns) which support the podium of the Estate (the roof of the Basement) and are not otherwise demised as part of any Block, Residential Unit or Retail Units as are located in the Basement.

13.	In providing the Basement Services the Management Company:
13.1

shall be entitled in its absolute discretion to employ agents, professionals managers and contractors (including independent contractors) or such other persons as the Management Company may from time to time think fit or to buy, hire, rent or acquire on hire purchase or by way of lease any equipment or machinery required in connection therewith;

13.2

shall not be liable for any loss or damage, inconvenience or injury to any person or property arising from any failure or delay in carrying out or providing any of the Basement Services whether express or implied where such failure or delay would not have occurred but for the Insured Risks, the occurrence of war, civil commotion, strike, lockout, labour dispute, shortage of labour and materials, inclement weather, mechanical breakdown, failure, malfunction, repair or replacement of plant, machinery and equipment or any other cause beyond the control of the Management Company provided that the Management Company has used all reasonable endeavours to cause the Basement Service in question to be reinstated with the minimum of delay following written notification to the Management Company of failure of a service.

13.3

shall be entitled to provide any new or additional services if any such services shall in the reasonable opinion of the Management Company be for the benefit of the Estate and its users from time to time any such additional services shall be deemed to be included in the list of the Basement Services set out in this Schedule 7 as soon as the same are first provided.

13.4

if the payments in advance, as received pursuant to clause 4 of this Part II of Schedule 7 prove insufficient to meet an immediate liability, the Management Company shall be entitled to borrow monies for the purpose at commercially competitive rates of interest, and the interest payable on the borrowing shall be recoverable as an item of the Basement Service Charge.

13.5

for the purpose of giving effect to the provisions of this Schedule 7 the Management Company shall have the right from time to time to make rules and regulations and to make additions and amendments to them or revisions of them for the orderly convenient and proper operation, management and maintenance of the Basement or any part of the Basement, all of which rules and regulations shall be binding on Tenant PROVIDED HOWEVER that where there is a conflict between any such rules and regulations and the provisions of this Lease, the provisions of this Lease shall prevail.

13.6	shall use its reasonable endeavours to ensure that the fees from time to time of any managing agent or other professionals engaged by the Management Company shall be reasonable and competitive.
13.7

shall ensure that the Basement Service Charge payable by the Tenant is not increased or altered by reason that at any relevant time any Lettable Areas may be vacant or be occupied by the Landlord or the Management Company or that any tenant or other occupier of another part of the Estate defaults in payment of its due proportion of the Basement Service Charge.

PROVIDED ALWAYS THAT in providing the Basement Services listed in this Schedule, the Management Company shall act reasonably, in good faith, in accordance with the principles of good estate management and in a financially prudent manner AND where appropriate, the Management Company shall have due regard to the reasonable representations of the Tenant in the operation of the Basement Services.

PROVIDED ALWAYS THAT notwithstanding anything contained in this Schedule, the Tenant hereby acknowledges that the Management Company shall be entitled to cease or not to provide any of the services itemised in this Schedule if any maintenance and services shall in the opinion of the Management Company (acting reasonably) not be for the benefit or cease to be for the benefit of the tenants and occupiers or of the Basement or if any of the said services have become or shall have become obsolete or redundant due to technological change or otherwise.

Schedule 8

Guarantor covenants

The Guarantor hereby covenants with the Landlord, as a primary obligation, as follows:

1.	Covenant and indemnity

That the Tenant or the Guarantor shall at all times during the Term (including any continuation or renewal of this Lease and whether before or after the expiration or termination of the Term) duly perform and observe all the covenants on the part of the Tenant contained in this Lease, including for the avoidance of doubt the payment of the rents and all other sums payable under this Lease (or any continuation or renewal of it)  in the manner and at the times herein specified and all sums which may be due to the Landlord for mesne rates or as payment for the use and occupation of the Demised Premises, and the Guarantor hereby indemnifies the Landlord against all claims, demands, losses, damages, liability, costs, fees and expenses whatsoever sustained by the Landlord by reason of or arising out of any default by the Tenant in the performance and observance of any of its obligations or the payment of any rent and other sums arising before or after the expiration or termination of this Lease or any continuation or renewal of it.

2.	Joint and several liability

That the Guarantor is jointly and severally liable with the Tenant (whether before or after any disclaimer by a liquidator, official assignee, trustee in bankruptcy or other persons administering the assets of the Tenant or whether before or after any repudiation by an examiner or other persons administering the assets of the Tenant) for the fulfilment of all the obligations of the Tenant under this Lease and agrees that the Landlord, in the enforcement of its rights hereunder, may proceed against the Guarantor as if the Guarantor was named as the Tenant in this Lease.

3.	Waiver

That the Guarantor hereby waives any right to require the Landlord to proceed against the Tenant or to pursue any other remedy whatsoever which may be available to the Landlord before proceeding against the Guarantor and the Guarantor further acknowledges that these provisions are in addition to and not in substitution for any other rights which the Landlord may have and which may be enforced against the Guarantor whether or not recourse has been had to any such rights and whether or not any steps or proceedings have been taken against the Tenants.

4.	Postponement of claims

That the Guarantor will not claim in any liquidation, examinership, bankruptcy, composition or arrangement of the Tenant in competition with the Landlord and will remit to the Landlord so much of the proceeds of any judgments and any distributions it may receive from any liquidator, examiner, official assignee, trustee in bankruptcy or other persons administering the assets of the Tenant as is due and owing to the Landlord and will hold for the benefit of the Landlord all security and rights the Guarantor may have over assets of the Tenant whilst any liabilities of the Tenant or the Guarantor to the Landlord remain outstanding.

5.	Postponement of participation

That the Guarantor shall not be entitled to participate in any security held by the Landlord in respect of the Tenant's obligations to the Landlord under this Lease or to stand in the place of the Landlord in respect of any such security until all the obligations of the Tenant or the Guarantor to the Landlord under this Lease have been performed or discharged.

6.	Release

That none of the following, or any combination thereof, releases, determines, discharges or in any way lessens or affects the liability of the Guarantor as principal debtor under this Lease or otherwise prejudices or affects the right of the Landlord to recover from the Guarantor to the full extent of this guarantee:

(a)

any neglect, delay or forbearance of the Landlord in endeavouring to obtain payment of any part of the rents or the other amounts required to be paid by the Tenant or in enforcing the performance or observance of any of the obligations of the Tenant under this Lease;

(b)

any refusal by the Landlord to accept any money tendered as rent by or on behalf of the Tenant at a time when the Landlord was entitled (or would after the service of a notice under Section 14 of the 1881 Act have been entitled) to re-enter the Demised Premises;

(c)	any extension of time given by the Landlord to the Tenant;
(d)	any licence, consent or approval granted by the Landlord;
(e)

any variation of the terms of this Lease (including any reviews of the rent payable under this Lease) or the transfer of the Landlord's reversion or, save as set out in clause 11 of this Schedule, the assignment of this Lease;

(f)

any change in the constitution, structure or powers of either the Tenant, the Guarantor or the Landlord or the liquidation, administration or bankruptcy (as the case may be) of either the Tenant or the Guarantor;

(g)

any legal limitation, or any immunity, disability or incapacity of the Tenant (whether or not known to the Landlord) or the fact that any dealings with the Landlord by the Tenant may be outside or in excess of the powers of the Tenant; or

(h)

any other act, omission, matter or thing whatsoever whereby, but for this provision, the Guarantor would be exonerated either wholly or in part (other than a release under seal given by the Landlord or the termination of this Guarantee pursuant to clause 11 of this Schedule 8).

7.	Disclaimer or forfeiture
(a)	Without prejudice to the other provisions of this Schedule, if:
(i)	a liquidator, official assignee or trustee in bankruptcy or other person administering the assets of the Tenant shall disclaim or surrender this Lease; or
(ii)	an examiner repudiates this Lease; or
(iii)	this Lease shall be forfeited; or
(iv)	the Tenant shall cease to exist

THEN the Guarantor shall, if the Landlord by notice in writing given to the Guarantor within twelve months after such disclaimer or other event so requires, accept from and execute and deliver to the Landlord a new lease of the Demised Premises subject to and with the benefit of this Lease (if the same shall still be deemed to be extant at such time) for a term commencing on the date of the disclaimer or other event and continuing for the residue then remaining unexpired of the Term, such new lease to be at the cost of the Guarantor (which, for the avoidance of doubt, shall include the Landlord’s costs properly incurred in granting such new lease) and to be at the same rents and other sums payable in this Lease and subject to the same covenants, conditions and provisions as are contained in this Lease in so far as they are still applicable at the time and subject to the rights of any third party existing at the date of the grant;

or if the Landlord does not require the Guarantor to take a new lease, the Guarantor shall nevertheless upon demand pay to the Landlord the costs properly incurred by the Landlord in granting a lease of the Demised Premises or any part of it to a third party (or any attempted granting of such a lease which may for whatsoever reason prove unsuccessful) and a sum equal to the rents and other sums that would have been payable under this Lease (or any continuation or renewal of it) but for the disclaimer, repudiation, forfeiture or other event, such sums to be paid on the same dates and in the same manner as they would have been payable by the Tenant in respect of the period from and including the date of such disclaimer, repudiation, forfeiture or other event until the expiration of 6 months therefrom or until the Landlord has granted a lease of the Demised Premises to a third party (whichever shall first occur).

8.	Benefit of guarantee

That this guarantee shall ensure for the benefit of the successors and assigns of the Landlord under the Lease without the necessity for any assignment thereof.

9.	Jurisdiction

That the Guarantor will submit to the jurisdiction of the Irish courts in relation to any proceedings taken against the Guarantor or in relation to any new lease granted as aforesaid.

10.	Registration of company

Where the Guarantor or the Tenant are bodies corporate that the Guarantor will comply with all statutory requirements necessary to ensure that the Tenant and/or the Guarantor remains on the register of companies.

11.	Replacement of Guarantor

In the event that the Guarantor as named in this Lease enters into liquidation, whether compulsory or voluntary, or passes a resolution for winding-up while solvent, except where the liquidation or winding-up resolution is for the purposes of reconstruction or amalgamation while the Tenant or the Guarantor (as the case may be) remains solvent, the Tenant will ensure that the Guarantor as named in this Lease is replaced with another entity acceptable to the Landlord (acting reasonably).

12.	Termination of Guarantee

This Guarantee shall automatically cease and determine and be of no further force or effect upon the assignment of this Lease by the Tenant to a third party with the Landlord’s written consent, or on assignment following determination by a court of appropriate jurisdiction that the Landlord has unreasonably withheld consent.

Schedule 9

Landlord’s Specification for delivery of Demised Premises

INTRODUCTION

1-6 SJRQ is a new office building over 6 stories with a single level basement.  The office reception is positioned at the main building entrance facing Sir John Rogerson’s Quay within a full height glazed atrium.   The reception is designed to service a single occupant or multiple tenants and provides direct access to the vertical circulation in the central core.  A second entry point is provided through No. 6 Sir John Rogerson’s Quay and a service set-down point and entry point from Creighton Street.

The typical office floors are arranged around a central core for vertical circulation and ancillary services.  Structural columns are arranged at the perimeter of the floor plates to maximize open space and to provide flexible and substantially column free floor plates.

The refurbishment of the existing protected structures at number 4 and 5 Sir John Rogerson’s Quay connect with the new building at all levels to also provide office accommodation.

The new building consists of:

Ground Floor:

•	Office reception, office accommodation and associated toilet facilities, electrical substation

Basement:

•	Office car parking: 31 spaces including 2 disabled (accessed from the ramp through the adjacent Observatory Building)
•	Bicycle parking: 300 spaces (accessed from the ramp through the adjacent Observatory Building)
•	Bicycle repair area
•	Shower & Changing facilities: 20 showers + 200 lockers
•	Drying room
•	Refuse store
•	Plant rooms
•	Tenant store

Roof Level:

•	Plant Enclosure for landlord and tenant plant

1st-5th Floors:

•	Office accommodation and associated toilet facilities

Building Dimensions:

Structural grid:	Generally 7.5x12m or 7.5m x 15m.

Planning grid:	The building is designed to accommodate a 1.5metre – 3m planning grid, following through from window location to ceiling and lighting layouts.

Floor to Floor:

4.0m for Office Floors.

Retail Units at Ground Floor vary between 6.0m and 6.35m.

At Basement level this varies between the car park at 3.7m to the ancillary accommodation, bike store, showers and changing areas at c. 3.3m and the Tenant Amenity Space at 5.150m

Structural System:

A structural steel frame and 150mm composite floor slabs designed and constructed to carry a floor loading of 5kn/sq. metre (4 +1).

Perimeter columns are generally on a 7.5m, 12m or 15m module. The office floor plates are clear spanning from the core to the façade.

Floor Zone:	150mm (including raised access floor tiles).

Ceiling Zone:	900mm in depth (including cellular beam and ceiling finishes).

Clear floor to
Ceiling Height:	Office floors, the floor to ceiling height will be 2800mm.

Ground Floor office area on WML, the floor to ceiling height will be 5100mm.

Ground floor Own Door Office, the floor to ceiling height will be 4250mm.

Ground floor reception, the floor to soffit of the reception atrium will be 20.0m

Floor Loadings:	Office Floors 4kn/sq. metre per person plus 1 kn/sqm partitions (4 +1).

Design Standards/References:

The building is required to comply inter-alia with the following Acts and Regulations.

•	BCO Guide – Best Practice in Specification for offices.
•	LEED Assessment Criteria.
•	The Planning and Development Act 2000 (as amended) and the Regulations made thereunder.
•	The Building Control Acts 1990, the Regulations made there under and the building control amendment regulations 2013.
•	The Health Safety and Welfare at Work Act 2005 and the Regulations made thereunder.
•	The Office Premises Act.

Design Criteria:

The building is designed to the following criteria:

Occupancy rate for Sanitary Provision: WC design density - 1 Person / 8m2, 60:60 Male:Female (based on total building provision). Disabled WC provision in accordance with TGD M2010.

Car Parking Provision: 31no. spaces including 2no. spaces for disabled drivers.

Sub-Division:

The building and the arrangement of services is designed for a single tenant occupancy or a multi-tenancy arrangement. From 1st to Fifth Floor the floor plates can be sub-divided into two self-contained tenancies.

LANDLORD SPECIFICATION RECEPTION AND LIFT LOBBIES

Reception/ Atrium:

Floors:	Large format natural stone floor with a honed finish
Atrium Walls/Ceilings:	Plasterboard ceiling system with a polished finish with illuminated recess detailing

Reception desk:	A bespoke unit of high-quality to the main reception.

Lift Lobbies:

Walls:	Large format natural stone wall cladding; vertical wall panels
Floors:	Large format natural stone floor and skirting.
Ceiling:	Plasterboard ceiling with illuminated recess detail.
Doors:	Frameless glass sliding doors to the office accommodation.

Passenger Lifts:

Size:	4 No. 15 person
Waiting time:	Passenger lift peak average interval is less than 25 seconds Two separate lifts performs as fire fighting lifts A separate goods lift of 1250kg capacity is located in the core.

Toilets:

Walls:	Large formal natural stone wall cladding; Moisture resistant plasterboard lining with eggshell paint finish.
Floors:	Large format natural stone floor and skirting.
Ceilings:	Dry lining with emulsion paint with ceiling mounted light fittings.
Doors:	Solid core hardwood flush doors; veneered finish and integrated vertical wall panel system finish
WC cubicles:	Flush full height solid toilet cubicles with glazed door and rear panel finish.

Vanity units:

Corian formed wash hand basin and vanity unit incorporating soap dispenser and motion-controlled mixer-tap. Bespoke mirror over, incorporating under mirror illumination and concealed paper towel dispenser beneath.

Sanitary ware:	Wall hung WC pans and urinals with concealed cisterns.

LANDLORD SPECIFICATION OFFICE AREAS

Walls:	Dry-lining with emulsion paint finish.
Floors:	600mm x 600mm access flooring medium duty
Columns:	Paint Finish
Ceiling:

Metal suspended ceiling system to suit 1.5m square

planning module. Perforated 600mm x 600mm ceiling

tiles with linear plasterboard margins. System to

incorporate light fittings, diffusers, smoke detectors,

illuminated signage.

STAIRS

Main Stairs

Walls:	Dry-lining with emulsion paint finish.
Floors:	Natural stone floor finish from lower ground to first floor level with high quality carpet above
Ceiling:	Painted plasterboard system to incorporate light fittings illuminated signage.
Handrails:	Stainless steel balustrade with glass guarding and stainless steel handrail

Secondary Stairs

Walls:	Emulsion-painted dry lining.
Floors:	High quality carpet
Ceiling:	Painted plasterboard system to incorporate light fittings illuminated signage.
Handrails:	Stainless steel balustrade with glass guarding and stainless steel handrail

Showers, Changing & Locker Rooms

Space is provided at basement level for shower and changing facilities, lockers and a tenant amenity space.

Walls:	Large format natural stone wall cladding; Moisture resistant plasterboard lining with eggshell paint finish/ porcelain Wall Tiles.
Floors:	Large format porcelain tiled floor and skirting.
Ceilings:	Painted plasterboard
Doors:	Solid core hardwood flush doors; Timber veneered finish

WC cubicles:	Flush full height solid toilet cubicles with glazed door and rear panel finish.
Vanity units:	Corian formed wash hand basin and vanity unit incorporating soap dispenser and motion-controlled mixer-tap. Bespoke mirror over, incorporating under mirror.
Sanitary ware:	Wall hung WC pans and urinals with concealed cisterns.

Car Park Area
Walls:	Concrete block and insitu concrete internal walls; plasterboard lining with emulsion paint finish.
Floors:	Insitu concrete floor with Paint Finish. Including line marking for Parking Bays and Floor Signage.
Columns:	Paint Finish
Ceilings:	Soffit insulation to car park soffit and steelwork.
Doors:	Flush paint finish fire rated doors with stainless steel ironmongery.

Outline Electrical Specification

•	Main building distribution boards.
•	Sub distribution boards on floor plates.
•	Energy-saving LED lighting in reception core and circulation areas.
•	Emergency lighting installation in accordance with IS 3217:2013 in the core areas
•	Proximity card access control system to building entrances.
•	Intruder alarm system monitors the building perimeter.
•	CCTV cameras monitor reception entrances, external access routes and access-controlled doors on building perimeter.
•	Fully addressable fire alarm system in accordance with IS 3218:2013 in the core areas.

Outline Mechanical Specification

•	Central HWS storage and boosted hot water services generated by high-efficiency low NOx gas-fired boiler LPHW heating system.
•	Mains water and cold-water storage and distribution.
•	High-efficiency water-cooled chillers with dry air coolers at roof level.
•	LPHW & CHW pipework risers with heat meters at each floor.
•	Air-handling plant at roof level with high-efficiency thermal wheel heat recovery for office zones and toilet core.
•	Main fresh air ductwork terminating on each floor.
•	Rainwater harvesting system.
•	Building Energy Management System (BEMS) with front end PC to monitor and control main HVAC equipment.

OUTLINE SPECIFICATION OF EXTERNAL ENVELOPE

A bespoke glazed façade system to the North and West Façade on Sir John Rogerson’s Quay and Creighton Street:  Glazing spanning full height (4.0m) and shuffle-glazed into proprietary thermally broken framing at floor and ceiling level with the glazing flush internally. The vertical façade glass to be double glazed with laminate safety glass to both internal and external leafs and incorporates a solar neutral coating.

Fire stopping is incorporated within ceiling header adjacent to glass with in tumescent seal to back of glass face.  Blind box provision integrated within the perimeter bulkhead detail. Laminated vertical glass fins, are positioned externally spanning full height and are restrained at top and bottom with bespoke anchors disappearing into to a slender aluminium toe detail located horizontally at each office floor level. The top and bottom anchors allow a visible gap between it and the façade glass. Lighting is incorporated into the facade system to illuminate the glass fins.

The South West façade to Creighton Street and Windmill Lane at the typical office floor level is a unitised curtain walling system with aluminium framing, anodised finish, nominally 1.5/3.0m wide x 4m high.

The system is thermally broken, pressure equalized, ventilated, self-draining, flush-glazed with externally mounted horizontal glass brise soleil system. The horizontal glass brise soleil with incorporated frit pattern providing solar shading spanning 1.5/3.0mm and restrained via bespoke stainless steel cantilever arms which are affixed to the main unitised framing.

The vertical façade glass is double glazed with laminate safety glass to both internal and external leafs.  Fire stopping is incorporated within ceiling header adjacent to glass with in tumescent seal to back of glass face. Blind box provision integrated within the perimeter bulkhead detail.

The South West  and South Façade to Creighton Street and Windmill Lane at the upper office floor levels is a unitized curtain walling system with aluminum framing, anodized finish,  nominally 1.5/3.0m (w) x 4.0m (h) units. Vertical anodised aluminium fins span 4.0mm and are restrained via bespoke stainless steel fixings which attach to the main horizontal unitised framing.

The anodised aluminium fins are of varying profile/angle (on plan) to create a variated effect. Fire stopping to be incorporated within ceiling header adjacent to glass with in tumescent seal to back of glass face.  Blind box provision integrated within the perimeter bulkhead detail.

Courtyard Facades facing The Observatory Building:

The glazed system is a factory fabricated unitised aluminium curtain walling system – nominally 1.5m (w) x 4.0m (h) units with anodised aluminium framing– thermally broken, pressure equalized, ventilated, self-draining, flush-glazed SG bonded.

The vertical façade glass to be double glazed with laminate safety glass to both internal and external leafs and to incorporate solar neutral coating to face 4.  Fire stopping to be incorporated within ceiling header adjacent to glass with intumescent seal to back of glass face. Blind box provision integrated within the perimeter bulkhead detail.

Ground Floor Retail Facades facing Creighton Street and Windmill Lane:

The retail units are to be a fully glazed glass fin curtain walling system.  High performance double glazing is mounted via a pressure equalized toggle fixed proprietary modified SG curtain walling system solution. The glazing is performance coated, clear double-glazed units and laminated Class A safety glass to both internal and external leaf’s.

Thermally broken, pressure equalized, discretely self-draining, silicone jointed, stick system polyester powder-coated, structurally bonded to a vertical spanning laminated glass fin. Curtain walling mullion to be either proprietary glass-fin add-on solution or modified slim-line mullion, machined to fit glass fin thickness. Glass fins to be clear reduced iron laminated with fully polished edges.

North, West and South Facades:

Vertical and horizontal stone fins and projecting stone to north, west and south elevations. Stone cladding panels to the East façade stair. Stone cladding panels to the ground floor columns, ESB substation and plinth.  Stone cladding panels fixes to steel cladding rail system.

All the curtain wall systems will comply as a minimum, with the relevant and current forms of all local national codes and standards and Building Regulations, British Standards, Euronorms (including harmonised Euronorms), DIN Standards, ASTM Standards, CWCT Guidelines and Technical Notes.

The glass replacement strategy includes for external replacement with a local internal access requirement to facilitate the safe removal and replacement.

EXTERNAL LANDSCAPING

Ground Floor Courtyard:	Large external courtyard at ground floor level with extensive high quality planting and natural stone finishes.
4th and 5th Floor Terraces:	Generous stone paved roof terraces at 4th and 5th floor levels.

Schedule 10

LEED requirements

Energy & Atmosphere	Tenant Fit-out Requirements

EAp2/EAc1: Energy Performance

Lighting:

Office

Lighting fit-out installation not to exceed lighting power density:

7.5 W/m2

The following lighting controls are also included:

Daylight dimming

Occupancy sensors

HVAC System:

Office

The office build out fan coil average specific fan power (SFP) efficiency to be no more than 0.132 w/l/s.

All other applicable items to be fit out by developer.

Indoor Environmental Quality	Tenant Fit-out Requirements

IEQp2/c2: Environmental Tobacco Smoke Control

1SJRQ NO SMOKING POLICY

1SJRQ is a smoke free environment, indoors and outdoors.

1.          REGULATIONS OF SMOKING INDOORS:

Smoking is prohibited in all enclosed areas of 1SJRQ. This includes, but is not limited to the Block and Buildings, the Building Common Areas i.e. for clarity all commercial areas (retail, offices), all shared areas, all individual apartments, hallways, stairs, elevators, restrooms and all other enclosed areas.

2.          REGULATION OF SMOKING OUTDOORS

Notwithstanding the above prohibitions on smoking in enclosed areas, smoking within 8m of 1SJRQ entries, outdoor air intakes, and operable windows is prohibited. There are no designated smoking areas within 1SJRQ

Schedule 11

Yield Up Specification (including the enclosed USB detailing the Tenant Information Booklet)

1-3 and 6 SJRQ

The CAT A fit out for the main floor plates includes the following: -

Raised Access Floors – Supplied and fitted by the Landlord.

Credit in lieu of: -

•	Floor Finishes
o	Type FLS-151 Carpet Tiling; 250mm x 1000mm, Tufted loop pile carpet tiles.
•	Suspended Ceilings
o	CLG-301 Metal Ceiling System; SAS; Tiles, 330 grid ceiling system; hinge-down and slideable; bevelled edges.
•	Mechanical
o	Fresh air ductwork on the floorplate
o	Fan Coil units
o	Secondary ductwork from FCU’s
o	LPHW/CHW pipework on the floorplate
o	Insulation of above
o	Air Diffusers
•	Electrical
o	Power Containment on the floorplate
o	Underfloor Power busbar
o	Lighting containment and general light fittings on the floorplate
o	Emergency lighting on the floorplate
o	Lighting control on the floorplate
o	Fire alarm on the floorplate

The 4 and 5 SJRQ CAT A Works for which the €27,000 credit allows for: -

•	Carpet Type FLS-151 Carpet Tiling; 250mm x 1000mm, Tufted loop pile carpet tiles;.
•	Painted ceilings; and
•	Wall painting.

4 and 5 SJRQ will be left in the manner detailed in the Lease, to include generally: -

•	Wall mounted radiators will be provided;
•	The Western wall of SJRQ will be boarded and plastered on all floors, and will contain power sockets and data sockets;
•	The North, South and East walls will generally be left as exposed brickwork;
•	The Western wall of the stair core in 5 SJRQ will have a power and data socket on each level;
•	Ceiling will have light fittings and separate emergency light fittings and smoke heads;
•	The 5th floor of both 4 and 5 SJRQ will have hardwood flooring fitted; and
•	A duct will supply fresh air in both 4 and 5 SJRQ.

See Tenant Information Booklet furnished for further detail.

General

Ground Floor:

•	Office reception, office accommodation and associated toilet facilities, electrical substation

Basement:

•	Office car parking: 31 spaces including 2 disabled (accessed from the ramp through the adjacent Observatory Building)
•	Bicycle parking: 300 spaces (accessed from the ramp through the adjacent Observatory Building)
•	Bicycle repair area
•	Shower & Changing facilities: 20 showers + 200 lockers
•	Drying room
•	Refuse store
•	Plant rooms
•	Tenant store

Roof Level:

•	Plant Enclosure for landlord and tenant plant

1st-5th Floors:

•	Office accommodation and associated toilet facilities

Building Dimensions:

Structural grid:	Generally 7.5x12m or 7.5m x 15m.

Planning grid:	The building is designed to accommodate a 1.5metre – 3m planning grid, following through from window location to ceiling and lighting layouts.

Floor to Floor:

4.0m for Office Floors.

Retail Units at Ground Floor vary between 6.0m and 6.35m.

At Basement level this varies between the car park at 3.7m to the ancillary accommodation, bike store, showers and changing areas at c. 3.3m and the Tenant Amenity Space at 5.150m

Structural System:

A structural steel frame and 150mm composite floor slabs designed and constructed to carry a floor loading of 5kn/sq. metre (4 +1).

Perimeter columns are generally on a 7.5m, 12m or 15m module. The office floor plates are clear spanning from the core to the façade.

Floor Zone:	150mm (including raised access floor tiles).

Ceiling Zone:	900mm in depth (including cellular beam and ceiling finishes).

Clear floor to
Ceiling Height:	Office floors, the floor to ceiling height will be 2800mm.

Ground Floor office area on WML, the floor to ceiling height will be 5100mm.

Ground floor Own Door Office, the floor to ceiling height will be 4250mm.

Ground floor reception, the floor to soffit of the reception atrium will be 20.0m

Floor Loadings:	Office Floors 4kn/sq. metre per person plus 1 kn/sqm partitions (4 +1).

Design Standards/References:

The building is required to comply inter-alia with the following Acts and Regulations.

•	BCO Guide – Best Practice in Specification for offices.
•	LEED Assessment Criteria.
•	The Planning and Development Act 2000 (as amended) and the Regulations made thereunder.
•	The Building Control Acts 1990, the Regulations made there under and the building control amendment regulations 2013.
•	The Health Safety and Welfare at Work Act 2005 and the Regulations made thereunder.
•	The Office Premises Act.

Design Criteria:

The building is designed to the following criteria:

Occupancy rate for Sanitary Provision: WC design density - 1 Person / 8m2, 60:60 Male:Female (based on total building provision). Disabled WC provision in accordance with TGD M2010.

Car Parking Provision: 31no. spaces including 2no. spaces for disabled drivers.

Sub-Division:

The building and the arrangement of services is designed for a single tenant occupancy or a multi-tenancy arrangement. From 1st to Fifth Floor the floor plates can be sub-divided into two self-contained tenancies.

LANDLORD SPECIFICATION RECEPTION AND LIFT LOBBIES

Reception/ Atrium:

Floors:	Large format natural stone floor with a honed finish
Atrium Walls/Ceilings:	Plasterboard ceiling system with a polished finish with illuminated recess detailing
Reception desk:	A bespoke unit of high-quality to the main reception.

Lift Lobbies:

Walls:	Large format natural stone wall cladding; vertical wall panels
Floors:	Large format natural stone floor and skirting.
Ceiling:	Plasterboard ceiling with illuminated recess detail.
Doors:	Frameless glass sliding doors to the office accommodation.

Passenger Lifts:

Size:	4 No. 15 person

Waiting time:	Passenger lift peak average interval is less than 25 seconds Two separate lifts performs as fire fighting lifts A separate goods lift of 1250kg capacity is located in the core.

Toilets:

Walls:	Large formal natural stone wall cladding; Moisture resistant plasterboard lining with eggshell paint finish.
Floors:	Large format natural stone floor and skirting.
Ceilings:	Dry lining with emulsion paint with ceiling mounted light fittings.
Doors:	Solid core hardwood flush doors; veneered finish and integrated vertical wall panel system finish
WC cubicles:	Flush full height solid toilet cubicles with glazed door and rear panel finish.
Vanity units:

Corian formed wash hand basin and vanity unit incorporating soap dispenser and motion-controlled mixer-tap. Bespoke mirror over, incorporating under mirror illumination and concealed paper towel dispenser beneath.

Sanitary ware:	Wall hung WC pans and urinals with concealed cisterns.

LANDLORD SPECIFICATION OFFICE AREAS

Walls:	Dry-lining with emulsion paint finish.
Floors:	600mm x 600mm access flooring medium duty
Columns:	Paint Finish
Ceiling:

Metal suspended ceiling system to suit 1.5m square

planning module. Perforated 600mm x 600mm ceiling

tiles with linear plasterboard margins. System to

incorporate light fittings, diffusers, smoke detectors,

illuminated signage.

STAIRS

Main Stairs
Walls:	Dry-lining with emulsion paint finish.
Floors:	Natural stone floor finish from lower ground to first floor level with high quality carpet above
Ceiling:	Painted plasterboard system to incorporate light fittings illuminated signage.
Handrails:	Stainless steel balustrade with glass guarding and stainless steel handrail

Secondary Stairs

Walls:	Emulsion-painted dry lining.
Floors:	High quality carpet
Ceiling:	Painted plasterboard system to incorporate light fittings illuminated signage.
Handrails:	Stainless steel balustrade with glass guarding and stainless steel handrail

Showers, Changing & Locker Rooms

Space is provided at basement level for shower and changing facilities, lockers and a tenant amenity space.

Walls:	Large format natural stone wall cladding; Moisture resistant plasterboard lining with eggshell paint finish/ porcelain Wall Tiles.
Floors:	Large format porcelain tiled floor and skirting.
Ceilings:	Painted plasterboard
Doors:	Solid core hardwood flush doors; Timber veneered finish
WC cubicles:	Flush full height solid toilet cubicles with glazed door and rear panel finish.
Vanity units:	Corian formed wash hand basin and vanity unit incorporating soap dispenser and motion-controlled mixer-tap. Bespoke mirror over, incorporating under mirror.
Sanitary ware:	Wall hung WC pans and urinals with concealed cisterns.

Car Park Area
Walls:	Concrete block and insitu concrete internal walls; plasterboard lining with emulsion paint finish.
Floors:	Insitu concrete floor with Paint Finish. Including line marking for Parking Bays and Floor Signage.
Columns:	Paint Finish

Ceilings:	Soffit insulation to car park soffit and steelwork.
Doors:	Flush paint finish fire rated doors with stainless steel ironmongery.

Outline Electrical Specification

•	Main building distribution boards.
•	Sub distribution boards on floor plates.
•	Energy-saving LED lighting in reception core and circulation areas.
•	Emergency lighting installation in accordance with IS 3217:2013 in the core areas
•	Proximity card access control system to building entrances.
•	Intruder alarm system monitors the building perimeter.
•	CCTV cameras monitor reception entrances, external access routes and access-controlled doors on building perimeter.
•	Fully addressable fire alarm system in accordance with IS 3218:2013 in the core areas.

Outline Mechanical Specification

•	Central HWS storage and boosted hot water services generated by high-efficiency low NOx gas-fired boiler LPHW heating system.
•	Mains water and cold-water storage and distribution.
•	High-efficiency water-cooled chillers with dry air coolers at roof level.
•	LPHW & CHW pipework risers with heat meters at each floor.

•	Air-handling plant at roof level with high-efficiency thermal wheel heat recovery for office zones and toilet core.
•	Main fresh air ductwork terminating on each floor.
•	Rainwater harvesting system.
•	Building Energy Management System (BEMS) with front end PC to monitor and control main HVAC equipment.

OUTLINE SPECIFICATION OF EXTERNAL ENVELOPE

A bespoke glazed façade system to the North and West Façade on Sir John Rogerson’s Quay and Creighton Street:  Glazing spanning full height (4.0m) and shuffle-glazed into proprietary thermally broken framing at floor and ceiling level with the glazing flush internally. The vertical façade glass to be double glazed with laminate safety glass to both internal and external leafs and incorporates a solar neutral coating.

Fire stopping is incorporated within ceiling header adjacent to glass with in tumescent seal to back of glass face.  Blind box provision integrated within the perimeter bulkhead detail. Laminated vertical glass fins, are positioned externally spanning full height and are restrained at top and bottom with bespoke anchors disappearing into to a slender aluminium toe detail located horizontally at each office floor level. The top and bottom anchors allow a visible gap between it and the façade glass. Lighting is incorporated into the facade system to illuminate the glass fins.

The South West façade to Creighton Street and Windmill Lane at the typical office floor level is a unitised curtain walling system with aluminium framing, anodised finish, nominally 1.5/3.0m wide x 4m high.

The system is thermally broken, pressure equalized, ventilated, self-draining, flush-glazed with externally mounted horizontal glass brise soleil system. The horizontal glass brise soleil with incorporated frit pattern providing solar shading spanning 1.5/3.0mm and restrained via bespoke stainless steel cantilever arms which are affixed to the main unitised framing.

The vertical façade glass is double glazed with laminate safety glass to both internal and external leafs.  Fire stopping is incorporated within ceiling header adjacent to glass with in tumescent seal to back of glass face. Blind box provision integrated within the perimeter bulkhead detail.

The South West  and South Façade to Creighton Street and Windmill Lane at the upper office floor levels is a unitized curtain walling system with aluminum framing, anodized finish,  nominally 1.5/3.0m (w) x 4.0m (h) units. Vertical anodised aluminium fins span 4.0mm and are restrained via bespoke stainless steel fixings which attach to the main horizontal unitised framing.

The anodised aluminium fins are of varying profile/angle (on plan) to create a variated effect. Fire stopping to be incorporated within ceiling header adjacent to glass with in tumescent seal to back of glass face.  Blind box provision integrated within the perimeter bulkhead detail.

Courtyard Facades facing The Observatory Building:

The glazed system is a factory fabricated unitised aluminium curtain walling system – nominally 1.5m (w) x 4.0m (h) units with anodised aluminium framing– thermally broken, pressure equalized, ventilated, self-draining, flush-glazed SG bonded.

The vertical façade glass to be double glazed with laminate safety glass to both internal and external leafs and to incorporate solar neutral coating to face 4.  Fire stopping to be incorporated within ceiling header adjacent to glass with intumescent seal to back of glass face. Blind box provision integrated within the perimeter bulkhead detail.

Ground Floor Retail Facades facing Creighton Street and Windmill Lane:

The retail units are to be a fully glazed glass fin curtain walling system.  High performance double glazing is mounted via a pressure equalized toggle fixed proprietary modified SG curtain walling system solution. The glazing is performance coated, clear double-glazed units and laminated Class A safety glass to both internal and external leaf’s.

Thermally broken, pressure equalized, discretely self-draining, silicone jointed, stick system polyester powder-coated, structurally bonded to a vertical spanning laminated glass fin. Curtain walling mullion to be either proprietary glass-fin add-on solution or modified slim-line mullion, machined to fit glass fin thickness. Glass fins to be clear reduced iron laminated with fully polished edges.

North, West and South Facades:

Vertical and horizontal stone fins and projecting stone to north, west and south elevations. Stone cladding panels to the East façade stair. Stone cladding panels to the ground floor columns, ESB substation and plinth.  Stone cladding panels fixes to steel cladding rail system.

All the curtain wall systems will comply as a minimum, with the relevant and current forms of all local national codes and standards and Building Regulations, British Standards, Euronorms (including harmonised Euronorms), DIN Standards, ASTM Standards, CWCT Guidelines and Technical Notes.

The glass replacement strategy includes for external replacement with a local internal access requirement to facilitate the safe removal and replacement.

EXTERNAL LANDSCAPING

Ground Floor Courtyard:	Large external courtyard at ground floor level with extensive high quality planting and natural stone finishes.
4th and 5th Floor Terraces:	Generous stone paved roof terraces at 4th and 5th floor levels

Schedule 12

M & E Plant Schedule

SCHEDULE 13

Employers Information Requirements

GIVEN under the Common Seal of
HIBERNIA REIT PUBLIC
LIMITED COMPANY
and DELIVERED as a DEED:
/s/ Ken Nowle
Director

/s/ Thomas Edward Moss
Director/Secretary

GIVEN UNDER the Common Seal of
SOBO MANAGEMENT COMPANY LIMITED BY GUARANTEE	s/ Ken Nowle
AND delivered as a DEED	Director

/s/ Sean O’Dryer
Secretary

GIVEN UNDER the Common Seal of
HUBSPOT IRELAND LIMITED
AND delivered as a DEED:
/s/ Kate Bueker
Director

/s/ John Kelleher
Director/Secretary

HUBSPOT, Inc.

/s/ John Kelleher
Name

General Counsel
Title

Dated the        day of                2019

(1)	Landlord:	HIBERNIA REIT PUBLIC LIMITED COMPANY

(2)	Tenant:	HUBSPOT IRELAND LIMITED

(3)	Management Company:	SOBO MANAGEMENT COMPANY LIMITED BY GUARANTEE

(4)	Guarantor:	HUBSPOT, INC.

LEASE

of

1SJRQ, WINDMILL QUARTER, DUBLIN 2

Arthur Cox

Ten Earlsfort Terrace

Dublin 2

System Description	Year to Install	Expected Life	2050	2051	2052	2053	2054	2055	2056	2057	2058	Total Life Time Cost

Chilled Water Services – Chillers, pumps	2018	15										420000
	2018											52500
	2018											9750
	2018											127500
	2018											5700
	2018											330000

Annual Contribution												945450

Electrical Elements	Year to Install	Expected Life	2050	2051	2052	2053	2054	2055	2056	2057	2058	Total Life Time Cost

MV Installation	2018	30										75000
	2018	20										125000
	2018	25										35000
	2018	20										800000
	2018	20										120000
	2018	15										175000
	2018	10										17500
	2018	20										20000
	2018	40										875000

Annual Contribution			21875	21875	21875	21875	21875	21875	21875	21875	21875	2242500

BUILDING INFORMATION MODELLING (BIM)

EMPLOYERS INFORMATION REQUIREMENTS (EIR)

1-6 SIR JOHN ROGERSON QUAY, DUBLIN 2

on behalf of

WK Nowlan & HIBERNIA REIT

JOB REF:	15-117

DATE ISSUED:	MAY 2015

REVISION:	A

PREPARED BY:

DCU Innovation Campus	Old Finglas Road	Glasnevin	Dublin 11	Ireland

Tel	+353 1 907 2800
Web	www.accentsolutions.ie
Email	info@accentsolutions.ie

ARCDOX	Enabling & Supporting BIM
508 Q-House	Furze Road	Sandyford	Dublin 18	Ireland

Tel	+353 1 4371200
Fax	+353 1 4371201
Web	www.arcdox.com
Email	mail@arcdox.com

WINDMILL LANE QUARTER | Employers Information Requirements |
15-117-AX-00-ZZ-ST-A-001-S3-A-EIR-SJRQuay.docx

DOCUMENT CONTROL SHEET

Rev.	Status	Page Nos.	Amendment	Date	By
A	SO	Document	First Draft	29/05/2015	Living BIM

WINDMILL LANE QUARTER | Employers Information Requirements |
15-117-AX-00-ZZ-ST-A-001-S3-A-EIR-SJRQuay.docx	Page 2 of 49

TABLE OF CONTENT

0.0	Introduction	4
0.1.	Purpose of Document	4
0.2.	Scope	4
0.3.	Building Information Modelling Goals	5
0.4.	The BIM Team	6
0.5.	Copyright	7
0.6.	Credits	7
1.0	Section 1 - Project Information	7
1.1.	Project Details	7
1.2.	Project Scope	8
1.3.	Project Description	8
2.0	Section 2 - Information Management	8
2.1.	Level of Detail	8
2.2.	Training Requirements	10
2.3.	Planning of Work and Data Segregation	10
2.4.	Co-ordination and Clash Detection	11
2.5.	Collaboration Process	11
2.6.	Health and Safety	12
2.7.	Security Requirements	12
2.8.	Information to be included or excluded from information models	13
2.9.	Systems Performance	14
2.10.	Compliance Plan	15
2.11.	Coordinates	17
2.12.	Software Formats	18
3.0	Section 3 - Commercial Management	18
3.1.	Exchange of Information	18
3.2.	Client’s Strategic Purpose	19
3.3.	Software Formats	20
3.4.	Responsibility Matrix	20
3.5.	Standards and Guidance Documents	20
3.6.	Roles, Responsibilities and Authorities	21
4.0	Section 4 - Competence Assessmen	24
4.1.	Competence Assessment	24
4.2.	Changes to Associated Tender Documentation	25
4.3.	BIM Tender Assessment Details	26
5.0	Appendix A - BIM Use Purpose	27
5.1.	Building Information Modelling Use Purpose	27
6.0	Appendix B (informative)	33
6.1.	Terms, definitions and abbreviations for BIM documentation	33
7.0	Appendix C - Additional Guidance Notes	40
8.0	Bibliography	48

WINDMILL LANE QUARTER | Employers Information Requirements |
15-117-AX-00-ZZ-ST-A-001-S3-A-EIR-SJRQuay.docx	Page 3 of 49

0.0	Introduction
0.1.	Purpose of Document

This project will be carried out BIM (Building Information Modelling) to Level 2 BIM Maturity, using PAS1192-2:2013 “Specification for information management for the capital/delivery phase of construction projects using building information modelling (BIM)”.

This document provides a clear definition of the employer’s information requirements at key decision points, as well as standards and processes to be adopted by the supply chain, and forms part of the contract through the adoption of the CIC BIM Protocol.

The EIR will require the submission of a pre-contract BIM Execution Plan (BEP) from each supplier, to demonstrate their proposed approach, capability and capacity to deliver the required information, with their supply chain, prior to contract award. The EIR requires the appointed team to contribute to the production of an overall post-contract BIM Execution Plan (BEP) to be managed by the Project Information Manager for both Design & Construction Stage.

0.2.	Scope

The Construction Industry Council (CIC) BIM Protocol is included as part of the agreement or contract between the Employer and the project team members. The BIM Protocol includes a Model Production and Delivery Table (MPDT) identifying model uses, Levels of Model Definition (LoMD) and responsibility for modelling for each Project Stage/Information Exchange This represents the outline Digital Plan of Work for the production, management and exchange of information on this project.

This EIR document is divided into 4 sections:

1.	Project Information
2.	Information Management (Required by PAS1192-2 Clause 5.3 a)
3.	Commercial Management (Required by PAS1192-2 Clause 5.3 b)
4.	Competence Assessment (Required by PAS1192-2 Clause 5.3 c)

The clauses in each section follow the order as set out in PAS1192-2:2013 and it is vital that all project participants refer to the PAS1192-2:2013 standard, a copy of which is included in the tender documents. Each clause includes a reference to the relevant clause in PAS1192-2:2013, for the purpose for including, a description of the content to be included or expectations for the information to be provided, in response to the EIR by the bidder.

In addition, each organisation using BIM collaboratively should be familiar with guidance contained in the ‘BIM Protocol’; the ‘Outline Scope of Services for the Role of Information Management’; and ’Best Practice Guide for Professional Indemnity Insurance when using BIM' published by the Construction Industry Council (CIC UK). Each Party should seek independent advice from their legal team and insurance providers, with regards to the professional risks of adherence to these guidelines,

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It is not the intention of this document to state how each organisation will implement BIM with their respective organisations, but to help ensure that their individual efforts contribute to the broader objectives of the employer. Organisations are encouraged to ensure that their internal procedures support this document and standards for Level 2 BIM in the interest of project quality control and improving collaborative processes

0.3.	Building Information Modelling Goals

The employer is promoting the use of Building Information Modelling, with the overall aim to improve collaboration and communication, to reduce construction waste and costs, alleviate the risk of project delays and increase project participants understanding of the details of a project. BIM goals for this project include:

-	To carry out conceptual design studies and analysis
-	To improve communication and presentation
-	To produce a clash free BIM model with the appropriate level of detail
-	To improve and validate constructability
-	To coordinate designers and contractors information
-	To reduce overall project time frame (4D)
-	To reduce the overall project cost and improve predictability (5D)
-	To test design iterations and optimize design for performance and lifecycle costing (6D)
-	To reduce the number of RFI’s and change orders
-	To deliver a better building earlier
-	To minimise construction waste
-	To create an as-built Asset Information Model for better Facilities Management (7D)
-	To promote better safety - PSDP/PSCS
-	To Improve Statutory Compliance Record Information

For the avoidance of doubt and misunderstanding, bidders must refer to Appendix A, outlining the Building Information Modelling Use & Purpose, where the employer clearly defines their understanding and meaning of the relevant terms and expectation in relation to information management. The supply chain must review this list, and immediately seek clarification on any misunderstandings as to what they are required to provide.

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0.4.	The BIM Team

It is expected that the following organisations and individuals will interact with the BIM models with their own unique requirements (outside of this EIR). These may need to be considered by the delivery team, and discussed as part of the development of the BIM Execution Plan.

Team Member	Brief description of interaction with BIM
Owner	High level summary information about their facilities
Development Manager	Existing information about physical site(s) and corporate program needs
Real Estate Agent	Information about a site or facility to support purchase or sale.
Valuer	Information about the facility to support valuation.
Financing Agency	Information about demographics, corporations, and viability
Lead Architect	Planning and site information.
Civil/Structural/Services Engineer	Electronic model from which to import into design and analysis software.
PQS/Estimator	Electronic model to obtain accurate quantities.
Specifier	Intelligent objects from which to specify and link to later phases.
Legal	More accurate legal descriptions to defend or on which to base litigation.
Main Contractor	Intelligent objects for bidding and ordering and a place to store gained information.
Sub-Contractor	Clearer communication and same support for contractors.
Fabricator	Can use intelligent model for numerical controls fabrication.
Assigned Certifier	Compliance checking software can process model faster and more accurately.
Facility Managers	Provides product, warranty, and maintenance information.
Maintenance Engineer	Easily identify products for repair parts or replacement.
Retrofit	Minimizes unforeseen conditions and the resulting cost.

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Disposal and Recycling	Better knowledge of what is recyclable.
Scoping, Testing, and Simulation	Electronically build facility and eliminate conflicts.
H&S Officer	Knowledge of what materials are in use and MSDS.
Environmental Control	Improved information for environmental impact analysis.
Plant Operations	3D visualization of processes.
Energy Consultant	Optimized energy analysis more easily accomplished allows for more review of alternatives, such as impact of building rotation or relocation on site.
Security Consultant	Intelligent objects in 3D provide better understanding of vulnerabilities
Network Manager	3D physical network plan is invaluable for troubleshooting.
Risk Manager	Better understanding of potential risks and how to avoid or minimize.
Occupants	Visualization of facility for way finding (building users often cannot read floor plans).
Emergency Services	Minimize loss of life and property with timely and accurate information

0.5.	Copyright

This format of this document is based on requirements of PAS1192-2:2013 and ‘Employer’s Information Requirements, Guidance notes version 07: 28.02.13 provided by the BIM Task Group, and Guidance provided by the RIAI BIM Committee Template.

0.6.	Credits

We wish to acknowledge and thank the members of the BIM Task Group www.bimtaskroup.org and the RIAI BIM Committee, from which guidance this document was derived.

1.0	Section 1 - Project Information
1.1.	Project Details
1.1.1.	Employer

HIBERNIA REIT PLC

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1.1.2.	Client

HIBERNIA REIT PLC

1.1.3.	Project Name

1-6 SIR JOHN ROGERSON QUAY SITE, DUBLIN 2

1.1.4.	Project Location

AS ABOVE

1.2.	Project Scope
1.2.1.	Contract / Delivery Type

TBC

1.2.2.	Project Stages

RIAI/RIBA/CIC - TBC

1.2.3.	Project Phasing

ONE PHASE

1.2.4.	Approximate Site Area

(WKN to provide Description).

1.2.5.	Approximate Gross Internal Area

(WKN to provide Description).

1.3.	Project Description

(WKN to provide Description)

2.0	Section 2 - Information Management

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2.1	Level of Detail

Required by PAS1192-2 Clause 5.3 a) 1).

The following Project Stages and Level of Detail will be incorporated into the BIM Protocol:

Project Stages / Data Drops
RIAI Stage	PAS1192 Stage	Stage Description	Data Drop/	Purpose
Stage 1	1	Inception
Stage 2	2	Outline Proposals	1	P01 Approved Outline Business Case
Stage 3	3	Scheme Design	2	P02 Statutory approvals
Stage 4		Detail Design
Stage 5	4	Production Information
Stage 6		Tender Action	3	P03 Tender Documents
Stage 7		Project Planning
Stage 8	5	Operations on Site	4	P04 Construction Documents (PIM)
	6	At Handover	5	P05 Handover, Operations and Maintenance (AIM)
		Final Cert	6	P06 Regulations and Compliance Documents

In accordance with Clause 9.8 of PAS1192-2:2013, the minimum level of detail needed by the employer for each model’s purpose is defined as follows (refer to PAS 1192-2:2013 for definitions):

Levels of Model definition
LOD	LOD
LOD1	Brief
LOD2	Concept
LOD3	Developed Design
LOD4	Production
LOD5	Installation
LOD6	As Constructed
LOD7	In Use

No response is required in the Pre-contract BIM Execution Plan. The Project Stages and Level of Detail should be included in Appendix 1 of the BIM Protocol and used to populate the Model Production and Delivery Table (MPDT).

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2.2.	Training Requirements

Required by PAS1192-2 Clause 5.3 a) 2)

For clarity the costs of all training required in support of the Tenderers scope is to be met by the Tenderer and clearly visible in their return.

The Project Information Manager (for both Design & Construction Stage) should highlight any specific training requirements that arise in assessing BIM Capability Assessments and preparing the post-contract BIM Execution Plan and inform the Employer ASAP following the BIM Kick-off meeting. Any training time spent is at the Tenderers costs and should be included in proposals..

Where applicable, the Tenderer shall provide details of training and costs he may/shall supply for the Common Data Environment (CDE).

All costs associated with developing the BIM capabilities to deliver on the Employer’s Information Requirements should be included in the contract and supply chains tender.

2.2.1.	Workshops

The Client has arranged for the provision of the following 1/2 day workshops to assist the project team understand and address the project BIM requirements:

1.	A design stage BIM Facilitation Workshop to be held with the design team at the beginning of the BIM/design process
2.	A construction stage BIM Facilitation Workshop to be held with the appointed contractor/subcontractors at the beginning construction phase of the BIM process.
2.3.	Planning of Work and Data Segregation

Required by PAS1192-2 Clause 5.3 a) 3).

The Project Information Manager (Design and Construction stage) will federate these single discipline models together, for coordination and review in Navisworks.

Information should be managed in accordance with the processes described in PAS1192- 2:2013 and BS1192:2007.

File naming for models and extracts for models should be in accordance with BS1192:2007. The bidder should include an example of a single project file naming strategy which is in compliance with BS1192:2007.

The bidder should provide a methodology for how models will be managed. The expectation is that this will be coordinated by the Project Information Manager for both Design & Construction Stage.

The bidder shall provide a methodology for dividing the building into manageable volumes and how these volumes shall be defined and managed for all model authors.

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The Pre-contract BIM Execution Plan should confirm that the project will be managed in accordance with the prescribed standards and where applicable provide proposals for how specific requirements for work management will be undertaken. Detailed proposals will be included in the Post-contract BIM Execution Plan by agreement with the appointed suppliers and the Project Information Manager (for both design & construction stage).

2.4.	Co-ordination and Clash Detection

Required by PAS1192-2 Clause 5.3 a) 4).

The employer requires a fully coordinated and resolved design, to the appropriate level of detail for each project stage, before tendering and before executing the works on site.

The bidder should provide details for the following project management processes:

Details of the clash avoidance strategy and clash detection process including:

-	Software
-	Process overview
-	Responsibilities
-	Outputs
-	Technical query workflow
-	Tolerance strategy
-	Clash resolution process

The Pre-contract BIM Execution Plan should respond to the request for details above. Agreed processes will be defined in the completed Post-contract BIM Execution Plan.

2.5.	Collaboration Process

Required in response to the EIR by PAS1192-2 Clause 5.3 a) 5).

The Collaboration Process shall be carried out in accordance with BS1192:2007.

Project information will be shared via a Common Data Environment (CDE) which should allow information to be exchanged in accordance with BS1192:2007. The Information Manager will be responsible for managing the CDE. The costs for providing the CDE will be borne by the successful bidder at both design and construction stage. The CDE system/tool should be named in the pre-contract BEP.

The CDE must provide the following functionality:

▪	Include licenses to access the CDE for all individuals sharing information.
▪	Provide a secure login system.
▪	Comply with security requirements in section 2.7 of the EIR.
▪	Provide a means of recording metadata for files. At a minimum, the CDE should record who made the information contribution, the revision and suitability code for each file exchanged.
▪	Allow current and previous revisions to be viewed and downloaded.

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▪	The CDE should include a viewer for the federated model which can be accessed by registered and authorised users who may not have design authoring tools or capability.
▪	Provide an audit trail for files sufficient to determine:
-	individual and organisation who shared the file
-	date and time when the file was shared
-	list of recipients who viewed/accessed the file

The bidder should provide a schedule identifying the frequency of collaboration and information exchanges.

The bidder should provide a schedule of meetings/workshops for project collaboration identifying the frequency for each type of meeting. A BIM Kick-off meeting is mandatory to agree roles, responsibilities and authorities.

The Pre-contract BIM Execution Plan should respond to the request for details above. Agreed processes will be defined in the completed Post Contract BIM Execution Plan.

2.6.	Health and Safety

Required by PAS1192-2 Clause 5.3 a) 6).

The supplier pre-contract BIM Execution Plan should include details describing:

▪	Integration of person(s) undertaking role of Health and Safety Coordination (PSDP/PSCS) into the BIM Collaboration process.
▪	Identify key meetings where Health and Safety is reviewed in BIM as part of the collaboration process.
▪	Process for recording and incorporating decisions from Health and Safety matters arising from meetings above.

The Pre-contract BIM Execution Plan should respond to the request for details above. Agreed processes will be defined in the completed Post Contract BIM Execution Plan.

2.7.	Security Requirements

Required by PAS1192-2 Clause 5.3 a) 7).

Any file when uploaded to the collaboration site or other electronic document management system, is to be secure to the standard required by the employer. The CDE should conform to:

▪	ISO 27001 Compliance
▪	Tier 4 Disaster Recovery
▪	EU - US Safe Harbour Compliance (Data Protection Act)

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The employer shall provide a confidentiality agreement will be included in agreements/contracts with successful bidders.

The Pre-contract BIM Execution Plan should demonstrate the supplier’s compliance with mandated security systems.

2.8.	Information to be included or excluded from information models

Required by PAS1192-2 Clause 5.3 a) 8).

▪

The asset information generated across the design and build phases of the project should be captured and delivered in the COBie format to BS1192-4:2014 standard, using Uniclass Classification, delivered as part of the Digital Data Drops identified in the Model production Delivery Table. Assets identified in the Employers Asset Information Model should be populated with data appropriate to the level of Model Definition for each Data Drop.

▪

A mandatory field is required which provides a link from the assets identified in the Asset Information Model to the relevant documents of the Operations and Maintenance manual. In addition, a field is also required which includes a Unique Asset Identifier which will be provided by the Employers Facility Management Systems provider (once selected).

▪

The contractor should be aware, and make all their subcontractors and suppliers aware, that this project will be carried out using a BIM (building information modelling) process, prior to submitting their tender, so there is no doubt that all participants will have to produce and submit their information in accordance with this requirement.

▪

The contractor will need to make allowance in their programme of sub-contractor appointments, for time for development of the model of the sub-contract element of work, for coordination and approval before works commence on site.

▪

All members of the supply chain and all the contractor will be required to input the asset information (as required by the EIR) into the model during the construction stage and update the model should any changes occurred during construction and installation to reflect these changes so that at building handover the model and the digital data contained therein is accurate as built information.

▪

The end deliverable will be a federated object-based construction BIM and AIM (Asset Information Model), in the formats specified in the EIR, with associated digital asset information in COBie format, using Uniclass classification, with construction, fabrication and installation drawings derived as far as practically possible from the models. Testing commissioning certificates and product information sheets and other relevant documents, should be cross-referenced to the objects in the model through a unique identifying code (element ID) in the project database.

The Pre-contract BIM Execution Plan should demonstrate the supplier’s compliance with mandated inclusions and exclusions.

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2.9.	Systems Performance

Required by PAS1192-2 Clause 5.3 a) 9)

To ensure all information is accessible to all parties across the project the following guide lines must be met, unless agreed with the project information manager.

1.	200mb limit - Individual discipline models should not exceed 200mb in size.
2.	500mb limit - Federated models do not exceed 500mb in size
3.	Model Deliverables - In order of preference a version of all models should exist in a
(a)	Revit 2015 RVT format (or other authoring tool formats during the detail design in the construction stage of the project, to be agreed with the information manager)
(b)	Navisworks NWD format
(c)	IFC (Industry Foundation Classes) 2x3 format
(d)	DWG / DGN format (should be avoided due to loss of information)
4.	Document Deliverables - All outputted deliverables should be submitted in one of following formats in order of preference.
(a)	Revit 2015 RVT
(b)	Design Review DWF/DWFx
(c)	Navisworks NWD
(d)	PDF
(e)	COBie

The CDE should include a viewer for the federated model which can be accessed by registered and authorised users, that don’t necessarily have design authoring software.

The Pre-contract BIM Execution Plan provided as part of the bid submission should confirm the requirements and constraints, indicating where any specific detail where required.

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2.10.	Compliance Plan

Required by PAS1192-2 Clause 5.3 a) 10).

The Project Information Model (PIM) and Asset Information Model (AIM) should be developed in compliance with the standards identified in Section 3.5 Standards and Guidance Documents.

The following Quality Assurance/ Control procedures in Fig. 3 shall be used:

QA Assurance / Control procedure		Role Responsible	Associated Software	Level of Assurance / Frequency
Checks	Definition
Visual	Ensure there are no unintended model components in the model and that the model conveys design intent.	Task Team Manager, Lead Designer	BIM Authoring Software Revit	Every Issue
Clash Detection/Data Coherence	Detect issues in the model where two components are clashing including hard and soft clashes.	Task Interface Manager, Lead Designer	Clash Detection software Navisworks	Coordination Reviews
File Integrity	Check file naming and metadata are completed correctly.	Task Information Manager	Common Data Environment, Splash Sheet with each model.	Every Issue
Model Integrity	Check that model is fit for coordination across the project team.	Task Information Manager	BIM Authoring Software	Every Issue
Model Validation	Validate models issued as Shared and Published are complete and correct.	Task Information Managers Project Information Manager	BIM Authoring Software	Data Drops

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QA Assurance / Control procedure		Role Responsible	Associated Software	Level of Assurance / Frequency
Checks	Definition
Level of Model Definition	Validate model with the Project Information Model with the Production Delivery Table (MDPT).	Task Information Managers Project Information Manager	BIM Authoring Software	Every Issue. Full audit prior to Data Drop.
Project Programme	Review the Project Information Model progression against the Master Information Delivery Plan (MIDP)	Project Delivery Manager	Excel / Asta / Primavera / Microsoft Project or other agreed software for project programming.	Every Issue
Data Continuity	Automated comparison between information drops	Task Information Managers Project Information Manager	COBie Data Checker Model Review Solibri Model Checker	Data Drops
Data Compliance	Automated checks of information drops against agreed schema	Task Information Managers Project Information Manager	COBie Data Checker Model Review Solibri Model Checker	Data Drops
Data Completeness	Compliance with Level of Model Definition, Level of graphical detail, and level of attribute information, as set out in Digital Plan of Work	Task Information Managers Project Information Manager		Data Drops
Data Veracity	Inspection of accuracy and correctness of as- built information	Task Information Managers Project Information Manager		Prior to Handover
Data Consistency	Inspection of consistency expected between information and other documents	Task Information Managers Project Information Manager		Prior to Handover

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The above figure represents the minimum requirements for a compliance plan. The Tenderer’s Pre-Contract BIM Execution Plan as part of a bid submission should include these requirements, and set out Quality Assurance and Quality Control procedures.

2.11.	Coordinates

Required by PAS1192-2 Clause 5.3 a) 11)

Each Project Information Model shall adopt the common Project Shared Coordinate System which is based on survey information using Irish Transverse Mercator (ITM) coordinates. The minimum requirement is spatial coordination stated as follows:

□	The Architect should as early as possible share a model containing of Grids and Levels. This model should be used to acquire project co-ordinates.
□	All task teams will adopt the established Project Shared Coordinate system across all Project Information Models to allow them to be referenced without modification.
□

The model will use real world co-ordinates systems and be produced to a true height above datum based on Irish Transverse Mercator (ITM) co-ordinate system. Coordinates should be based on an accurate survey and not Ordnance Survey maps.

□	Building Levels should relate to the Irish Transverse Mercator (ITM) co-ordinate system.
□	The models should be oriented correctly to the true north.
□	Units to nearest mm. Coordinates should be based on RICS 1:100 Survey accuracy.
□

As far as practicably possible the model should be used for the setting out of works, to facilitate delivery of an as-built model. As tolerance strategy should be agreed and incorporated into the post-contract BIM Execution Plan (BEP). Any major deviations from the design or construction model should be captured in the as-built model, which may require verification of the location of installations through laser surveys, or other means, which should be undertaken by the main contractor before installations are closed up. A strategy for delivering a verified as-built model should be addressed in the pre-contract BIM execution plan, and implemented in the post-contract BEP.

The standards and methodology should be included in the pre-contract BIM Execution Plan. Specific detailed information e.g. coordinates should be included in the post contract BIM Execution Plan.

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2.12.	Software Formats

Refer to PAS1192-2 Clause 5.3 b) 3).

The Employer is utilising Autodesk Revit 2015 and Navisworks to operate and maintain its current and future building assets. All Task team members will be required to deliver the graphical & data elements of the Project Information Models (PIM) and Asset Information Models (AIM) using Revit, unless there is a compelling reason not to do so, in which case this needs to be agreed as part of the post-contract BIM execution plan (BEP)

Main design authoring tools are listed below the version of the application will be agreed and defined in the project BEP. The ability of the project team members to work with these platforms should be made clear in the BEP.

2.12.1.	Model authoring

Revit Architecture 2015

Revit Structure 2015

Revit MEP 2015

AutoCAD Civil 3D 2015

2.12.2.	Model co-ordination, clash review, review and comment:

Autodesk Navisworks 2015

Autodesk Design Review 2013

2.12.3.	Facilities management

To be confirmed. Refer to the separate Outline Specification for PDMS and Digital Safety File.

2.12.4.	Other

Other systems may be considered for some specific elements but the use of any other software must be agreed with the other project team members and approved by the Client and Project Information Manager. Proposals to use other software must include a strategy to return verified information to Revit format on handover, as well as a demonstration that this is achievable.

3.0	Section 3 - Commercial Management
3.1.	Exchange of Information

Required by PAS1192-2 Clause 5.3 b) 1).

Project Stages and Data Drops are defined in Section 2.1 Level of Model Definition and the Model Production and Delivery Table appended to the BIM Protocol

The Tenderer is required to populate the data drops at each stage in accordance with the Model Production and Delivery Table for the BIM Protocol . Each Task Information Manager will be required to provide the Project Information Manager, with information for the model production responsibility matrix, confirming the model components they will deliver, and the level of model definition, for each stage. The Project Information manager will maintain the overall responsibility matrix.

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▪	For each of the data drops, information will be required in the following formats from each individual Discipline/Suppliers (Task Team Member):
-	Native Revit BIM files (RVT) - 3D model files product specific for all design and analysis models in accordance with section 3.3
-	COBie - Excel format in accordance with BS1192-4:2014
-	Navisworks NWD files with Clash Tests, Timeliner (4D), Cost Workbook (5D), Drawings (extent and frequency to be agreed with each task team member)
-	Design Review DWFx 3D Model
-	Design Review DWFx drawing Sheets
-	PDF drawings (vector, not raster) no older than version 7.0
-	AutoCAD DWG drawings (layer translation table to be agreed)
-	Micorsoft Excel XLSx schedules
-	IFC (industry foundation classes 2x3 format)
-	PDF Specifications (specification codes referenced to model keynotes)
-	PDF Reports
-	PDF Product Information Brochures/Cut-sheets
-	PDF Test Certificates
-	Structural Analysis Model (format to be agreed)
-	Energy Analysis Model (format to be agreed)
▪	For each of the data drops, information will be required in the following formats from the Project Information Manager (design stage/construction stage):
-	Federated XLS COBie
-	Federated IFC
-	Federated DWFx

Federated NWD with Clash Tests, Timeline Cost Workbook, Drawings (extent to be agreed)

-	An Online Collaboration Tool (Autodesk 360/Glue/Field or Other) may be provided
3.2.	Client’s Strategic Purpose

Required by PAS1192-2 Clause 5.3 b) 2).

It is expected that the primary use of the data will be for the following purposes:

P01 - Approved Outline Business Case

P02 - Tender Package

P03 - Appoint Contractor

P04 - Approved for Construction

P05 - Practical Completion

P06 - Operations and Maintenance

P07 - Regulation and Compliance

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3.3	Software Formats

Required by PAS1192-2 Clause 5.3 b) 3).

For Software formats for deliverables refer to section 2.12. Suppliers should provide as part of the pre-contract BEP a table as below indicating which software will be used by Task Team Members for the primary production management and exchange of information during design and construction

Task Team	Primary BIM Software and version	Coordination / Clash Detection Software and version	Specialist Software and version

3.4.	Responsibility Matrix

Required by PAS1192-2 Clause 5.3 b) 4).

Refer to EIR Clause 3.6 for roles and responsibilities and the model delivery and production table in the BIM Protocol. The bidder should provide a methodology for preparing and maintaining a Model Delivery & production responsibility matrix as part of the post-contract BEP. An example or template responsibility matrix should be provided as part of the precontract BEP.

3.5.	Standards and Guidance Documents

Required by PAS1192-2 Clause 5.3 b) 5).

The following core documents and standards are to be implemented on the project:

-	BS 1192:2007
-	PAS1192-2:2013
-	PAS1192-3:2014BS1192-4:2014 – Collaborative Production of Architectural, Engineering and Construction Information Part 4- Employer information requirements (COBie).
-	BS1192-5:2015 (currently out for consultation)
-	BS 8541-2:2011 – Library objects for architecture, engineering and construction Part 1: Identification and classification – Code of practice
-	BS 8541-2:2011 – Library objects forarchitecture, engineering and construction -Part 2:Recommended 2D symbols of building elements for use in building information modelling
-	BS 8541-3:2012 - Library objects forarchitecture, engineering and construction -Part 3:Shape and measurement - Code of practice
-

BS 8541-4:2012 – Collaborative Production of Architectural, Engineering and Construction Information Part 4 – Employer information requirements (COBie).ISO 16739:2005 & 2013 (Industry Foundation Classes)

-	Building Information Model (BIM) Protocol (2013) – Construction Industry Council
-	Outline Scope of Services for the Role of Information Management - Construction Industry Council (CIC)
-	Best Practice Guide for Professional Indemnity Insurance when using BIM - Construction Industry Council (CIC)

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3.6.	Roles, Responsibilities and Authorities

Required by PAS1192-2 Clause 5.3 b) 6).

The following Roles, Responsibilities and Authorities are defined in Section 7.5 of PAS1192- 2:2013. The Tenderer’s are asked to identify these roles and individuals below in Fig. 4 in their pre-contract BEP

Role	Responsibility	Authority
Information Management (Design Lead for design stages and Contractor Lead for construction stages)

Enable reliable information exchange through a common data environment.

Maintain and receive information into the Information Model.

Enable integration and coordination of information within Information Model.

Configure information for Project Outputs.

Populate the information exchange format for the Information Model.

Enforce the Project BIM Execution Plan and ensure delivery of the Information requirement in the EIR.

Accept /reject information exchanges within the common data environment.

No design responsibility or right to issue instructions.

Project Delivery Management -	Assure delivery of information exchanges. Confirm suppliers ability to deliver information requirements.	Accept /reject information exchanges within the common data environment.

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Role	Responsibility	Authority
Lead Designer

Manage information development and information approvals.

Confirm design deliverables.

Overall lead for configuration management.

If a clash is detected which cannot be resolved by the Task Team Interface Manager then the lead designer shall be involved in the discussion to reach agreement and make the necessary changes to the models.

Approve design changes proposed to resolve clashes. Confirm status and approve information for issue within the common data environment.
Task Team Manager	Production of design outputs related to a task team specific, package based or time-based task.	Change the status of their team’s signed-off information, update the revision and issue the information and model(s) to the PUBLISHED part of the CDE.
Task Information Manager (Information Management)	Direct the production of task information in compliance with standards and methods. Direct the production of task information using agreed systems.	Confirm that information is suitable for issue within a common data environment.
Task Interface Manager (Spatial Coordination and Clash Detection)	Manage spatial co-ordination on behalf of a task team. Propose resolutions to coordination clashes.	Propose resolutions to clashes.
Information Originator (Geometry and information)	Develop constituent parts of the information model in connection with specific tasks. Production of project outputs.	Ownership of model information.

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All the roles defined and their respective responsibilities and authorities, are stated only in connection with information management. Other arrangements may be put in place for other aspects of the overall project.

The organisation identified as ‘design lead’ or ‘contractor lead’ depending on the project stage shall undertake the role of Project Information Management.

The Pre-contract BIM Execution Plan should respond to the request for details above. The above table is a statement of the roles, responsibilities and authorities for the project which is based on PAS1192–2:2013. The Tenderer’s documentation should identify person(s) for each of the roles above. CVs for the persons identified should be included as part of the bid submission. In smaller businesses many of these roles may be executed by the same individual.

The individual(s) responsible for the role of Project Information Management will be identified in the BIM Protocol. The Employer should be notified of any change of personnel for the roles at contract signing. Agreed changes should be incorporated into the Post Contract BIM Execution Plan.

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4.0	Section 4 - Competence Assessment
4.1.	Competence Assessment

Required by PAS1192-2 Clause 5.3 c) 1).

A supplier BIM assessment form should be completed by all appropriate organizations within the supply chain, and submitted as part of their pre-contract BEP, so as to demonstrate their competence in and understanding of BIM and provide a comparable document by which to assess their capability.

The BIM assessment form should include the following (a template BIM assessment form is included in the tender documents):

Item	Description	Response
BIM Capability and Experience	Responses will describe how mature an organization is, and what capabilities are held.

Bidders should include the following detail:

BIM experience - organizational and personnel BIM capabilities

Out-sourced roles

Guidance: The information requested in this section is detailed further in the Project Implementation Plan described in PAS 1192-2

Evidence of BIM Execution Planning	Responses will include examples of BIM execution planning	Bidders should include the following detail: BIM Execution Plans Lessons learnt Guidance: The content of the BIM Execution Plan at tender and start on site stages are described in PAS 1192-2
Confirmation of BIM Toolset	Responses will describe the processes and procedures that make up the bidder's BIM and information management toolkit	Bidders should include the detail on procedures aligned with core project stages as follows: BS1192 (2007) PAS1192-2 (2013) COBie BS1192-4:2014 Other bespoke processes
Details of BIM Workload and Resourcing	Responses will describe the resources (and what levels) that are available to the project

Bidders should include the following detail:

Resource matrix with level, number, utilisation

Outsourcing details or services etc.

Guidance: The content of the assessment is described as the supplier BIM assessment form described in PAS 1192-2

Principal Supply Chain	Responses will describe the supply chain’s ability to link into the process and how will this be assessed	Bidders should include the following detail: Key supply chain partners Expected outputs Assessment process

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4.2.	Changes to Associated Tender Documentation

Required by PAS1192-2 Clause 5.3 c) 2).

The following changes, text, insertions, documents are to be included in the tender documentation, by the project team, as special provisions to be allowed for, to support the utilising BIM on the project:

•	A detailed Employer's Information Requirements (EIR) document is included in the tender documentation.
•	Bidders are required to submit a pre-contract BIM execution plan, in the format of the template provided, to demonstrate how they intend to deliver on the Employers Information Requirements (EIR).
•	The bidder and their supply chain will be required to provide a Pre-contract BIM execution Plan (BEP) which shall be in accordance with Section 6.2 of PAS1192-2:2013.
•

In accordance with sections 6.3, 6.4, 6.5, 6.6 and 6.7 of PAS1192-2:2013, the bidder and their supply chain will be required to complete a Project Implementation Plan (PIP) or BIM Capability Assessment, in the format of the template provided, to indicate that they have the personnel, IT resources and BIM expertise to deliver the on the BIM execution plan. Where the bidder or members of the supply chain do not currently have BIM capabilities they should include a statement of how they intend to develop these capabilities, or meet these requirements, as part of delivering on the BIM execution plan. All costs associated with developing the BIM capabilities to deliver on the employer's information requirements should be included in the contract and supply chains tender.

•	A Pre-qualification Questionnaire (PQQ) seeking details of BIM capabilities, is included as part of the tender documentation (see Table 8 in PAS91:2013as example).
•

A read-only DWF/NWD version of the federated building information model is being made available as part of the tender stage, along with a COBie output in Excel format. Free viewing software is available to download. Bidders are not expected to purchase any software in order to tender works.

•

The client can confirm that a fully editable Revit 2015 version of the architectural, structural and MEP services design intent models, will be made available to the successful contractor. The Models for the project has been develop to tender stage, approximating LoMD 4 ‘Production’ (as defined by PAS 1192-2:2013; Figure 20 - Levels of model definition for building and infrastructure projects). The Models cannot be relied upon beyond these levels of definition, even if they do contain additional information. The contractor may use these models to develop further into a construction coordination model if they so choose, however the contractor is responsible for developing their own construction/fabrication BIM, in conjunction with their subcontractors, and in taking on the design intent models, they take full responsibility for checking these before incorporating information into construction, fabrication and installation models. The contractor and subcontractors are expected to add site setup, plant, equipment, cranage, temporary works, scaffolding health and safety equipment etc. into the model and edit the model as required to show sequencing of works in conjunction with the construction programme. Cost estimates may be linked to the model so that value earned demonstrations can be provided at any stage.

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•

It is the contractor’s responsibility to develop and maintain the construction model during the construction phase of the project and ensure that other members of the supply chain develop their portions of the work in a model formats that can be federated into the overall construction model. Models should be produced before fabrication/installation, and should form part of the standard submittals/approvals process of fabrication or “shop drawings”. As far as practically possible, all fabrication and shop drawings should be derived from the construction models.

•

The contractor will be required to take on the role of Project Information Manager during construction stage or appoint someone to take on the role on their behalf (Scope of service of Information manager included in tender documents). The information manager construction stage will be required to execute and manage the post-contract BIM Execution Plan (BEP) and operate and maintain the Common Data Environment (CDE) established at design stage.

•

The contractor and their supply chain should confirm with their tender submissions that, they have reviewed the models provided, for constructability, logistics and health & safety issues, and ideally those should be linked to the construction programme and estimates as part of their tender submission, to demonstrate their understanding of the project and BIM.

•

If any alternative proposals are being suggested as part of the tender, the contractor and subcontractors should ideally develop those aspects of the model from tender issue to tender return, incorporating any proposed construction alternatives, to demonstrate implications of alternative proposals, or additional information added to existing model elements if applicable. A developed COBie output will also be required as part of the tender to highlight any implications of alternative proposals.

•

The contractor will be required to provide meeting facilities with IT and projection facilities to allow access to the construction model, and wireless internet connection on site to allow controlled mobile device accessibility to BIM information to all areas of the work. Laser Scanning & setting out equipment (robotic total station) may be required. As well as online collaboration tools (like Autodesk Glue/Field). Contractors should consider IT requirements as part of their proposals. This should be included in the preliminaries.

4.3.	BIM Tender Assessment Details

Required by PAS1192-2 Clause 5.3 c) 3).

The Employer understands that the use of BIM is relatively new to the construction industry in Ireland, and won’t be applying a direct scoring and weighting system when assessing submissions in relation to BIM, however suppliers will be required to comply with these requirements, and where suppliers have little or no previous experience of delivering projects in BIM, they should include as part of their submission, and pre-contract BEP, details of how they intend to acquire the capability or resources to deliver BIM, should they be successful in their tender.

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5.0	Appendix A - BIM Use & Purpose
5.1.	Definition of Building Information Modelling Use & Purpose

For the avoidance of doubt and misunderstanding, the table below clearly defines the Employer’s meaning and understanding of the following terms when describing BIM uses and objectives for the project. The supply chain must review this list, and immediately seek clarification on any misunderstandings as to what they are required to provide.

BIM Use Purpose		BIM Use Objectives	Synonyms	Description
1	Gather	to collect or organise Building information	administer, collect, manage, acquire

This primary objective is to use the BIM to gather information about the building and all building elements in order to properly manage the built asset, and the use of BIM can greatly assist in this effort. In this primary BIM use the information will be collected, gathered and organised.

1.1	Capture	to represent or preserve the current status of the Building and Building elements	Collect

The BIM process will be used to capture geometric and attribute data as a record of the Building elements that exists. Existing geometry can be captured using laser scanner or traditional survey methods. All building data captured is to be classified using Uniclass 2 and in COBie-UK-2012 format.

1.2	Quantify (5D)	to express or measure the amount of a Building element	Quantity Takeoff

BIM may be used for counting or collecting the amount of specific Building elements as part of the estimating and cost forecasting process. During the design phase of a Building, quantities maybe defined broadly, represented by a range and subject to change. In the construction phase, quantities are to be more certain and in the operations phase, quantities of elements are to be easily and more readily calculated.

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BIM Use Purpose		BIM Use Objectives	Synonyms	Description
1.3	Monitor (6D/7D)	to collect information regarding the performance of Building elements and systems	Observe, Measure

BIM may be be used to monitor real-time performance data of Building elements and Building activities. Building Automation System data should be integrated with the BIM data. The BIM should be used to where possible to assist the team to understand the performance of particular Building elements or processes. The contractor should be required to use the BIM process to monitor the productivity of construction processes

1.4	Qualify (4D/7D)	to characterize or identify Building elements’ status	Follow, track, identify

This objective is to use the BIM to track the status of the building elements over time, through the design, construct and operation stages. (This should include information for example, in design, what is the element's level of development? In construction, has the element been fabricated? Is it installed? Is it damaged? During operations warranty information on the element and whether or not the element is reaching the end of its useful life)

2	Generate	to create or author information about the Building	create, author, model

It is expected that every discipline that interacts with the Building will generate information about the Building. This includes prescribing, arranging, and sizing Building elements to various levels of development. Within the design phase, the design team will be the primary generators of information, while in the construction phase; the subcontractors will generate most of the information. Additionally, in the operations phase, that information could be generated by those maintaining the Building when they update or change that Building. Anytime new information is authored, modelled, or created, it is generated.

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BIM Use Purpose		BIM Use Objectives	Synonyms	Description
2.1	Prescribe	to determine the need for and select specific Building elements	program, specify

The BIM needs of specific Building element are to be agreed and described in the BIM Execution Plans and Model development Matrix. The model element requirements are to consider factors such as phase, discipline, and level of development.

2.2	Arrange	to determine location and placement of Building elements	configure, lay out, locate, place

This is to include during the planning phase the arrangement or adjacency of specific spaces, during the design phase the general location of elements, in the construction phase more detailed placement and installations and during the operations phase to determine the placement, relationship and arrangement of elements

2.3	Size	to determine the magnitude and scale of Building elements	scale, engineer

During design elements can could include the general dimensions of spaces, shape, size etc. and during construction elements must be accurate in terms of size, shape and location and contain all required data. During operations the building manager will record the size of replacement parts or modifications to the Building in the BIM

3	Analyse	to examine elements of the Building to gain a better understanding of it	examine, evaluate	The BIM will allow elements of the Building to be analysed for coordinating, forecasting, and validating for decision making.
3.1	Coordinate	to ensure the efficiency and harmony of the relationship of Building elements	detect, avoid

This objective of BIM use is to ensure that the Building will fit together as it is planned and that all the various systems have been considered through the use of clash detection, collision avoidance, design coordination, and interference management tools and collaboration

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BIM Use Purpose		BIM Use Objectives	Synonyms	Description
3.2	Forecast	to predict the future performance of the Building and Building elements	simulate, predict

Detail analysis of the BIM is to be is conducted to predict future performance of the Building and Building elements.

Factors to be considered include financial, energy, flow, scenario, and temporal. Financial forecasting includes cost estimation as well as the life cycle cost of a Building. This objective is to examine multiple Building variables to predicts building performance

3.3	Validate	to check or prove accuracy of Building information and that is logical and reasonable	check, confirm

This includes checking building information for accuracy to ensure that it is logical and reasonable. The validation is to include three primary areas: prescription, functionality, and compliance validation.

4	Communicate	to present information about a Building in a method in which it can be shared or exchanged	exchange

Communication is a key primary uses of BIM on this project. The purpose is to present information about the Building in a method which can be shared or exchanged. It promotes and enhances communication and often reduces the time it takes to communicate.

4.1	Visualise	to form a realistic representation of a Building or Building elements	review

The purpose is to form a virtual representation of the Building or Building elements using BIM to better visualise the building. This is especially important for those who have not been trained within the design and construction industry but are critical stakeholders and decision makers. This use is intended to support decision making about the Building's design or construction as well as support marketing efforts. This is to include walkthroughs and renderings

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BIM Use Purpose		BIM Use Objectives	Synonyms	Description
4.2	Transform	to modify information and translate it to be received by another process	translate

For exchange of data and information in neutral formats model files are to be exchanged in IFC (industry foundation class) and model data is to be developed in such a way as to allow the data to be exported to COBie-UK-2012 format

4.3	Draw	to make a symbolic representation of the Building and Building elements	draft, annotate, detail

BIM will be used to improve the quality of all drawings including detailing and annotation. All drawing outputs are to be developed in parametric method rather static methods i.e., when the BIM model is updated, the corresponding drawings and sheets are also updated. All drawings outputs for all designers and subcontractors are to be derived in this way from the BIM.

4.4	Document	to create a record of Building information including the information necessary to precisely specify Building elements	Specify, submit, schedule, report.

BIM will be used to improve the quality of all schedules and access to building data. All schedule and data outputs are to be developed in parametric method rather static methods i.e., when the BIM model is updated, the corresponding schedule and data outputs are also updated. All schedules should be capable of being exported to excel and all data inputs capable of being exported to COBie as defined by BS1192-4:2014

5	Realise	to make or control a physical element using Building information	implement, perform, execute,

This BIM Use purpose gives the industry the ability to fabricate, assemble, control, and regulate elements of the Building. Designers and subcontractors will explore how the BIM could lead to the improved productivity of both construction and operations of facilities.

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BIM Use Purpose		BIM Use Objectives	Synonyms	Description
5.1	Fabricate	to use Building information to manufacture the elements of a Building	manufacture

Where practical all subcontractors are to maximise the use of BIM to manufacture elements of the Building. For example, Building information can be used to directly fabricate structural steel shapes from a CNC Machine or directly fabricate ductwork or cut piping. Within the design phase, BIM can be used to quickly generate prototypes of future Building elements, while in operations it could be used to quickly fabricate replacement parts.

Subcontractors pre-contract BEP to include an explanation of their current shop- drawings and fabrication process, and describe how BIM could help improve the production and flow of information, and accuracy to current processes, and set out the feasibility/cost of implementing these changes and the expected ROI

5.2	Assemble	to use Building information to bring together the separate elements of a Building	prefabricate

The project team will explore how the building information is made available to bring together the separate elements of a Building with the potential ability to fit together systems that were traditionally very separate. Some common examples include curtain wall systems, energy/MEP risers, and toilet cores.

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BIM Use Purpose		BIM Use Objectives	Synonyms	Description
5.3	Control	to use Building information to physically manipulate the operation of executing equipment	manipulate	The project team will explore how the BIM can add the ability to use Building information to control equipment operations. EG - Building BMS
5.4	Regulate	to use Building information to inform the operation of a Building element	direct

The project team are to maximise the use of BIM to regulate Building elements potentially allows Building operators to optimise their operations. A common example of this is when information gathered from a temperature monitor (or thermostat) is used to alter the output of the HVAC system. The objective is to see how data can be tied to intelligent monitoring systems and the building information model. This allows the systems to make informed decisions based on the entire system.

6.0	Appendix B (informative)
6.1.	Terms, definitions and abbreviations for BIM documentation

The following terms, definitions and abbreviations have been selected from PAS1192-2:2013 as being relevant to an Employers Information Requirements document and should be read in conjunction with PAS1192-2:2013 Annex A. The PAS1192-2:2013 annex numbering has been included for ease of cross referencing. Additional notes have been included which cross reference with BS1192:2007 and the CIC BIM Protocol.

In the interest of achieving a common language in the industry, the following terms should be used in the EIR:

6.1.1.	2D drawing

A 2D drawing contains a view of a model that is referenced into a “drawing sheet template" (blank drawing and title block). Such drawings must always be considered to be static documents, as they are drawing renditions or snapshots of the design’s model files. Such renditions are generated each time the drawing is prepared for “sharing” at regular milestones.

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6.1.2.	2D model (M2)

A model with entities having two-dimensional properties. Such models are always to be considered to be dynamic, as they will be made up of “model files” that are “x-ref” or “reference” files.

6.1.3.	3D model (M3)

A model with objects having three-dimensional properties. Such models are always to be considered to be dynamic, as they will be made up of “model files” that are “x-ref” or “reference” files.

NOTE 3D Models with data can be considered Level 2 BIM models whereas 3D Models without data are Level 1 BIM. Refer to Figure 1 in PAS1192-2:2013.

6.1.4.	3D Visualization (VS)

3D images from the 3D CAD model, or a virtual representation of the building or facility to be constructed; used for visualizing the project. Refer to Clause 9.2 of BS1192:2007 where 2D Drawings are represented by the VS Type.

6.1.5.	Archive

Component of the common data environment (CDE).

NOTE The archive section of the CDE is for inactive or superseded information. Such information will provide a history of the project information transfers, sharing, change orders and knowledge retention, and can be used for other contractual purposes or “discovery”.

6.1.6.	As-built or as-constructed

A model consisting of documentation, non- graphical information and graphical information defining the delivered project.

“As-built” is defined as the record drawings and documentation defining deviation to the designed information occurring during construction at the end of the project.

“As-constructed” defines the defect and deviation to the designed model occurring during construction. The “as-constructed” model and its appended documentation are continually updated through re-measurement as construction progresses. This allows for deviation to be reviewed with respect to the following packages and making knowledgeable assessment of impact and resolution.

6.1.7.	AIM/Asset Information Model

Maintained information model used to manage, maintain and operate the asset.

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6.1.8.	BEP/BIM Execution Plan

Plan prepared by the suppliers to explain how the information modelling aspects of a project will be carried out.

6.1.9.	BIM

Building information modelling.

6.1.10.	Clash Rendition (CR)

Rendition of the native format model file to be used specifically for spatial coordination processes. To achieve clash avoidance or to be used for clash detection.

6.1.11.	Client

Individual or organization commissioning a built asset.

NOTE The client may be different from the employer.

6.1.12.	Common data environment (CDE)

Single source of information for any given project, used to collect, manage and disseminate all relevant approved project documents for multi-disciplinary teams in a managed process.

NOTE 1 A CDE may use a project server, an extranet, a file-based retrieval system or other suitable toolset.

NOTE 2 Note CDE as defined in the BS 1192:2007.

NOTE 3 The fundamental requirement for producing information through a collaborative activity is to share information early, and to trust the information that is being shared as well as the originator of that information. What is needed is a disciplined auditable process that is transparent and controllable. The method for managing a project through a common data environment (CDE) is applicable to all sizes of practice, and in particular it prepares that office to be able to work collaboratively. As a standard that is adopted by all, it will help to remove the problem of having to constantly retrain on each and every project when client standards are to be applied. If the clients accept the procedures and make them contractual, then these problems disappear. The CDE is a means of allowing information to be shared efficiently and accurately between all members of the project team - whether that information is in 2D or 3D, or indeed textual or numeric. The CDE enables multi-disciplinary design teams to collaborate in a managed environment, where the build-up and development of information follows the design, manufacturing and construction sequence. See BS 1192:2007 or Building Information Modelling - A Standard Framework and Guide to BS 1192, Richards, 2010. The CDE process also ensures that information is only generated once and is then reused as necessary by all members of the supply chain. It also ensures that the information is constantly updated and enriched for final delivery as part of the Facilities Management (FM) document.

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6.1.13.	COBie-UK-2012 (BS1192-4:2014)

Structured facility information for the commissioning, operation and maintenance of a project often in a neutral spreadsheet format that will be used to supply data to the employer or operator to populate decision making tools, FM and asset management systems.

NOTE Templates for the preparation of COBie information exchange files can be downloaded from the BIM Task Group website: http://www.bimtaskgroup.org.

6.1.14.	Document

Information for use in the briefing, design, construction, operation, maintenance or decommissioning of a construction project, including but not limited to correspondence, drawings, schedules, specifications, calculations, spreadsheets.

NOTE Documents must either be immutable or incorporate a means of controlling changes.

6.1.15.	Drawing (DR)

Static, printed, graphical representation of part or all of a project or asset. Refer to Clause 9.2 of BS1192:2007 where 2D Drawings are represented by the DR Type.

6.1.16.	Employer

Individual or organization for whom the contract is executed and delivered.

6.1.17.	Employer’s Information Requirements (EIR)

Document setting out the information to be delivered by the supplier as part of the project delivery process to the employer.

6.1.18.	Gate/Stage

Division of a standardized process map for the acquisition of a facility, at some of which the requirements can be delivered.

NOTE The stages at which information exchanges are required should be specified in the EIR by reference to the agreed stage and gate names. See the CIC Scope of Services

6.1.19.	Information exchange

Structured collection of information at one of a number of pre-defined stages of a project with defined format and fidelity.

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6.1.20.	Information Management

Tasks and procedures applied to inputting, processing and generation activities to ensure accuracy and integrity of information.

The Role of Information Management is defined in PAS1192-2:2013 clause 7.5. Refer also to Outline Scope of Services for the Role of Information Management - Construction Industry Council (CIC) and Best Practice Guide for Professional Indemnity Insurance when using BIM - Construction Industry Council (CIC)

6.1.21.	Information Model

The information model comprises three constituent parts: documentation, non-graphical information and graphical information.

NOTE The model is conveyed using PDF, COBie and native model files.

6.1.22.	Levels of model detail (LOD)

Description of graphical content of models at each of the stages defined for example in the CIC Scope of Services.

6.1.23.	Levels of model information (LOI)

Description of non-graphical content of models at each of the stages defined for example in the CIC Scope of Services.

6.1.24.	Master information document index (MIDI)

Index specifying a detailed list of the deliverables for a project; for model, sub models, documents and data also allocating responsibility to deliver and the programme for delivery of a project supply chain.

6.1.25.	Manageable Assets

Those aspects of the facility that may be managed during the facility life-cycle include both physical and spatial objects, and their functional groupings.

NOTE 1 An asset is a uniquely identifiable element which has a financial value and against which maintenance actions are recorded.

NOTE 2 Some aspects, such as the structural frame, or individual pipe and duct segments, fixings and secondary elements may be excluded from scope by the employer.

6.1.26.	Origin

As the setting out point for a project or programme using co-ordinate geometry or related to the OS or geospatial reference.

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6.1.27.	Originator

Author of models, drawings and documents.

6.1.28.	Project delivery team

Group of organizations or individuals contracted either directly or indirectly to deliver services or products to the project.

6.1.29.	Project information model (PIM)

Information model developed during the design and production and construction phase of a project, consisting of documentation, non- graphical information and graphical information defining the delivered project.

NOTE The PIM is developed firstly as a design intent model, showing the architectural and engineering intentions of the design suppliers. Then the PIM is developed into a virtual construction model containing all the objects to be manufactured, installed or constructed. It becomes the basis of the Asset Information Model once handed over.

6.1.30.	Project implementation plan (PIP)

Statement relating to the suppliers’ IT and human resources capability to deliver the EIR.

NOTE Also contains standard method and procedure.

6.1.31.	Published/documentation

Component of the CDE for drawing renditions that have been approved as suitable for a specific purpose – for example, suitable for construction.

NOTE The published documentation section of the CDE contains drawings – and, if agreed by the project teams, the native model files and renditions – which are snapshots of the shared information taken at a specific time. They are compiled by referencing the relevant approved model files into a coordinated model file and cutting the views and sections from the models.

6.1.32.	Purpose of issue

States the purpose for issuing the document.

6.1.33.	Purposes

Those aspects of the Facility that are intended to be managed by the facility owner.

NOTE Some purposes, such as supporting the business case, may be common with the briefing and design processes.

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6.1.34.	Rendition

Documentation in a form enabling the information to be viewed, printed and marked up. For example, PDF, DWF and NWD files are documentation consisting of snapshots of a model.

6.1.35.	Requirements

Requirements are the documented expectations of facility owners/commissioners for sharable structured information. These are also referred to as the Employers Information Requirements (EIR) (alternatively, the Clients Information Requirements).

NOTE: Detailed requirements are included in this document.

6.1.36.	Revision

Used to identify revisions of documents, drawing and model files.

6.1.37.	Shared

Component of the CDE. The shared section of the CDE is where information can be made available to others in a “safe” environment. The early release of information assists in the rapid development of the design solution. To allow this to be achieved, the concept of information “status/suitability" has been adopted.

6.1.38.	SMP

Standard Method and Procedure. Set of standard methods and procedures covering the way information is named, expressed and referenced.

6.1.39.	Status

Defines the “suitability” of information in a model, drawing or document. Not to be confused with the status in architectural documentation as “new build', “retain” or “demolish''.

6.1.40.	Supplier

Provider of services or goods either directly to the employer or to another supplier in a supply chain.

6.1.41.	Supplier information modelling assessment form

The form conveying the capability and experience of a supplier to carry out information modelling in a collaborative environment.

6.1.42.	Supplier information technology assessment form

The form conveying the capability and IT resources of a supplier for exchanging information in a collaborative environment.

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6.1.43.	Supply chain capability assessment form

Form summarizing the human resource and IT capability of each organization in a supply chain.

6.1.44.	Third party capability assessment form

Form conveying the information management and IT capabilities of non-design, non–construction organizations in a supply chain.

6.1.45.	User

Individual occupying or using a built asset for its designed purpose.

6.1.46.	Volume

Manageable spatial subdivision of a project, defined by the “project team" as a subdivision of the overall project that allows more than one person to work on the project models simultaneously and consistent with the analysis and design process.

NOTE 1 Analogous to the volume strategy defined by the lead designer to allocate volumes within the project to different disciplines into which they carry out their system models (walls structure, pipework, ductwork, electrical, etc.). Also achieves spatial co-ordination prior to detail design. Each volume or subdivision is a reference file. When one or more referenced files is viewed, the full or partial project may be represented. This subdivision also becomes important when using extranets, as it allows the files to be kept to a manageable file size.

NOTE 2: This term is defined as “zone” in BS 1192:2007.

6.1.47.	Version

Sub-indexing to revision as used in the common data environment to show the development of information and information models, e.g. if a version is named P1.1, P1 is the revision number and .1 is the version to that revision.

6.1.48.	Work in progress (WIP)

Component of the CDE.

7.0	Appendix C - Additional Guidance Notes

The following is additional guidance notes related to the relevant sections of the EIR, that have been extracted from the original BIM Task Group & RIAI EIR Templates, and kept here for ease of reference and for information only, but this does not form part of the Employers Information Requirements for this project.

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Section 0.0 - Introduction

Section 0.1. - Purpose of Document

PAS1192-2:2013 requires the provision of a clear definition of the employer’s information requirements (EIR) and key decision points (to form part of the contract possibly through adoption of the CIC BIM Protocol). The EIR should evaluate the proposed approach, capability and capacity of each supplier, and their supply chain, to deliver the required information, prior to contract award.

EIRs are produced as part of a wider set of documentation for use during project procurement and shall typically be issued as part of the employer’s requirements or tender documentation. The development of the EIR shall start either with the assessment of an existing asset, leading to the development of the employer's need, or directly with the employer’s need if no existing asset or asset information model is to be considered.

The EIR shall be incorporated into the tender documentation, to enable suppliers to produce their initial BIM execution plan (BEP) upon which their proposed approach, capability and capacity can be evaluated. The EIR is a key document with regards to communicating information requirements as well as establishing information management requirements. The EIR will act as a good basis from which to review the contents of the bidder’s BIM Execution Planning, confirming its completeness.

The contents of the EIRs should be aligned to employer decision points which in turn will coincide with project stages. The EIR should be consistent with other appointment and contract documents in use on the project, which in turn should be aligned with industry standards such as the RIAI or PWC project stages. Information requirements should be specific, measureable, achievable, realistic and time-bound against, for defined project stages and information exchanges.

The employer, or the employer's representative, shall be responsible for ensuring that information requirements are included in project contracts in such a way as to avoid duplication of responsibilities.

Section 0.2. - Scope

The Employers Information Requirements guidance document is intended to support Employers undertaking BIM Level 2. It is recommended that Employers become familiar with a BIM Protocol such as the Construction Industry Council (CIC) BIM Protocol which should be included as part of the agreement or contract between the Employer and the project team members. The BIM Protocol should include a Model Production and Delivery Table identifying model uses, Levels of Model Definition (LoMD) and responsibility for modelling for each Project Stage /Information Exchange. The Project BIM Protocol should also identify the Project Information Manager.

PAS1192-2:2013 Clause 5.3 defines the minimum contents of the Employers Information Requirements

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Employers should seek independent advice from their insurance provider and where necessary legal advice on the professional risks associated with working in BIM using the CIC BIM Protocol, a bespoke BIM Protocol or not using a BIM Protocol. Each organisation using BIM collaboratively should be familiar with guidance contained in the 'Outline Scope of Services for the Role of Information Management' and 'Best Practice Guide for Professional Indemnity Insurance when using BIM’ published by the Construction Industry Council.

This document is generic in nature and is intended as guidance for an Employers Information Requirements document. Prior to its use, the document should be reviewed thoroughly to ensure that it is fit for purpose on the intended project. It is not the intention of this document to state how each organisation will implement BIM with their respective organisations but organisations are encouraged to ensure that their internal procedures support this document and standards for Level 2 BIM in the interest of project quality control and improving collaborative processes.

Section 0.3. - Building Information Modelling Goals

Section 0.4. - Building Information Modelling Use Purpose

Section 0.5. - The BIM Team

Section 0.6. - Copyright

Section 0.7. - Credits

Section 1.0 - Section 1 - Project Information

Section 1.1. - Project Details

The following project information should either be included in the EIR or referenced in other tender documentation where it is included. Project Information should be completed by the Employer.

Section 1.2. - Project Scope

Section 1.3. - Project Description

Section 2.0 - Section 2 - Information Management

Section 2.1. - Level of Detail

The purpose of this section is to define requirements for information submissions/data drops at project stages. This information is used to populate the Model Production and Delivery Table (MPDT) included in the BIM Protocol.

The responsibility for the maintenance of the Model Production Delivery Table (MPDT) sits with the Employer. The table can be managed by a party appointed by the employer. For example, post-contract the MPDT could be managed by the Project Delivery Manager or Project Information Manager.

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Accurate recording of the Level of Detail is important. Model Originators will typically be required to complete models strictly to the level of detail required at a particular stage. Similarly information users will typically be required to only rely on information completed to the contractually defined level of detail.

The MPDT defines the scope of the models for the purposes of the contract. It is important that the MPDT is comprehensive and is regularly updated. The MPDT also defines for the purposes of the contract the levels of detail used for the various phases of the project.

Example:

Section 2.2. - Training Requirements

The purpose of this section is to provide bidders with details of training that will be provided in connection with project systems, or training requirements which the bidder will be required to deliver as part of their appointment/contract.

Any specific Client requirements should be communicated through the EIR and through the Pre Contract BIM Execution Plan for the bidder.

Section 2.3. - Planning of Work and Data Segregation

The purpose of this section is to set out requirements for the bidder’s proposals for the management of the modelling process.

A statement that information should be managed in accordance with the processes described in PAS1192-2:2013 and BS1192:2007.

Where the employer has specific requirements for work management, the requirement and request for proposals should be identified.

Example

Section 2.4. - Co - ordination and Clash Detection

The purpose of this section is to define the required co-ordination process, together with requirements for quality control.

This EIR should include requests for details of the following project management processes:

Details of the clash detection process including:

Software

Process overview

Responsibilities

Outputs

Technical query workflow

Tolerance strategy

Clash resolution process

Example:

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Section 2.5. - Collaboration Process

The purpose of this section is to define how, where and when project information will be shared.

Section 2.6. - Health and Safety

The purpose of this section is to enable the employer to define how BIM-based working will support Health and Safety monitoring aligned with the work stages. Data and records capture processes also need to be documented.

Section 2.7. - Security Requirements

The purpose of this section is to communicate client specific security measures required in order to secure the data.

Section 2.8. - Information to be either excluded or included from information models

The purpose of this section is to communicate a schedule of client specific assets that should be included or excluded from the Project Information Model (PIM) and the Asset Information Model (AIM). This section also enables the employer to obtain proposals with regards to asset information delivery into the employer’s FM environment.

Section 2.9. - Systems Performance

The purpose of this section is to communicate to bidders any constraints in the employer’s systems or specific IT requirements which may need additional resources or non-standard solutions.

Section 2.10. - Compliance Plan

The purpose of this section is to enable the supplier to communicate how the integrity of the model and other data sources will be maintained.

Section 2.11. - Coordinates

The purpose of this section is to encourage the adoption a common coordinate system for all BIM data with consistent adoption for all models. Defines requirements for the common coordinate system for all BIM data. Details modifications to imported DWG/DGN co-ordinates.

The following co-ordinate origin/system (3 dimensions) is to be used to place graphical models, for Ordnance Survey locators, geospatial and location with respect to an agreed origin.

Point	Location Description	Easting (mm)	Northing (mm)	Elevation or site datum

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Section 2.12. - Software Formats

Section 3.0 - Section 3 - Commercial Management

Section 3.1. - Exchange of Information

The purpose of this section is to communicate the content of data drops and how data drops are aligned to work stages.

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The following data is required to populate the data drops at each stage in accordance with the 'Plain Language Questions’ that need to be supported by the data drops:

Data Drop 1 (Stage 2 Outline Proposals)
Heading	Description	BIM Models (M3)	2D Drawing (DR)	COBie (IE)	Specification (SP)	Schedules (SC)	Programme (PR)	Visualisations (VS)	Reports (RP)	Responsibility	Notes
Space	Room layouts
Planning	and areas in
accordance
with
Accommodati
	on Schedule.	x	x	x		x				ARCH
Include
required
adjacencies
and
circulation.
Massing	Approximate
scale of
	spaces	x	x					x	x	ARCH
sufficient to
describe
proposal for
outline planning purposes.
Existing Services	Identification of existing underground services.	x							x	CIVL
Existing Conditions	Topographica I and Point Cloud Survey	x	x						x	ARCH
Design Programme	Design Programme up to appointment of main Contractor						x			PMAN
Data Drop 2a (Stage 5 Production Information)
Room Data Sheets	Equipment included for each room type	x	x		x	x		x		ARCH	Visualisations of selected room types only to convey quality of design.

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No response is required in the Pre-contract BIM Execution Plan. Exchange of Information should be reviewed at each project stage. Any updates should be agreed with the supplier at each project stage.

Section 3.2. - Client's Strategic Purpose

The purpose of this section is to describe the expected purposes of the information provided using the COBie data exchange format.

Section 1.1.2 CIC BIM Protocol defines Permitted Purpose as: “a purpose related to the Project (or the construction, operation and maintenance of the Project) which is consistent with the applicable Level of Detail of the relevant Model (including a Model forming part of a Federated Model) and the purpose for which the relevant Model was prepared”.

Clause 3.3 CIC BIM Protocol identifies "A key area of concern for many information providers is that the wider use of data-rich BIM will make it harder to protect IPR. The CIC BIM Protocol uses a general concept of 'Permitted Purpose' to define the licensed uses of Models, rather than stating the specific uses of each model"

The CIC BIM Protocol does not specifically state the purposes for which models will be used. Setting out proposed purposes in the EIRs informs the scope of the licences defined in the Protocol.

Example:

The purposes included in the EIR can define the use to which the models are licensed as part of the BIM Protocol. Employers should consider including the purposes in Appendix 1 of the BIM Protocol which should be correlated with the Level of Detail, Project Stage and Data Drops.

Section 3.3. - Software Formats

Section 3.4. - Responsibility Matrix

The purpose of the Responsibility Matrix is to set out the relationship between disciplines and production of information or models in line with the defined project stages.

Preparation of a design responsibility matrix should begin early in the development of the project. It may start with a simple, strategic overview of design responsibility for the main design elements. As the project progresses however, it should increase in detail to allocate responsibility for specific elements, systems and products, setting out the level of detail and format of design information to be produced and any requirement for collateral warranties.

The bidder should provide a methodology for preparing and maintaining the responsibility matrix.

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Example:

A Responsibility Matrix should be prepared by the supplier in conjunction with the Post- contract Execution Plan.

Section 3.5. - Standards and Guidance Documents

The purpose of this section is to define the BIM Standards that are incorporated into the Information Requirements, Appendix 2 of the CIC BIM Protocol.

Example:

The standards should be incorporated into the BIM Protocol - Appendix 2.

Section 3.6. - Roles, Responsibilities and Authorities

The purpose of this section is to bring to the attention of the project team the allocation of roles associated with the management of the model and project information.

The roles should be reaffirmed in the EIR either explicitly by including the table below or referencing section 7.5 of PAS1192-2:2013. Any changes to the roles, responsibilities and authorities should be documented in the EIR.

Clarity of roles, responsibility and authority are an essential aspect of effective information management. Roles should be embedded into contracts, either through a specific schedule of services or more general obligations. Information management roles are likely to be embedded into more extensive project roles - design team leader, principal contractor, etc.

PAS 1192-2:2013 identifies the types of roles that should be considered and likely responsibilities. It should be remembered that PAS1192-2:2013 should be read in conjunction with other contract documentation such as the Plans of Work and Schedule of Services. The roles indicated in PAS1192-2:2013 are for guidance only and will differ from project to project depending upon market sector, project size and the supply chain tier you are positioned in. Key to the allocation of roles, responsibility and authority is the appropriateness and ability of the organization to be able to deliver. In smaller businesses many of these roles may be executed by the same individual.

The Pre-contract BIM Execution Plan should confirm the roles, responsibilities and authorities as defined in PAS1192-2:2013 incorporating any changes defined in the EIR. The Pre-contract BIM Execution Plan should identify person(s) for each role. CVs for the persons identified should be included as part of the bid submission.

The Information Manager will be identified in the BIM Protocol. The Employer should be notified of any change of personnel for the roles at contract signing. Agreed changes should be incorporated into the Post Contract BIM Execution Plan.

On projects led with the CIC BIM Protocol (2013), a key role is the Information Manager. The Information Manager has a role in facilitating the management of the federated model and the production of project outputs. The information manager is also responsible for managing the operation, standards and culture of the Common Data Environment (CDE). The Information Manager is not a standalone role and is expected to shift from design team to contractor prior to start on site. Under the BIM Protocol, a client is obliged to appoint an Information Manager

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Section 4.0 - Section 4 - Competence Assessment

The purpose of this section is to assess details of the collaboration process from the bidder sufficient to demonstrate BIM competence and capability at tender.

Section 4.1. - Competence Assessment

Templates of the documents listed in this section are included in the Construction Project Information Exchange (CPIx) Protocol, available via the CPI website http://www.cpic.org.uk.Use of the supply chain capability summary form means that a potential supplier does not need to submit assessment forms from each supply chain organization.

Section 4.2. - Changes to associated tender documentation

The purpose of this section is to identify insertions related to BIM Level 2 into the tender documents.

Examples (omit or change relevant examples):

A PQQ may be used for an initial expression of interest. PAS91:2013 may be used. A Project Implementation Plan (PIP) in accordance with section 6.3 of PAS1192-2:2013 should be included with the tender. All bidders should include a Pre-contract BIM Execution Plan in response to an EIR. The EIR may be prescriptive on the format of the Pre-contract BEP template used e.g. template provided or Pre-Contract Building Information Modelling (BIM) Execution Plan (BEP) version 2.0 April 2013.

Section 4.3. - BIM tender assessment details

The purpose of this section is provide bidders with information on scoring and weighting of information provided in relation to BIM as part of the tender.

8.0	Bibliography
8.1.1.	Standards publications
▪	PAS1192-2:2013
▪	PAS1192-3:2014
▪	BS 1192:2007
▪	BS 1192-4:2014
▪	BS1192-5:2015 (currently out for consultation)
▪	BS 8541-2:2011 - Library objects for architecture, engineering and construction Part V. Identification and classification - Codeof practice
▪	BS 8541-2:2011 - Library objects for architecture, engineering and construction-Part 2:
▪	Recommended 2D symbols of building elements for use in building information modelling

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▪	BS 8541-3:2012 - Library objects for architecture, engineering and construction-Part 3:
▪	Shape and measurement - Code of practice
▪	BS 8541-4:2012 - Collaborative Production of Architectural, Engineering and Construction Information Part 4 - Employer information requirements (COBie).
▪	BS1192-4:2014 - Collaborative Production of Architectural, Engineering and Construction Information Part 4 - Employer information requirements (COBie).
8.1.2.	Other publications
▪	RIAI Post Contract BIM Execution Plan template (revision P1.4)
▪	CPIx Post Contract-Award Building Information Modelling (BIM) Execution Plan (BEP) Revision R1 March 2013
▪	Building Information Model (BIM) Protocol (2013) - Construction Industry Council
▪	Outline Scope of Services for the Role of Information Management - Construction Industry Council (CIC)
▪	Best Practice Guide for Professional Indemnity Insurance when using BIM - Construction Industry Council (CIC)
8.1.3.	Websites
▪	Building Information Modelling (BIM) Task Group - http://www.bimtaskgroup.org
▪	COBie-UK-2012, Reference documentation - http://www.bimtaskgroup.org/COBie-UK-2012
▪	Construction Industry Council (CIC) - http://www.cic.org.uk
▪	Construction Project Information Committee (CPIC) - http://www.cpic.org.uk
8.1.4.	Further Reading
▪	BS 8534:2011, Construction procurement policies, strategies and procedures - Code of practice
▪	BS EN ISO 9001:2008, Quality management systems - Requirements
▪	BS ISO 10007:2003, Quality management systems - Guidelines for configuration management
▪	BS ISO/IEC 27001:2005, Information technology - Security techniques – Information

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Plan 1

N
HWM
CREIGHTON STREET
WINDMILL LANE
The Windmill Apts.
Windmill Lane Apts.

EXISTING SITE LOCATION PLAN @ 1:500

1 RJFG - SITE BOUNDARY

WINDMILL QUARTER

LEASE

HENRY J LYONS ARCHITECTS

HIBERNIA REIT

SITE LOCATION PLAN

L0001A

PLAN 1 EXISTING SITE LOCATION PLAN @ 1:500

HEBRT H KTIBS ARCGUTECTS HIBERNIA REIT SITE LOCATION PLAN L0001A

Plan 2

RIVER LIFFEY
LOMBARD COURT

SITE LAYOUT PLAN @ 1:500

SITE BOUNDARY

LEASE

HENRY J LYONS ARCHITECTS

SITE LAYOUT PLAN

L0001B

PLAN 2 SITE LAYOUT PLAN @ 1:500 RIVER LIFFEY LEASE HENRY J LYONS ARCHITECTS L0001B

Plan 3

KEYPLAN

EXTENTS OF 15JRG BASEMENT

LEASE

HENRY J LYONS ARCHITECTS

BASEMENT 0A PLAN - LEASE

L1009_1

PLAN 3 LEASE L1009

PLAN 3 L1009

Plan 4

DEMISED PREMISES
BASEMENT STORAGE FACILITIES
EXCLUSIVE BASEMENT SERVICE AREAS

LEASE

LD1009_D-1

PLAN 4 DEMISED PREMISES BASEMENT STORAGE FACILITIES EXCLUSIVE BASEMENT SERVICE AREAS LD1009_D-1

Plan 5

KEYPLAN

OFFICE BIKE PARKING

OFFICE SHOWER FACILITIES

LEASE

HENRY LYONS ARCHITECTS

BASEMENT GA PLAN - BIKE PARKING + SHOWER FACILITIES

L1009_2

PLAN 5 KEYPLAN OFFICE BIKE PARKING OFFICE SHOWER FACILITIES L 1009_2

Plan 6

DEMISED PREMISES

COMMON SERVICES ACCESS

RETAIL 3
RETAIL 1
RETAIL 2

LEASE

LD1510_D0

PLAN 6 DEMISED PREMISES COMMON SERVICES ACCESS LEASE LD1010_D0

PLAN 7 DEMISED PREMISES LEASE LD1010M_DM

Plan 8

DEMISED PREMISES
VOID
VOID

LEASE

HENRY LUPCHAS ARCHITECTS

FIRST FLOOR GA PLAN
DEMISED PREMISES

LD1011_D1

Plan 8 LEASE HENRY J LYONS ARCHITECTS LD1011_D1

Plan 9 LEASE HENRY J LYONS ARCHTECTS LD1012_D2

Plan 10

DEMISED PREMISES

BALCONIES

LEASE

HENRY LYONS ARCHITECTS

LD1013_D3

Plan 10 LEASE HENRY J LYONS ARCHTECTS LD1013_D3

Plan 11

DEMISED PREMISES
BALCONIES

LEASE

LD1014_D4

Plan 11 LEASE HENRY J LYONS ARCHTECTS LD1014_D4

Plan 12

DEMISED PREMISES
BALCONIES
LEASE
LD1015_D5

Plan 12 LEASE HENRY J LYONS ARCHTECTS LD1015_D5

KEYPLAN

TENANT PARKING

Plan 13

LEASE

HENRY J. FONG

L1000_3

Plan 13 LEASE HENRY J LYONS ARCHTECTS L1009_3

Plan 14

KEYPLAN

BASEMENT RAMP LOCATIONS

LEASE

L1006_4

Plan 14 LEASE HENRY J LYONS ARCHTECTS L1009_4

Plan 15 LEASE HENRY J LYONS ARCHTECTS L0001C

PLAN 16

Intentionally Left Blank

Plan 17

BALCONIES

LEASE

HENRY / LYONS ARCHITECTS

L1013_LB

Plan 17 LEASE HENRY J LYONS ARCHTECTS L1013_LB

Plan 18

BALCONIES

LEASE

HENRY / LYONS

FOURTH FLOOR GA PLAN - BALCONIES

L1014_LB

Plan 18

Plan 19

BALCONIES

LEASE

HENRY J LYONS ARCHITECTS

FIFTH FLOOR GA PLAN - BALCONIES

L1015_LB

Plan 19

Plan 20

BRISE SOLEIL
VERTICAL BRISE SOLEIL
VERTICAL BRISE SOLEIL
HORIZONTAL BRISE SOLEIL
HORIZONTAL BRISE SOLEIL

LEASE

HENRY / LYONS ARCHITECTS

FIRST FLOOR GA PLAN - BRISE SOLEIL

L1011_LB

Plan 20

Plan 21

BRISE SOLEIL
VERTICAL BRISE SOLEIL
VERTICAL BRISE SOLEIL
HORIZONTAL BRISE SOLEIL
HORIZONTAL BRISE SOLEIL

LEASE

SECOND FLOOR GA PLAN - BRISE SOLEIL

L1012_L_B

Plan 21

Plan 22

BRISE SOLEIL
VERTICAL
BRISE SOLEIL
VERTICAL
BRISE SOLEIL
HORIZONTAL
BRISE SOLEIL
HORIZONTAL
BRISE SOLEIL

LEASE

HENRY J LYONS ARCHITECTS

THIRD FLOOR GA PLAN - BRISE SOLEIL

L1013_L3

Plan 22

Plan 23

BRISE SOLEIL
VERTICAL BRISE SOLEIL
VERTICAL BRISE SOLEIL
VERTICAL BRISE SOLEIL
VERTICAL BRISE SOLEIL

LEASE

HENRY J LYONS ARCHITECTS

L1014_LBS

Plan 23

Plan 24

BRISE SOLEIL
VERTICAL
VERTICAL BRISE SOLEIL
VERTICAL BRISE SOLEIL
VERTICAL BRISE SOLEIL

LEASE

HENRY J LYONS ARCHITECTS

FIFTH FLOOR GA PLAN - BRISE SOLEIL

L1D15_LBS

Plan 24